UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

XEROX CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: $861,754
	(2)	Form, Schedule or Registration Statement No.: 333-230342
	(3)	Filing Party: Xerox Holdings Corporation
	(4)	Date Filed: March 15, 2019

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED APRIL 18, 2019

Xerox Corporation

JOINT PROXY STATEMENT/PROSPECTUS

YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Xerox Corporation (Xerox), to be held at 9:00 a.m. on Tuesday, May 21, 2019, at 301 Merritt 7 in Norwalk, Connecticut. We look forward to meeting our shareholders who are able to attend.

At the Annual Meeting, you will be asked to consider and vote upon proposals to: (i) adopt the merger agreement pursuant to which we will implement a holding company reorganization; (ii) elect seven directors to our board of directors; (iii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019; (iv) approve, on an advisory basis, the 2018 compensation of our named executive officers; (v) authorize the amendment of the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions; and (vi) authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals, in each case as described in the accompanying joint proxy statement/prospectus. There will also be one shareholder proposal submitted for shareholder vote, if properly presented.

This year, we are asking you to approve a proposal to implement a holding company structure for Xerox. We regularly evaluate a range of possible strategic growth opportunities for our company. We believe implementation of a holding company structure will provide us with more flexibility to develop and realize these possibilities. By providing optionality for future innovation, investment and growth opportunities to exist either within or separate from current Xerox businesses, we believe that the holding company reorganization is an important step in reestablishing Xerox as a technology powerhouse with a robust portfolio of hardware, software, solutions and services, while preserving our existing customer, partner, vendor and supplier relationships. The holding company structure is intended to provide us with optionality to potentially acquire and incubate future businesses through subsidiaries that can operate on a global scale, with the flexibility to finance and structure each new opportunity in a manner that we believe will create value, while also maintaining — and continuing investment in — the existing Xerox product and technology platforms. We have carefully considered the holding company reorganization and believe it is advisable, fair to and in the best interests of our shareholders.

If the holding company reorganization is completed, your existing shares of Xerox common stock will be automatically converted, on a one-for-one basis, into shares of common stock of Xerox Holdings Corporation (Holdings), the new holding company. As a result, you will hold the same number of shares of Holdings common stock as you held of Xerox common stock immediately before the holding company reorganization. We expect the common stock of Holdings to trade on the New York Stock Exchange under Xerox’s current trading symbol, “XRX.”

Additionally, as a result of our shareholder engagement efforts and our commitment to corporate governance, we are asking you to approve a proposal to amend the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions which currently require a supermajority vote. We recognize that many shareholders believe that a majority voting requirement will provide shareholders with a greater voice in expressing their views on matters impacting Xerox.

Confident in the future direction and strategy of the Company, directors Greg Brown and Sara Martinez Tucker have decided not to stand for reelection to the Board. We thank them for their many significant contributions over the years.

Our Board unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019, “FOR” the non-binding executive compensation proposal, “FOR” the majority voting standard proposal, and “FOR” the adjournment proposal. Our Board makes no recommendation on the shareholder proposal regarding a simple majority vote requirement.

Your vote is important — no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. You may vote via the Internet, by telephone or by signing, dating and mailing the enclosed proxy card. Specific instructions for shareholders of record who wish to use Internet or telephone voting procedures are included in the enclosed joint proxy statement/prospectus. Any shareholder attending the Annual Meeting may vote in person even if a proxy has been returned.

The accompanying notice of meeting and this joint proxy statement/prospectus provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully. In particular, you should consider the discussion of risk factors beginning on page [●] before voting on the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization.

Thank you for your continued support of Xerox.

For the Board of Directors,

Keith Cozza	Giovanni (“John”) Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission, or SEC, nor any state securities regulatory agency has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated [●], 2019 and is first being mailed to shareholders on or about [●], 2019.

Notice of 2019 Annual Meeting of Shareholders

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Xerox Corporation to be held at 9:00 a.m. on Tuesday, May 21, 2019, at 301 Merritt 7 in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

Shareholders will be asked to:

1.	Adopt the Agreement and Plan of Merger, dated as of March 15, 2019, by and among Xerox Corporation, Xerox Holdings Corporation and Xerox Merger Sub, Inc.;

2.	Elect each of the seven directors named in this joint proxy statement/prospectus;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.	Approve, on an advisory basis, the 2018 compensation of our named executive officers;

5.	Authorize the amendment of the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions;

6.

Approve the proposal to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting; and

7.	Vote upon one shareholder proposal, if properly presented.

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 25, 2019.

Ensure that your shares are represented at the meeting by voting in one of several ways:

Go to the website listed on your proxy card to vote VIA THE INTERNET.
Call the telephone number specified on your proxy card to vote BY TELEPHONE.
Sign, date and return the enclosed proxy card in the postage-paid envelope provided to vote BY MAIL.
Attend the meeting to vote IN PERSON (please see pages [●] and [●] of the proxy statement for additional information regarding admission to the Annual Meeting and how to vote your shares).

Please submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

If you have any questions or require assistance in voting your shares, you should call Harkins Kovler, LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380) (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380).

By order of the Board of Directors,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

[●], 2019

ADDITIONAL INFORMATION

This document constitutes a proxy statement of Xerox with respect to the solicitation of proxies for the Annual Meeting described within, and a prospectus of Holdings for the shares of Holdings common stock to be issued pursuant to the merger agreement. As permitted under the rules of the SEC, this joint proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this joint proxy statement/prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” beginning on page [●].

You may also obtain copies of these documents, at no cost, by contacting Xerox at the following address or telephone number:

Xerox Corporation

201 Merritt 7

Norwalk, CT 06851-1056

(203) 968-3000

or Harkins Kovler, LLC (“Harkins Kovler”), our proxy solicitor, at the following address or telephone numbers:

Harkins Kovler

3 Columbus Circle, 15th Floor

New York, NY 10019

(844) 218-8384 or (212) 468-5380

(Banks and Brokerage firms may call collect at (212) 468-5380)

To receive timely delivery of requested documents in advance of the Annual Meeting, we should receive your request no later than [●], 2019.

We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this joint proxy statement/prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it.

This joint proxy statement/prospectus is dated [●], 2019. You should not assume the information contained in this joint proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of Holdings common stock pursuant to the merger agreement implies that information is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING

The following are some of the questions that you may have about this joint proxy statement/prospectus and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this joint proxy statement/prospectus. Therefore, we encourage you to read the entire joint proxy statement/prospectus for more information about these topics.

The Annual Meeting

The 2019 Annual Meeting of Shareholders (“Annual Meeting”) of Xerox Corporation (“Xerox” or the “Company”), will be held beginning at 9:00 a.m. at 301 Merritt 7 in Norwalk, Connecticut, on Tuesday, May 21, 2019.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Adoption of the Agreement and Plan of Merger, dated as of March 15, 2019, by and among Xerox Corporation, Xerox Holdings Corporation and Xerox Merger Sub, Inc.;

2.	Election of each of the seven directors named in this joint proxy statement/prospectus;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.	Approval, on an advisory basis, of the 2018 compensation of our named executive officers;

5.	Authorization of the amendment of the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions;

6.

Approval of the proposal to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting; and

7.	A shareholder proposal regarding a simple majority vote requirement, if properly presented.

Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting. In addition, our management will report on the holding company reorganization and Xerox’s performance during fiscal 2018 and respond to questions from shareholders.

Who is entitled to vote?

Owners of our common stock, par value $1.00, as of the close of business on March 25, 2019 (the “Record Date”), are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. Each share of common stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 226,906,017 shares of our common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote on the proposals at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.” In this case, this joint proxy statement/prospectus, the notice of Annual Meeting and the proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” As a result, this joint proxy statement/prospectus, the notice of Annual Meeting and the proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.	If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	IN PERSON

If you received written materials, you may vote by completing and signing the proxy card enclosed with this joint proxy statement/prospectus and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.

We will distribute written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. If you submit a proxy or voting instructions via the Internet, telephone or mail, you do not need to vote at the Annual Meeting. Voting in person will revoke any proxy previously given.

If you use your proxy to vote by Internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this joint proxy statement/prospectus, to act as your proxies to represent you and vote your shares as you direct.

Beneficial owners will receive enclosed with this joint proxy statement/prospectus, voting instructions from the bank, broker or other holder of record where the shares are held that must be followed in order for their shares to be voted. Beneficial owners should follow the instructions from their bank, broker or other holder of record in order for their shares to be voted. If you hold your shares through a broker, bank or nominee, you must obtain a “legal proxy” from your broker, bank or nominee to vote in person at the Annual Meeting.

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

May I change or revoke my vote after I return my proxy card?

Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and either giving notice of revocation or voting in person.

If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the adoption of the Agreement and Plan of Merger, dated as of March 15, 2019, by and among Xerox Corporation, Xerox Holdings Corporation and Xerox Merger Sub, Inc.;

•	“FOR” the election of each of the seven directors named in this joint proxy statement/prospectus;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	“FOR” the approval, on an advisory basis, of the 2018 compensation of our named executive officers;

•	“FOR” the authorization of the amendment of the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions; and

•

“FOR” the approval of the proposal to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting.

The Board makes no recommendation on the shareholder proposal regarding a simple majority vote requirement.

How will my proxy be voted?

If you properly complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you sign and return your proxy card but do not specify a vote with respect to the proposals, your proxy will follow the Board’s recommendations. As the Board has made no recommendation on Proposal 7, your shares will not be voted on Proposal 7 if you do not specify a vote.

How can I attend the Annual Meeting?

Registered shareholders may be admitted to the Annual Meeting upon providing picture identification. If you own shares in street name, please bring your most recent brokerage statement, along with government-issued picture identification, to the Annual Meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the Annual Meeting.

All shareholders of record on the Record Date may attend. In order to be admitted to the Annual Meeting, please obtain an admission ticket in advance and bring a form of personal photo identification, such as a driver’s license.

To obtain an admission ticket:

If you are a registered shareholder:

•	If you vote via the Internet or by telephone, you will be asked if you would like to receive an admission ticket.

•	If you vote by proxy card, please mark the appropriate box on the proxy card and an admission ticket will be sent to you.

If you are a beneficial owner:

•

Please request an admission ticket in advance by calling Shareholder Services at (203) 849-2315 or by mailing a written request, along with proof of your ownership of Xerox common stock as of the Record Date, to Xerox Corporation, Shareholder Services, 201 Merritt 7, Norwalk, CT 06851-1056. All calls and written requests for admission tickets must be received no later than the close of business on May 10, 2019.

You can find directions to the meeting online at www.edocumentview.com/XRX. If you have any further questions regarding admission or directions to the Annual Meeting, please call Shareholder Services at (203) 849-2315.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting; provided that the Annual Meeting may be adjourned as described below.

As of the Record Date, there were 226,906,017 shares of our common stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under the restated by-laws of Xerox. If Proposal 6 is approved, the Annual Meeting may also be adjourned to solicit additional proxies if there are not sufficient votes to approve Proposals 1, 2, 3, 4 or 5 at the Annual Meeting.

How many votes are required to approve each proposal?

Holding Company Reorganization. Under the Business Corporation Law of the State of New York (the “BCL”), the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon will be required for the approval of the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization.

Amendment of the Restated Certificate of Incorporation. Under the BCL, the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon will be required for the approval of the amendment of the restated certificate of incorporation to implement a majority voting standard for certain corporate actions.

Election of Directors. Under the restated by-laws of Xerox, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” The restated by-laws of Xerox require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Other Items. The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting will be required for approval of the following proposals.

•	Ratification of PwC as our independent auditor;

•	Approval, on an advisory basis, of the 2018 compensation of our named executive officers; and

•	Approval of the adjournment proposal.

•	Approval of the shareholder proposal regarding a simple majority vote requirement.

Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on the proposals (provided that a quorum is present), with the exception of the proposals to approve the holding company reorganization and to approve the amendment of the Xerox restated certificate of incorporation. For these proposals, abstentions will have the effect of a vote “against” a proposal, and broker non-votes will have no effect (provided that a quorum is present).

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory vote is non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding named executive officer compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs when a broker, bank or other holder of record, in nominee name or otherwise submits a proxy for the Annual Meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers only have the discretion to vote those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters. Routine matters to be presented at the Annual Meeting include the ratification of the selection of independent public accountants. The non-routine matters to be presented at the Annual Meeting include the approval of the holding company reorganization, the election of directors, the advisory vote on executive compensation, amendment of the Xerox restated certificate of incorporation, the adjournment proposal and the vote on the shareholder proposal.

If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?

We will publicly disclose voting results of the Annual Meeting within four business days after the Annual Meeting in a Current Report on Form 8-K.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such person for the cost of forwarding the material. We have engaged Harkins Kovler to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Harkins Kovler a fee of $20,000.00, plus reimbursement of out-of-pocket expenses, for this service. We bear the cost of all proxy solicitation.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2020 Annual Meeting of Shareholders?

We expect to hold our 2020 Annual Meeting of Shareholders during the second half of May 2020 and to file and mail our Proxy Statement for that meeting during the first half of April 2020. Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2020 Annual Meeting of Shareholders, the proposal must be received by us no later than December 13, 2019. All submissions are reviewed by the Corporate Governance Committee.

Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2020 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than November 13, 2019 and no later than December 13, 2019. Any such notice must comply with requirements set forth in the restated by-laws of Xerox. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected. Proposals and other items of business should be directed to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board by contacting the Chairman of the Corporate Governance Committee using the “Contact the Board” link posted on our Company’s website at www.xerox.com/governance.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, we will deliver a single copy of the proxy materials, along with separate proxy cards to multiple shareholders who reside in the same household unless we have received contrary instructions. If you share a household with another registered shareholder and would like to receive separate copies of our proxy materials, you may request a change in delivery preferences. For registered shareholders, you may contact our transfer agent at (800)-828-6396 or write them at Computershare, P.O. Box 30170, College Station, TX 77842-3170. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name or call (800) 542-1061.

How may I get copies of the proxy materials?

Copies of the 2018 Annual Report and 2019 joint proxy statement/prospectus have been distributed to shareholders. Additional paper copies of these documents are available at no cost upon request made to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary, or by contacting Harkins Kovler, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). You may request paper copies of the materials until one year after the date of the Annual Meeting.

The 2018 Annual Report and joint proxy statement/prospectus are also available on the Company’s website at www.xerox.com/investor or www.edocumentview.com/XRX.

Registered shareholders can also elect to receive future distributions of our proxy statements, annual reports to shareholders and proxy cards by electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056.

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY REORGANIZATION PROPOSAL

The following questions and answers are intended to address briefly certain questions regarding the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization. These questions and answers do not address all questions that may be important to you as a Xerox shareholder. Please refer to “Proposal 1 — Approval of The Holding Company Reorganization” and the more detailed information contained elsewhere in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus, which you should read carefully.

What is the holding company reorganization proposal?

We are asking you to approve a proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization. If the holding company reorganization is completed, Xerox will become a direct, wholly-owned subsidiary of Holdings, a New York corporation. As a result, current common shareholders of Xerox will become common shareholders of Holdings, and will hold the same number of common shares of Holdings as they held of Xerox immediately prior to the holding company reorganization. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Upon completion of the holding company reorganization, the forms of restated certificate of incorporation and by-laws of Holdings attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively, will take effect. You are encouraged to read the merger agreement and forms of restated certificate of incorporation and by-laws of Holdings carefully.

Why is Xerox proposing the holding company reorganization?

We regularly evaluate a range of possible strategic growth opportunities. We believe implementation of a holding company structure will provide us with flexibility to develop and realize these possibilities. By providing optionality for future innovation, investment and growth opportunities to exist either within or separate from current Xerox businesses, we believe that the holding company reorganization is an important step in reestablishing Xerox as a technology powerhouse with a robust portfolio of hardware, software, solutions and services, while preserving our existing customer, partner, vendor and supplier relationships. The holding company structure is intended to provide us with optionality to potentially acquire and incubate future businesses through subsidiaries that can operate on a global scale, with the flexibility to finance and structure each new opportunity in a manner that we believe will create value, while also maintaining — and continuing investment in — the existing Xerox product and technology platforms.

Will the management or the business of the company change as a result of the holding company reorganization?

No. The management and business of our company will remain the same immediately following the holding company reorganization. We expect that the directors and executive officers of Xerox will also serve in the same capacities for Holdings, including their capacities as members of board committees. Immediately following the holding company reorganization, we expect Holdings to adopt Corporate Governance Guidelines, a Code of Business Conduct, a Code of Business Conduct and Ethics for Members of the Board, and a Finance Code of Conduct substantially the same in all material respects as the corresponding guidelines and codes of Xerox.

What will happen to my Xerox common stock?

If the holding company reorganization is completed, each share of common stock of Xerox will convert into one share of common stock of Holdings. As a result, you will become a shareholder of Holdings and will hold the same number of shares of Holdings common stock that you hold of Xerox common stock immediately prior to the holding company reorganization. We expect that Holdings common stock will be listed on the New York Stock Exchange under the symbol “XRX,” the same ticker symbol currently used for Xerox common stock. We do not expect to list Holdings common stock on the Chicago Stock Exchange, and, in connection with the holding company reorganization, intend to delist Xerox’s common stock from the Chicago Stock Exchange.

What will happen to the issued and outstanding shares of Xerox Series B Preferred Stock?

If the holding company reorganization is completed, each share of Xerox Series B convertible perpetual preferred stock (“Series B Preferred Stock”) will be exchanged for one share of Holdings Series A convertible perpetual voting preferred stock (“Series A Preferred Stock”). As a result, the holder of the Xerox Series B Preferred Stock will hold the same number of shares of Holdings Series A Preferred Stock that he held of Xerox Series B Preferred Stock immediately prior to the holding company reorganization. Upon completion of the holding company reorganization, all outstanding shares of the Xerox Series B Preferred Stock will be held by Holdings. The holder of the Xerox Series B Preferred Stock has consented to the terms of the holding company reorganization, notwithstanding any provisions of the Xerox restated certificate of incorporation.

Each share of Holdings Series A Preferred Stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the existing shares of Xerox Series B Preferred Stock, with the addition of certain voting rights to ensure the treatment of the holding company reorganization as a “reorganization” for U.S. federal income tax purposes. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. For more information, see “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Will my rights as a common shareholder of Holdings be different from my rights as a common shareholder of Xerox?

Assuming that the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is authorized by shareholders and becomes effective prior to completion of the holding company reorganization, the rights of shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox shareholders, subject to nominal dilution of voting rights as a result of the voting provisions of the Holdings Series A Preferred Stock. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. Based on 180,000 shares of Xerox Series B Preferred Stock outstanding, which will be exchanged for 180,000 shares of Holdings Series A Preferred Stock as a result of the merger yielding voting rights of 674,157 votes as of the Record Date, the voting rights of Xerox common shareholders will be diluted by approximately 0.29% upon completion of the holding company reorganization (based on 226,906,017 shares of Xerox common stock outstanding on the Record Date).

If the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is not authorized by shareholders or does not become effective prior to completion of the holding company reorganization, the rights of common shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox common shareholders, subject to nominal dilution of voting rights as described above and except that the voting rights of holders of Holdings common stock will be different from the voting rights of holders of Xerox common stock in that the voting requirement to approve the following corporate actions will be at least a majority of the outstanding shares entitled to vote thereon (as compared to two-thirds of the outstanding shares entitled to vote thereon):

•	Adoption of a plan of merger or consolidation;

•	Authorization of a sale, lease, exchange or other dispositions of all or substantially all the assets of the corporation;

•	Adoption of a plan for the exchange of shares; and

•	Authorization of dissolution of the corporation.

The forms of restated certificate of incorporation and by-laws of Holdings that will be effective upon completion of the holding company reorganization are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively. See “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Will the CUSIP number for my common stock change as a result of the holding company reorganization?

Yes. Following the holding company reorganization, the CUSIP number for your shares of Holdings common stock will be 98421M 106.

Will I have to turn in my Xerox common stock certificate(s)?

No. We will not require you to exchange your Xerox common stock certificates as a result of the holding company reorganization. After the holding company reorganization, each certificate currently representing your shares of Xerox common stock will be deemed for all purposes to evidence the same number of shares of Holdings common stock.

How will the holding company reorganization be treated for accounting purposes?

For accounting purposes, the holding company reorganization will be treated as a transaction between entities under common control, resulting in no change in the carrying amount of Xerox’s existing assets or liabilities. Accordingly, the financial position and results of operations of Xerox will be included in the consolidated financial statements of Holdings on the same basis as currently presented.

Will the holding company reorganization affect my U.S. federal income taxes?

The holding company reorganization is intended to be a tax-free transaction under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for federal income tax purposes upon your receipt of Holdings common stock in exchange for your shares of Xerox common stock in the holding company reorganization. The tax consequences to you will depend on your own situation. We urge you to consult your own tax advisors concerning the specific tax consequences of the holding company reorganization to you, including any foreign, state, or local tax consequences. For more information, see “Proposal 1 — Approval of The Holding Company Reorganization — Material U.S. Federal Income Tax Consequences.”

What vote is required to approve the holding company reorganization?

Approval of the holding company reorganization proposal requires the affirmative vote of two-thirds of all outstanding shares of Xerox common stock entitled to vote on the proposal. As a result, abstentions and the failure to submit a proxy vote or to vote in person on this proposal at the Annual Meeting will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect (provided that a quorum is present).

If approved by shareholders, when will the holding company reorganization occur?

The holding company reorganization will be completed when we file a certificate of merger with the Department of State of the State of New York. We currently plan to complete the holding company reorganization promptly following satisfaction of conditions to the holding company reorganization, including shareholder approval, or at such later time as the Company determines. However, we may choose not to complete the holding company reorganization, even if the Xerox shareholders approve the holding company reorganization proposal. See “Risk Factors — Even with shareholder approval, the holding company reorganization may not be completed.”

Do I have dissenters’ (or appraisal) rights in connection with the holding company reorganization?

No. Holders of Xerox common stock do not have dissenters’ rights under New York law as a result of the holding company reorganization even if the holding company reorganization is approved by our shareholders.

Who do I contact if I have questions about the holding company reorganization proposal?

If you have questions about the holding company reorganization, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Harkins Kovler, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

SUMMARY OF THE HOLDING COMPANY REORGANIZATION PROPOSAL

This section highlights key aspects of the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization, that are described in greater detail elsewhere in this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the holding company reorganization proposal, and for a more complete description of the legal terms of the merger agreement, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information.”

Parties Involved in the Holding Company Reorganization

•

Xerox Corporation. Xerox is a print technology and intelligent work solutions leader focused on helping people communicate and work better. We apply our expertise in imaging and printing, data analytics, and the development of secure and automated solutions to help our customers improve productivity and increase client satisfaction. Xerox is a New York corporation and Xerox common stock, par value $1.00, trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “XRX.” Additional information about Xerox is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find More Information.”

•

Xerox Holdings Corporation. Holdings is a New York corporation that is a wholly owned subsidiary of Xerox and was formed in order to effect the holding company reorganization. Prior to the holding company reorganization, Holdings will have no assets or operations other than those incident to its formation. After the holding company reorganization, Xerox will be a wholly owned subsidiary of Holdings, and the current common shareholders of Xerox will become common shareholders of Holdings.

•

Xerox Merger Sub, Inc. Merger Sub is a New York corporation that is a wholly owned subsidiary of Holdings and was formed in order to effect the holding company reorganization. Prior to the holding company reorganization, Merger Sub will have no assets or operations other than those incident to its formation. In connection with the holding company reorganization, Merger Sub will merge with and into Xerox and will cease to exist following the merger.

The principal executive offices of Xerox, Holdings and Merger Sub are located at 201 Merritt 7, Norwalk, Connecticut 06851-1056. Their telephone number is (203) 968-3000. The management and business of Xerox will remain the same immediately following the holding company reorganization.

The Holding Company Reorganization

We are asking you to approve a proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization. If the holding company reorganization is completed, Xerox will become a direct, wholly-owned subsidiary of Holdings, a New York corporation. As a result, current common shareholders of Xerox will become common shareholders of Holdings, and will hold the same number of common shares of Holdings as they held of Xerox immediately prior to the holding company reorganization. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Upon completion of the holding company reorganization, the forms of restated certificate of incorporation and by-laws of Holdings attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively, will take effect. You are encouraged to read the merger agreement and forms of restated certificate of incorporation and by-laws of Holdings carefully.

Treatment of Xerox Common Stock in the Holding Company Reorganization

If the holding company reorganization is completed, each share of common stock of Xerox will convert into one share of common stock of Holdings. As a result, you will become a shareholder of Holdings and will hold the same number of shares of Holdings common stock that you hold of Xerox common stock immediately prior to the holding company reorganization. We expect that Holdings common stock will be listed on the NYSE under the symbol “XRX,” the same ticker symbol currently used for Xerox common stock. We do not expect to list Holdings common stock on the Chicago Stock Exchange, and, in connection the holding company reorganization, intend to delist Xerox’s common stock from the Chicago Stock Exchange.

Treatment of Xerox Series B Preferred Stock in the Holding Company Reorganization

If the holding company reorganization is completed, each share of Xerox Series B Preferred Stock will be exchanged for one share of Holdings Series A Preferred Stock. As a result, the holder of the Xerox Series B Preferred Stock will hold the same number of shares of Holdings Series A Preferred Stock that he held of Xerox Series B Preferred Stock immediately prior to the holding company reorganization. Upon completion of the holding company reorganization, all outstanding shares of the Xerox Series B Preferred Stock will be held by Holdings. The holder of the Xerox Series B Preferred Stock has consented to the terms of the holding company reorganization, notwithstanding any provisions of the Xerox restated certificate of incorporation.

Each share of Holdings Series A Preferred Stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the existing shares of Xerox Series B Preferred Stock, with the addition of certain voting rights to ensure the treatment of the holding company reorganization as a “reorganization” for U.S. federal income tax purposes. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. For more information, see “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Treatment of Xerox Stock Plans and Outstanding Equity Awards

Pursuant to the terms of the merger agreement, at the effective time, Xerox will transfer to Holdings, Holdings will assume sponsorship of, and Holdings will agree to perform all obligations under, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (the “Performance Incentive Plan”) and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (the “Directors Plan,” and together with the Performance Incentive Plan, the “Xerox Stock Plans”) and each outstanding award granted under the Xerox Stock Plans. Accordingly, Holdings will assume each of the Xerox Stock Plans and all unexercised and unexpired options to purchase Xerox common stock (each, a “Stock Option”) and each right to acquire or vest in a share of Xerox common stock, including restricted stock unit awards, performance share awards and deferred stock units (each, a “Stock Right” and together with the Stock Options, the “Awards”) that are outstanding under the Xerox Stock Plans at the effective time. At the effective time, the reserve of Xerox common stock under each Xerox Stock Plan, whether allocated to outstanding equity awards under such Xerox Stock Plans or unallocated at that time, will automatically be converted on a one-share-for-one-share basis into shares of Holdings common stock, and the terms and conditions that are in effect immediately prior to the effective time under each outstanding Award assumed by Holdings will continue in full force and effect after the effective time, including, without limitation, the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award will be shares of Holdings common stock.

As of the Record Date, the following Awards were outstanding under the Xerox Stock Plans: 949,820 stock options to purchase shares of Xerox common stock, 3,732,000 performance shares, 3,817,179 restricted stock units and 350,755 shares of restricted stock.

Issuances of Holdings Common Stock Under the Xerox Stock Plans

The adoption of the merger agreement by the shareholders of Xerox will also constitute approval, without further shareholder action, of any amendments to the Xerox Stock Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Xerox Stock Plans (including the existing share reserves), and the outstanding Awards under such plans, (ii) the issuance of existing Awards and future Awards of Holdings common stock in lieu of Xerox common stock under each of the Xerox Stock Plans, and (iii) Holdings’ ability to issue Awards under the Xerox Stock Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the effective time.

Recommendation of the Xerox Board of Directors and Reasons for the Holding Company Reorganization

The Xerox Board unanimously recommends that the shareholders of Xerox vote “FOR” the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization. For a description of the reasons considered by the Xerox Board in deciding to recommend the approval of the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization, see “Proposal 1 — Approval of The Holding Company Reorganization — Recommendation of the Xerox Board of Directors and Reasons for the Holding Company Reorganization.”

Conditions to Completion of the Holding Company Reorganization

We will complete the holding company reorganization only if each of the following conditions is satisfied (or, to the extent not prohibited by law, waived by Xerox):

•	adoption of the merger agreement by two-thirds of the votes of all outstanding Xerox shares entitled to vote thereon;

•	absence of any law, order or pending legal proceeding that would prevent completion of the holding company reorganization;

•	receipt of approval from the United Kingdom Financial Conduct Authority in accordance with Part XII of the United Kingdom Financial Services and Markets Act 2000;

•

effectiveness of the registration statement, of which this joint proxy statement/prospectus forms a part, relating to the shares of Holdings common stock to be issued in the holding company reorganization and absence of any stop order suspending such effectiveness; and

•	receipt of approval for listing on NYSE of shares of Holdings common stock to be issued in the holding company reorganization, subject to official notice of issuance.

See “Risk Factors — Even with shareholder approval, the holding company reorganization may not be completed.”

Regulatory Approvals

As noted above, the holding company reorganization is conditioned on, among other things, (i) receipt of approval of the holding company reorganization by the Financial Conduct Authority of the United Kingdom (“FCA”), (ii) the effectiveness of the registration statement, of which this joint proxy statement/prospectus forms a part, and (iii) the receipt of approval for listing on NYSE of shares of Holdings common stock to be issued in the holding company reorganization, subject to official notice of issuance. For more information relating to the required FCA approval, see “Proposal 1 — Approval of The Holding Company Reorganization — Merger Agreement. In addition, to complete the holding company reorganization, we must file a certificate of merger with the New York State Department of State in accordance with the New York Business Corporation Law.

We are not aware of any other federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained in connection with the holding company reorganization.

Termination of the Holding Company Reorganization

At the discretion of the Xerox Board of Directors, we may determine not to proceed with the holding company reorganization at any time, even after approval by Xerox shareholders. See “Risk Factors — Even with shareholder approval, the holding company reorganization may not be completed.”

Material U.S. Federal Income Tax Consequences

The holding company reorganization is intended to be a tax-free transaction under U.S. federal income tax laws. We expect that Xerox common shareholders will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of Holdings common stock in exchange for shares of Xerox common stock. However, the tax consequences to you will depend on your own situation. You are urged to consult your own tax advisors concerning the specific tax consequences of the holding company reorganization to you, including any state, local or foreign tax consequences. See “Proposal 1 — Approval of The Holding Company Reorganization — Material U.S. Federal Income Tax Consequences.”

Security Ownership of Directors and Executive Officers

As of March 25, 2019, the Record Date for the Annual Meeting, our directors and executive officers beneficially owned 634,713 shares of Xerox common stock, representing approximately 0.28% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Each director and executive officer has advised us that they each plan to vote all of their respective shares of common stock in favor of the proposals to be presented at the Annual Meeting (other than Proposal 7), including the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization.

As of the Record Date, Carl C. Icahn beneficially owned 23,456,087 shares of Xerox common stock, representing approximately 10.21% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, based solely on the Schedule 13D/A filed with the SEC on February 25, 2019. Mr. Icahn has advised us that he intends to vote all of his shares of common stock in favor of the proposals to be presented at the Annual Meeting (other than Proposal 7), including the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization.

As of the Record Date, Darwin A. Deason beneficially owned 15,322,341 shares of Xerox common stock, representing approximately 6.7% of the issued and outstanding shares of common stock calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (including 6,741,572 shares of common stock issuable upon the conversion of 180,000 shares of Xerox Series B Preferred Stock), based solely on the Schedule 13D/A filed with the SEC on March 18, 2019. Mr. Deason has advised us that he intends to vote all of his shares of common stock in favor of the proposals to be presented at the Annual Meeting (other than Proposal 7), including the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization.

The affirmative vote of the holders of two-thirds of the outstanding shares of Xerox common stock entitled to vote on the proposal is required to approve the holding company reorganization.

Risk Factors

Before voting on the holding company reorganization, you should carefully consider all of the information contained in or incorporated by reference into this joint proxy statement/prospectus and especially consider the factors discussed in “Risks Factors” beginning on page [●] as well as the additional risk factors incorporated by reference herein that relate to Xerox’s business.

Dissenters’ Rights

Holders of Xerox common stock do not have dissenters’ rights under New York law as a result of the holding company reorganization even if the holding company reorganization is approved by our shareholders.

Markets and Market Prices

Holdings common stock is not currently traded on any stock exchange. Following the holding company reorganization, we expect Holdings common stock to trade on the NYSE under Xerox’s current trading symbol, “XRX.” We do not expect to list Holdings common stock on the Chicago Stock Exchange, and, in connection with the holding company reorganization, intend to delist Xerox’s common stock from the Chicago Stock Exchange.

On March 6, 2019, the last trading day before the announcement of the holding company reorganization proposal, the closing price per share of Xerox’s common stock was $30.85. On [●], 2019 the most recent trading day for which prices were available prior to the mailing of this joint proxy statement/prospectus, the closing price per share of Xerox’s common stock was $[●].

Comparative Rights of Holders of Holdings Common Stock and Xerox Common Stock

Assuming that the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is authorized by shareholders and becomes effective prior to completion of the holding company reorganization, the rights of shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox shareholders, subject to nominal dilution of voting rights as a result of the voting provisions of the Holdings Series A Preferred Stock. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. Based on 180,000 shares of Xerox Series B Preferred Stock outstanding, which will be exchanged for 180,000 shares of Holdings Series A Preferred Stock as a result of the merger yielding voting rights of 674,157 votes as of the Record Date, the voting rights of Xerox common shareholders will be diluted by approximately 0.29% upon completion of the holding company reorganization (based on 226,906,017 shares of Xerox common stock outstanding on the Record Date).

If the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is not authorized by shareholders or does not become effective prior to completion of the holding company reorganization, the rights of common shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox common shareholders, subject to nominal dilution of voting rights as described above and except that the voting rights of holders of Holdings common stock will be different from the voting rights of holders of Xerox common stock in that the voting requirement to approve the following corporate actions will be at least a majority of the outstanding shares entitled to vote thereon (as compared to two-thirds of the outstanding shares entitled to vote thereon):

•	Adoption of a plan of merger or consolidation;

•	Authorization of a sale, lease, exchange or other dispositions of all or substantially all the assets of the corporation;

•	Adoption of a plan for the exchange of shares; and

•	Authorization of dissolution of the corporation.

The forms of restated certificate of incorporation and by-laws of Holdings that will be effective upon completion of the holding company reorganization are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively. See “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Selected Historical Consolidated Financial Information

(in millions, except per-share data)	2018	2017	2016	2015	2014
Per-Share Data
Income from continuing operations
Basic	$1.40	$0.70	$2.36	$3.00	$3.42
Diluted	1.38	0.70	2.33	2.97	3.37
Net Income (Loss) Attributable to Xerox
Basic	1.40	0.71	(1.95)	1.59	3.37
Diluted	1.38	0.71	(1.93)	1.58	3.32
Common stock dividends declared	1.00	1.00	1.24	1.12	1.00
Operations
Revenues	$9,830	$10,265	$10,771	$11,465	$12,679
Sales	3,972	4,073	4,319	4,674	5,214
Services, maintenance and rentals	5,590	5,898	6,127	6,445	7,078
Financing	268	294	325	346	387
Income from continuing operations	374	204	633	840	1,034
Income from continuing operations — Xerox	361	192	622	822	1,011
Net income (loss)	374	207	(460)	466	1,018
Net income (loss) — Xerox	361	195	(471)	448	995
Financial Position (1)
Working capital	$1,444	$2,489	$2,338	$1,431	$2,798
Total Assets	14,874	15,946	18,051	25,442	27,576
Consolidated Capitalization (1)
Short-term debt and current portion of long-term debt	$961	$282	$1,011	$985	$1,427
Long-term debt	4,269	5,235	5,305	6,382	6,314
Total Debt (2)	5,230	5,517	6,316	7,367	7,741
Convertible preferred stock	214	214	214	349	349
Xerox shareholders’ equity	5,005	5,256	4,709	8,975	10,596
Noncontrolling interests	34	37	38	43	75
Total Consolidated Capitalization	$10,483	$11,024	$11,277	$16,734	$18,761
Selected Data and Ratios
Common shareholders of record at year-end	26,742	28,752	31,803	33,843	35,307
Book value per common share (3)	$21.80	$20.64	$18.57	$35.45	$37.95
Year-end common stock market price (3)	$19.76	$29.15	$23.00	$42.52	$55.44

(1)

Balance sheet amounts at December 31, 2016 exclude Conduent Incorporated (Conduent) balances as a result of the separation and distribution of Conduent on December 31, 2016 while balance sheet amounts prior to December 31, 2016 include amounts for Conduent. Refer to Note 5 — Divestitures in our Consolidated Financial Statements for additional information in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

(2)	Includes capital lease obligations.

(3)

Per share prices and computations for 2015 and 2014 are on a pre-separation basis. Refer to Note 5 —Divestitures in our Consolidated Financial Statements for further information in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

Prior to the holding company reorganization, Holdings will have no assets, liabilities, or operations other than those incident to its formation. For this reason, we have not provided financial statements of Holdings. In addition, we have not included pro forma financial comparative per share information concerning Xerox that gives effect to the holding company reorganization because, immediately after the completion of the holding company reorganization, the consolidated financial statements of Holdings will be substantially the same as Xerox’s financial statements immediately prior to the holding company reorganization. For more information regarding the documents incorporated by reference into this joint proxy statement/prospectus, including Xerox’s financial information, please see the section entitled “Where You Can Find More Information.”

RISK FACTORS

In considering whether to vote in favor of the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization, you should consider all of the information we have included in this joint proxy statement/prospectus, including its annexes, and all of the information in the documents we have incorporated by reference. Specifically, you should review the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC and incorporated herein by reference. Please see the section entitled “Where You Can Find More Information.”

We may not obtain the expected benefits of the holding company reorganization.

We believe that the holding company reorganization will provide us with future benefits. These expected benefits are not guaranteed and may not be obtained if market conditions or other circumstances prevent us from taking advantage of the investment, financing and structuring flexibility we expect to gain as a result of the holding company reorganization. In other words, we may incur the costs of the holding company reorganization without receiving the benefits. Moreover, the holding company structure resulting from the holding company reorganization may be unsuccessful in insulating the liabilities of our subsidiaries from each other or from Holdings. We, or our future subsidiaries, may be liable for one another’s liabilities, especially if we do not observe the requisite corporate formalities or adequately capitalize Holdings or its subsidiaries.

The holding company reorganization may result in substantial direct and indirect costs whether completed or not.

The holding company reorganization may result in substantial direct costs, which are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees, financial printing expenses and mailing costs. A significant portion of these costs will be incurred prior to the Annual Meeting. The holding company reorganization may also result in substantial indirect costs by diverting the attention of our management and employees from our business and increasing administrative costs and expenses on a going forward basis. These administrative costs and expenses will include keeping separate records and, in some cases, making separate regulatory filings for each of Xerox and Holdings.

As a holding company, Holdings will be dependent on the operations and funds of its subsidiaries.

Once the holding company reorganization is complete, Holdings will be a holding company with no business operations of its own. Upon completion, its only significant assets will be the outstanding stock in Xerox. As a result, Holdings will rely on payments from its subsidiaries to meet its obligations.

We currently expect that a significant portion of the cash flows of Xerox, which will become a wholly owned subsidiary of Holdings upon the completion of the holding company reorganization, will be used by it in its operations, including to service Xerox’s current as well as any future debt obligations. In addition, in the future, subsidiaries may be restricted in their ability to pay cash dividends or to make other distributions to Holdings, which may limit the payment of cash dividends or other distributions, if any, to the holders of Holdings stock. Future debt obligations of Holdings, in addition to statutory restrictions, may limit the ability of Holdings and its subsidiaries to pay dividends.

Our business relationships may be subject to disruption due to uncertainty resulting from the holding company reorganization and subsequent investments or strategic transactions undertaken by Holdings outside of the legacy Xerox businesses, which could have a material adverse effect on our business, financial condition and operating results.

Customers, distributors, suppliers, vendors and other parties with whom we do business may perceive uncertainty and may attempt to negotiate changes in existing business relationships in relation to the holding company reorganization. This could disrupt our business and could have an adverse effect on our financial condition and operating results, including an adverse effect on our ability to realize the expected benefits of the holding company reorganization.

In particular, we have arrangements with Fuji Xerox Co., Ltd. (“Fuji Xerox”) under which we purchase and sell products, some of which are the result of mutual research and development agreements. Fuji Xerox is an unconsolidated entity in which we own a 25% interest and FUJIFILM Holdings Corporation (“Fujifilm”) owns a

75% interest. Fuji Xerox develops, manufactures and distributes document processing products in Japan, China, Hong Kong, other areas of the Pacific Rim, Australia and New Zealand.

Implementation of the holding company reorganization and subsequent investments or strategic transactions undertaken by Holdings outside of the legacy Xerox businesses could disrupt our relationship with Fujifilm. Such disruption, if it occurs, could adversely impact our business, as well as the value of our investment in Fuji Xerox and our equity in the net income of Fuji Xerox. For additional information regarding our investment in Fuji Xerox and our relationship with Fujifilm, refer to Note 10 - Investment in Affiliates, at Equity, Note 19 - Contingencies and Litigation, and Note 25 - Fuji Xerox Transaction in the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 25, 2019.

Even with shareholder approval, the holding company reorganization may not be completed.

The merger agreement may be terminated, or the completion of the holding company reorganization may be deferred, at any time prior to its completion (even after approval by our shareholders) by the Board of Xerox. In addition, the holding company reorganization will only be completed if the conditions set forth in the merger agreement are satisfied or waived. See “Proposal 1 — Approval of The Holding Company Reorganization —Conditions to the Holding Company Reorganization.” Accordingly, there is a chance that, even with shareholder approval, the holding company reorganization will not be completed. This could result in substantial costs for Xerox.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this joint proxy statement/prospectus and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us), are, or will be, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, our performance, our flexibility to pursue growth opportunities and/or our relationships and contractual arrangements with Fujifilm and Fuji Xerox, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to:

•	we may not obtain the expected benefits of the holding company reorganization;

•	the holding company reorganization may result in substantial costs whether completed or not;

•	as a holding company, Holdings will be dependent on the operations and funds of its subsidiaries;

•	our business relationships, including our relationships with Fujifilm and Fuji Xerox, may be subject to disruption;

•	even with shareholder approval, the holding company reorganization may not be completed;

•

and other factors that are set forth in the “Risk Factors” section, and the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 25, 2019, and incorporated herein by reference.

Neither Holdings nor Xerox assumes any obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

All forward-looking statements are qualified by, and should be read in conjunction with, these Risk Factors, and you should review the information under the section entitled “Risk Factors” in this joint proxy statement/prospectus.

PROPOSAL 1 — APPROVAL OF THE HOLDING COMPANY REORGANIZATION

This section of the joint proxy statement/prospectus describes the proposal to adopt the merger agreement pursuant to which we will implement the holding company reorganization. The summary of the material provisions of the merger agreement provided below is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. You should carefully read the entire joint proxy statement/prospectus and the merger agreement for a more complete understanding of the holding company reorganization proposal. Your approval of the holding company reorganization proposal includes adoption of the merger agreement.

Parties Involved in the Holding Company Reorganization

•

Xerox Corporation. Xerox is a print technology and intelligent work solutions leader focused on helping people communicate and work better. We apply our expertise in imaging and printing, data analytics, and the development of secure and automated solutions to help our customers improve productivity and increase client satisfaction. Xerox is a New York corporation and Xerox common stock, par value $1.00, trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “XRX.” Additional information about Xerox is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find More Information.”

•

Xerox Holdings Corporation. Holdings is a New York corporation that is a wholly owned subsidiary of Xerox and was formed in order to effect the holding company reorganization. Prior to the holding company reorganization, Holdings will have no assets or operations other than those incident to its formation. After the holding company reorganization, Xerox will be a wholly owned subsidiary of Holdings, and the current common shareholders of Xerox will become common shareholders of Holdings.

•

Xerox Merger Sub. Merger Sub is a New York corporation that is a wholly owned subsidiary of Holdings and was formed in order to effect the holding company reorganization. Prior to the holding company reorganization, Merger Sub will have no assets or operations other than those incident to its formation. In connection with the holding company reorganization, Merger Sub will merge with and into Xerox and will cease to exist following the holding company reorganization.

Description of the Holding Company Reorganization

Xerox currently owns all of the issued and outstanding common stock of Holdings, and Holdings currently owns all of the common stock of Merger Sub, which was formed for purposes of completing the proposed holding company reorganization. If, following the approval of the holding company reorganization by the requisite Xerox shareholders and the satisfaction or waiver of the other conditions specified in the merger agreement (described below), the holding company reorganization is completed, Merger Sub will merge with and into Xerox, with Xerox continuing as the surviving corporation of the merger and a direct, wholly-owned subsidiary of Holdings.

Corporate Structure

If the merger agreement is adopted by Xerox’s shareholders and certain other conditions to the closing of the holding company reorganization are either satisfied or waived, Merger Sub will be merged with and into Xerox, with Xerox continuing as the surviving corporation in the merger. As a result, Holdings will own 100% of the common stock of Xerox. For a diagram of how the holding company reorganization will affect the corporate structure of Xerox, see “Proposal 1 — Approval of the Holding Company Reorganization — Structure of the Holding Company Reorganization.”

Common Stock

Each holder of Xerox common stock at the time the merger is effective will become a holder of Holdings common stock. Each share of Xerox common stock will convert into one share of Holdings common stock. You will hold the same number of shares of Holdings common stock as you held of Xerox common stock immediately prior to the completion of the holding company reorganization. Following the completion of the holding company reorganization, the certificates representing your shares of Xerox common stock will represent the same number of shares of Holdings common stock. You will not be required to exchange your stock certificates as a result of the holding company reorganization.

Preferred Stock

On the Record Date, 180,000 shares of Xerox Series B Preferred Stock were outstanding. At the time the merger is effective, each share of Xerox Series B Preferred Stock will be exchanged for one share of Holdings Series A Preferred Stock. Darwin A. Deason, the holder of all outstanding shares of Xerox Series B Preferred Stock, will hold the same number of shares of Holdings Series A Preferred Stock as he held of Xerox Series B Preferred Stock immediately prior to the completion of the holding company reorganization. Upon completion of the holding company reorganization, all outstanding shares of the Xerox Series B Preferred Stock will be held by Holdings. The holder of the Xerox Series B Preferred Stock has consented to the terms of the holding company reorganization, notwithstanding any provisions of the Xerox restated certificate of incorporation.

Each share of Holdings Series A Preferred Stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the existing shares of Xerox Series B Preferred Stock, with the addition of certain voting rights to ensure the treatment of the holding company reorganization as a “reorganization” for U.S. federal income tax purposes. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. For more information, see “Proposal 1 — Approval of The Holding Company Reorganization — Comparison of Shareholders Rights.”

The terms of the Holdings Series A Preferred Stock differ from the terms of Holdings common stock, including in respect of dividend, redemption and conversion rights. Cash dividends will be payable quarterly on the Holdings Series A Preferred Stock when, as and if declared by the board of directors, out of any funds legally available for the payment of dividends, on a cumulative basis, at a rate per year equal to 8.0% of the liquidation preference. If Holdings does not pay dividends in full on any dividend payment date, cash dividends will be payable, on a cumulative basis, at a rate per year equal to 8.0% of the sum of the liquidation preference and the amount of accrued and unpaid dividends as of the most recent dividend payment date. In addition, if Holdings does not pay dividends in full on any dividend payment date, the ability of Holdings to declare or pay dividends on, or redeem, purchase or otherwise acquire its common stock or any preferred stock ranking on a parity with or junior to the Holdings Series A Preferred Stock, will be subject to certain restrictions.

Each share of Holdings Series A Preferred Stock may be converted at any time, at the option of the holder, into 37.45318 shares of Xerox common stock, subject to customary anti-dilution adjustments. Under certain circumstances, the holder will also have the right to convert each share of Holdings Series A Preferred Stock into shares of Holdings common stock at an increased conversion rate. In addition, Holdings will have the right, at its option, to cause any or all of the Holdings Series A Preferred Stock to be converted into shares of Holdings common stock at the then applicable conversion rate if the closing price of Holdings common stock exceeds a certain threshold for 20 trading days over a 30-day trading period, as specified in the Holdings Certificate of Amendment.

Upon the occurrence of certain fundamental change events, the holder of Holdings Series A Preferred Stock has the right to require Holdings to redeem any or all of the Holdings Series A Preferred Stock in cash at a redemption price per share equal to the liquidation preference and any accrued and unpaid dividends to, but not including the redemption date. At any time on or following the fifth anniversary of a transfer by the holder of the Holdings Series A Preferred Stock to a person other than a permitted transferee, Holdings has the option to redeem any or all of such transferred shares of Holdings Series A Preferred Stock in cash at a redemption price per share equal to the fair market value of such shares and any accrued and unpaid dividends to, but not including the redemption date.

The terms of the Xerox Series A Preferred Stock are more fully described in the Holdings restated certificate of incorporation, attached to this joint proxy statement/prospectus as Annex B.

Treatment of Xerox Stock Plans and Outstanding Equity Awards

Pursuant to the terms of the merger agreement, at the effective time, Xerox will transfer to Holdings, Holdings will assume sponsorship of, and Holdings will agree to perform all obligations under, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (the “Performance Incentive Plan”) and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity

Compensation Plan for Non-Employee Directors (the “Directors Plan,” and together with the Performance Incentive Plan, the “Xerox Stock Plans”) and each outstanding award granted under the Xerox Stock Plans. Accordingly, Holdings will assume each of the Xerox Stock Plans and all unexercised and unexpired options to purchase Xerox common stock (each, a “Stock Option”) and each right to acquire or vest in a share of Xerox common stock, including restricted stock unit awards, performance share awards and deferred stock units (each, a “Stock Right” and together with the Stock Options, the “Awards”) that are outstanding under the Xerox Stock Plans at the effective time. At the effective time, the reserve of Xerox common stock under each Xerox Stock Plan, whether allocated to outstanding equity awards under such Xerox Stock Plans or unallocated at that time, will automatically be converted on a one-share-for-one-share basis into shares of Holdings common stock, and the terms and conditions that are in effect immediately prior to the effective time under each outstanding Award assumed by Holdings will continue in full force and effect after the effective time, including, without limitation, the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award will be shares of Holdings common stock.

Issuances of Holdings Common Stock Under the Xerox Stock Plans

The adoption of the merger agreement by the shareholders of Xerox will also constitute approval, without further shareholder action, of any amendments to the Xerox Stock Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Xerox Stock Plans (including the existing share reserves), and the outstanding Awards under such plans, (ii) the issuance of existing Awards and future Awards of Holdings common stock in lieu of Xerox common stock under each of the Xerox Stock Plans, and (iii) Holdings’ ability to issue Awards under the Xerox Stock Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the effective time.

Charter and Bylaws

Copies of the Holdings restated certificate of incorporation and the Holdings restated by-laws that will be in effect upon completion of the holding company reorganization are included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. For more information regarding your rights as a shareholder before and after the holding company reorganization, see “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Other Effects

Upon completion of the holding company reorganization, it is anticipated that Holdings will become a guarantor under the Xerox revolving credit agreement, dated as of August 9, 2017, among Xerox and the lenders and other parties named therein, as amended, as well as certain future senior note issuances by Xerox. In connection with the holding company reorganization, we received a waiver from required lenders under the revolving credit agreement.

We maintain existing commercial relationships with Fuji Xerox and Fujifilm, including as part of the following agreements: (i) the Joint Enterprise Contract, between Xerox and Fujifilm, dated March 30, 2001, (ii) the Technology Agreement, dated April 1, 2006, between Xerox and Fuji Xerox and (iii) the Master Program Agreement, made and entered into as of September 9, 2013 between Xerox and Fuji Xerox.

Pursuant to the Joint Enterprise Contract, which governs the rights and obligations of Xerox and Fujifilm as the owners of Fuji Xerox, we have the right to approve, among other things, certain investments, transactions and other activities of Fuji Xerox, including loans, asset sales and purchases, mergers, expansions and reductions of manufacturing facilities and certain research and development projects, in each case over a variable dollar amount. Following completion of the holding company reorganization, Fujifilm may assert that Xerox no longer has such approval rights. If we no longer have these approval rights, we may not be able to prevent Fuji Xerox from pursuing such activities or transactions. We do not believe that the loss of these approval rights would have a material adverse impact on our business, financial condition or operating results or on our interests in the joint venture, but no assurance can be given. To date, we do not believe that these rights have enabled Xerox to materially impact any activity or transaction proposed by Fuji Xerox.

On June 25, 2018, the Company disclosed to Fujifilm that it does not currently plan to renew the Technology Agreement when it expires in 2021. Under the Technology Agreement, Xerox has granted Fuji Xerox rights in respect of certain intellectual property of Xerox and its subsidiaries within the relevant territory, and Fuji Xerox has granted Xerox rights in respect of certain intellectual property of Fuji Xerox and its subsidiaries outside the relevant territory. Upon completion of the holding company reorganization, we expect our commercial relationships with Fuji Xerox and Fujifilm to remain at Xerox, where they exist immediately prior to the holding company reorganization. Therefore, following completion of the holding company reorganization, Holdings will have the ability to pursue innovation, investment and growth opportunities that will not be subject to the Technology Agreement with Fuji Xerox, and Fuji Xerox will have no rights with respect to intellectual property related to such innovation, investment or growth opportunities pursued by Holdings separate and apart from Xerox Corporation and its subsidiaries.

We purchase products (totaling $1.5 billion, $1.6 billion and $1.6 billion in 2018, 2017 and 2016, respectively) from Fuji Xerox pursuant to product supply agreements that are designed to support the entire product lifecycle, end-to-end, including the availability of spare parts, consumables and technical support throughout the time such products are with our customers. Such product supply agreements are governed by the Master Program Agreement. Completion of the holding company reorganization should have no impact on the Master Program Agreement or our existing product supply agreements.

The foregoing descriptions of the Joint Enterprise Contract, the Technology Agreement and the Master Program Agreement are subject to and qualified by reference to the full text of the respective agreements, which have been filed with the SEC and are incorporated by reference herein.

In all other respects, the management and business of our company will remain the same immediately following the holding company reorganization. We expect that the directors and executive officers of Xerox will also serve in the same capacities for Holdings, including their capacities as members of board committees.

Structure of the Holding Company Reorganization

Background of the Holding Company Reorganization

As part of its ongoing evaluation of Xerox’s business, the Xerox Board, together with senior management, regularly evaluates a range of possible strategic growth opportunities, including, among other things, opportunities that could improve Xerox’s core technology business, expand Xerox’s services and software capabilities or further enhance Xerox’s innovation programs. In December 2018, Xerox began to explore the holding company reorganization as a way to provide more flexibility to develop and realize those possible strategic growth opportunities. Xerox did not conduct these exploration activities based on or in connection with any particular strategic growth opportunity.

In December 2018 and February 2019, at regularly scheduled meetings of the Board, members of senior management and King & Spalding LLP, the company’s legal counsel, discussed the benefits and risks of a holding company reorganization. The Board discussed the company’s interest in evaluating a range of possible strategic growth opportunities and authorized management to explore a potential holding company reorganization.

Throughout December 2018 and early 2019, Xerox consulted with external advisors to discuss the implications of effecting the holding company reorganization. Among other topics, Xerox considered the implications of effecting the holding company reorganization on its relationships and contractual agreements with Fujifilm and Fuji Xerox. As part of that process, Xerox determined, among other things, that implementing the holding company reorganization does not require the approval of either Fujifilm or Fuji Xerox, nor would it impact Xerox’s contractual right to receive dividends from Fuji Xerox under the Joint Enterprise Contract.

On March 6, 2019, the Xerox Board held a telephonic meeting to consider, among other topics, the terms of the holding company reorganization. Mr. Letier, who serves as Managing Director of Deason Capital Services, LLC, recused himself from the portion of the discussion relating to the treatment of the Xerox Series B Preferred Stock held by Mr. Deason. After discussing the proposed transaction, the Xerox Board resolved to authorize, approve and adopt the holding company reorganization. The Board’s decision was not based on or made in connection with any particular strategic growth opportunity. Xerox announced the holding company reorganization by filing a Current Report on Form 8-K on March 7, 2019.

Following announcement of the transaction, the Board reviewed the proposed final terms relating to the holding company reorganization, including the merger agreement. On March 14, 2019, the Xerox Board determined the merger agreement and the holding company reorganization to be advisable, fair to and in the best interests of Xerox and its shareholders, adopted the merger agreement, and resolved to recommend approval of the holding company reorganization (including adoption of the merger agreement) by Xerox’s shareholders.

Reasons for the Holding Company Reorganization

During the course of its deliberations, the Xerox Board consulted with management and outside legal counsel and considered a number of positive factors, including the following:

•

Implementation of a holding company structure will provide Xerox with flexibility to develop and realize a range of strategic growth opportunities, including by pursuing different capital structures for new businesses, whether incubated or acquired. For example, the holding company structure would permit us to create a new subsidiary of Holdings for purposes of pursuing a new project, and to grant equity interests in that new subsidiary to technology leaders of the new project and to use equity interests in that new subsidiary on an ongoing basis to attract and retain new talent. We value this flexibility as we look to potential growth areas, particularly in product sourcing, digital packaging and print, 3D technology, artificial intelligence workflow assistants, and sensors and services for the internet of things, which we believe are areas with highly competitive markets for talented individuals. We could also seek to finance such new opportunities through sources of capital better aligned with the nature of that business, reducing our need to allocate capital to that project.

•

By providing optionality for future innovation, investment and growth opportunities to exist either within or separate from current Xerox businesses, the holding company reorganization will be an important step in reestablishing Xerox as a technology powerhouse with a robust portfolio of hardware, software, solutions and services, while preserving existing customer, partner, vendor and supplier relationships. To the extent that Holdings pursues innovation, investment and growth opportunities separately from the structure of our current Xerox businesses, such opportunities will not be subject to our Technology Agreement with Fuji Xerox.

•

The holding company structure will provide Xerox with optionality to acquire and incubate future businesses through subsidiaries that can operate on a global scale, with the flexibility to finance and structure each new opportunity in a manner that we believe will create value, while also maintaining — and continuing investment in — the existing Xerox product and technology platforms.

The Xerox Board also considered uncertainties and risks concerning the holding company reorganization, including the following:

•

We will incur direct costs as a result of the holding company reorganization, including attorney’s fees, accountants’ fees, filing fees, financial printing expenses and mailing costs. A substantial portion of these costs will be incurred prior to the vote of our shareholders.

•

The reorganization may also result in indirect costs by diverting the attention of our management from our business and increasing administrative costs and expenses. Increased administrative costs and expenses include those associated with maintaining separate records for each of Holdings and Xerox.

•

Our business relationships, including with Fujifilm and Fuji Xerox, may be subject to disruption due to uncertainty resulting from the holding company reorganization and subsequent investments or strategic transactions undertaken by Holdings outside of the current Xerox businesses, which could have a material adverse effect on our business, financial condition and operating results.

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Xerox Board in its consideration of the holding company reorganization. After considering these and other factors, the Xerox Board concluded that the potential benefits of the holding company reorganization outweighed the uncertainties and risks. In view of the variety of factors considered by the Xerox Board and the complexity of these factors, the Xerox Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Xerox Board applied his or her own personal business judgement to the process and may have assigned different weights to different factors. Based upon the totality of the information presented to and considered by the Xerox Board, the Xerox Board unanimously adopted the merger agreement pursuant to which we will implement the holding company reorganization and recommends that the Xerox shareholders adopt the merger agreement pursuant to which we will implement the holding company reorganization.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the holding company reorganization to U.S. holders (as defined below). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury Regulations, and judicial and administrative decisions and rulings as of the date of this joint proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances, and does not address persons that are subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with shareholders that hold Xerox common stock as a capital asset within the meaning of the Code. In addition, this discussion does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding Xerox common stock as part of a hedging or conversion transaction or as part of a “straddle,” U.S. expatriates, persons subject to the alternative minimum tax, persons who actually or constructively own five percent or more of the outstanding shares of Xerox common stock, foreign corporations, foreign partnerships, foreign estates or trusts, and persons who are not citizens or residents of the United States. This discussion may not be applicable to holders who acquired Xerox common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local or foreign tax considerations, any non-income tax (such as estate or gift tax) considerations or the Medicare tax on net investment income. We have not and will not seek any rulings from the Internal Revenue Service (the “IRS”), regarding the holding company reorganization. Accordingly, there can be no assurance that the IRS will not take positions concerning the tax consequences of the holding company reorganization that are different from those described below.

Each shareholder is urged to consult its own tax advisor with respect to the U.S. federal, state and local and foreign tax consequences of the holding company reorganization.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Xerox common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of the source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Xerox common stock, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. If you are a partner in a partnership that holds Xerox common stock, you are urged to consult with your own tax advisor regarding the tax consequences of the holding company reorganization.

Our counsel, King & Spalding LLP, is providing an opinion to us, which we refer to as the tax opinion, in connection with the filing of this joint proxy statement/prospectus to the effect that the holding company reorganization will qualify as a “reorganization” within the meaning of Section 368(a) of the Code as well as a transaction described in Section 351(a) of the Code. The tax opinion will be subject to customary assumptions, qualifications and limitations, and will be based on representations made by us regarding factual matters, and covenants undertaken by Xerox and Holdings. If any assumption or representation is inaccurate, or any covenant is not complied with, the tax consequences of the holding company reorganization could differ from those described below and in the tax opinion. The tax opinion is not binding on the IRS or the courts and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinion.

As noted and subject to the qualifications above, in the opinion of King & Spalding LLP, the holding company reorganization will qualify as a “reorganization” within the meaning of Section 368(a) of the Code as well as a transaction described in Section 351(a) of the Code.

Accordingly, for U.S. federal income tax purposes:

•	U.S. holders will not recognize any gain or loss on the receipt of Holdings common stock in exchange for Xerox common stock pursuant to the holding company reorganization;

•

the aggregate tax basis of the Holdings common stock received in the holding company reorganization by a U.S. holder will be the same as such holder’s aggregate tax basis in the Xerox common stock surrendered in exchange therefor; and

•

the holding period of the Holdings common stock received by a U.S. holder in connection with the holding company reorganization will include the holding period of the Xerox common stock surrendered in exchange therefor.

Anticipated Accounting Treatment

For accounting purposes, our reorganization into a holding company structure will be treated as a transaction between entities under common control, resulting in no change in the carrying amount of Xerox’s existing assets or liabilities. Accordingly, the financial position and results of operations of Xerox will be included in the consolidated financial statements of Holdings on the same basis as currently presented.

Listing of Holdings Common Stock on NYSE; Delisting and Deregistration of Xerox Common Stock

A condition to completion of the holding company reorganization is the approval for listing on NYSE of shares of Holdings common stock. This includes both shares issuable in the holding company reorganization and any other shares to be reserved for issuance in connection with the holding company reorganization. We expect that the Holdings common stock will trade under the ticker symbol “XRX.” In addition, Holdings will become a reporting company under the Exchange Act.

Following the holding company reorganization, Xerox common stock will no longer be listed on NYSE and will no longer be registered under the Exchange Act.

We do not expect to list Holdings common stock on the Chicago Stock Exchange, and, in connection the holding company reorganization, intend to delist Xerox’s common stock from the Chicago Stock Exchange.

Interests of Certain Directors and Officers

Our directors and executive officers and certain of their associates own Xerox common stock, stock options, deferred stock units, performance share units and/or restricted stock units that entitle them to acquire Xerox common stock, and, to that extent, their interest in the holding company reorganization is the same as the interest in the holding company reorganization of our shareholders generally. In addition, Mr. Letier serves as Managing Director of Deason Capital Services, LLC, the family office for Darwin A. Deason. As holder of the Xerox Series B Preferred Stock, Mr. Deason will receive Holdings Series A Preferred Stock upon completion of the holding company reorganization. Each share of Holdings Series A Preferred Stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the existing shares of Xerox Series B Preferred Stock, with the addition of certain voting rights to ensure the treatment of the holding company reorganization as a “reorganization” for U.S. federal income tax purposes.

Required Vote

Approval of the holding company reorganization proposal requires the affirmative vote of two-thirds of all outstanding shares of Xerox common stock entitled to vote on the proposal. As a result, abstentions and the failure to submit a proxy vote or to vote in person on this proposal at the Annual Meeting will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect (provided that a quorum is present).

Statutory Appraisal Rights

Holders of Xerox common stock do not have dissenters’ rights under New York law as a result of the holding company reorganization even if the holding company reorganization is approved by our shareholders.

The Merger Agreement

Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and which is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the effective time of the merger, Merger Sub will merge with and into Xerox and the separate corporate existence of Merger Sub will cease. Xerox will be the surviving corporation in the merger and will continue its corporate existence as a direct, wholly owned subsidiary of Holdings.

Copies of the Holdings restated certificate of incorporation and the Holdings restated by-laws that will be in effect upon completion of the holding company reorganization are included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. For more information regarding your rights as a shareholder before and after the holding company reorganization, see “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Subject to applicable law, the directors of Xerox immediately prior to the effective time shall be the initial directors of Holdings and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, and the officers of the Xerox in office immediately prior to the effective time shall be the officers of Holdings and will continue to hold office until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

When the Merger Becomes Effective

The holding company reorganization will be completed when we file a certificate of merger with the Department of State of the State of New York. We currently plan to complete the merger once our shareholders approve the merger and all other conditions to completion of the merger have been satisfied, or at such later time as the

Company determines. Nonetheless, at the discretion of the Xerox Board of Directors, we may determine not to proceed with the holding company reorganization at any time, even after approval by Xerox shareholders. See “Risk Factors — Even with shareholder approval, the holding company reorganization may not be completed.”

Required Approvals and Conditions

The obligation of each party to complete the merger is subject to the satisfaction (or waiver by Xerox) of the following conditions:

•	adoption of the holding company reorganization (including the merger agreement) by two-thirds of the votes of all outstanding Xerox common stock entitled to vote thereon;

•	absence of any law, order or pending legal proceeding that would prevent completion of the holding company reorganization;

•	receipt of approval from the United Kingdom Financial Conduct Authority in accordance with Part XII of the United Kingdom Financial Services and Markets Act 2000;

•

effectiveness of the registration statement, of which this joint proxy statement/prospectus forms a part, relating to the shares of Holdings common stock to be issued in the holding company reorganization and absence of any stop order suspending such effectiveness; and

•	receipt of approval for listing on NYSE of shares of Holdings common stock to be issued in the holding company reorganization, subject to official notice of issuance.

To obtain the FCA approval, pursuant to the UK Financial Services and Markets Act 2000, as amended, Holdings must submit a change of control notice to the FCA. The FCA approval will either take the form of a written notice in which the FCA approves (with or without conditions) the holding company reorganization or will be deemed to have been provided if 60 working days elapse after the FCA acknowledges receipt of a completed change of control notice and the FCA has not advised Holdings that (i) the change of control notice is incomplete or further information is required to complete the assessment, (ii) it proposes to approve the holding company reorganization subject to conditions or (iii) it proposes to object to the holding company reorganization, though the FCA may interrupt the review period for an additional 30 working days as it is completing its assessment.

See “Risk Factors — Even with shareholder approval, the holding company reorganization may not be completed.”

Termination

The merger agreement may be terminated and the holding company reorganization may be abandoned at any time prior to the effective time of the merger by action of the Board of Xerox. In the event of termination, the merger agreement will become void and have no effect, and neither Xerox, Holdings, Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination or abandonment.

Amendments

At any time prior to the effective time of the merger, the merger agreement may be supplemented, amended or modified, by the mutual written consent of the parties’ respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of the merger agreement by the shareholders of Xerox without further approval or authorization by the shareholders of Xerox, if required.

Comparative rights of Xerox and Holdings shareholders

General

Xerox and Holdings are each incorporated under the laws of the State of New York. As a result of the holding company reorganization, Xerox shareholders will become shareholders of Holdings. Thus, following the holding company reorganization, the rights of Xerox shareholders who become Holdings shareholders in the merger will continue to be governed by the laws of the State of New York and will also then be governed by the restated certificate of incorporation of Holdings and the restated by-laws of Holdings. The forms of restated certificate of incorporation and by-laws of Holdings that will be effective upon completion of the holding company reorganization are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of a Holdings shareholder under the Holdings restated certificate of incorporation, Holdings restated by-laws and the New York Business Corporation Law (right column), and the rights of a shareholder under the Xerox restated certificate of incorporation (including if the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is authorized by shareholders and becomes effective prior to completion of the holding company reorganization), the Xerox restated by-laws and the New York Business Corporation Law (left column). The summary set forth below is not intended to provide a comprehensive summary of the New York Business Corporation law or of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the forms of restated certificate of incorporation and by-laws of Holdings that will be effective upon completion of the holding company reorganization, attached to this joint proxy statement/

prospectus as Annex B and Annex C, respectively, the Xerox restated certificate of incorporation and by-laws, and the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5).

XEROX	HOLDINGS
CAPITAL STOCK
Authorized Capital. 437,500,000 shares of common stock, par value $1.00 per share, 600,000 shares of Class B Stock, par value $1.00 per share and 22,043,067 shares of Cumulative Preferred Stock, par value of $1.00. As of March 25, 2019 there were 226,906,017 shares of common stock issued and outstanding, no shares of Class B Stock issued and outstanding, and 180,000 shares of Series B Preferred Stock outstanding.	Authorized Capital. 437,500,000 shares of common stock, par value $1.00 per share and 22,043,067 shares of Preferred Stock, par value of $1.00. The number of shares of Holdings common stock that will be issued and outstanding upon completion of the merger will equal the number of shares of Xerox common stock outstanding immediately prior to the merger. Effective upon completion of the merger, there will be 180,000 shares of Series A Preferred Stock outstanding.
Cumulative Preferred Stock. All authorized shares of preferred stock are entitled to cumulative dividend rights.	Preferred Stock. Holdings is authorized to issue preferred stock with or without cumulative dividend rights, at the discretion of the board. The Series A Preferred Stock has cumulative dividend rights.
VOTING RIGHTS

Approval of Significant Transactions. The approval of two-thirds of the outstanding shares entitled to vote thereon is needed to approve the following actions: (i) adoption of a plan or merger or consolidation; (ii) authorization of a sale, lease, exchange or other disposition of all or substantially all the assets of Xerox; (iii) adoption of a plan for the exchange of shares; and (iv) authorization of the dissolution of Xerox.

If the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is authorized by shareholders and becomes effective prior to completion of the holding company reorganization, the foregoing actions will require the approval of a majority of the outstanding shares entitled to vote thereon.

Approval of Significant Transactions. Approval of a majority of the outstanding shares entitled to vote thereon is needed to approve the following actions: (i) adoption of a plan or merger or consolidation; (ii) authorization of a sale, lease, exchange or other disposition of all or substantially all the assets of Holdings; (iii) adoption of a plan for the exchange of shares; and (iv) authorization of the dissolution of Holdings.
Series B Preferred Stock Voting Rights. Holders of Series B Preferred Stock are not entitled to vote on matters with holders of common stock.

Series A Preferred Stock Voting Rights. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Voting Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible.

The Board recommends a vote

FOR

the adoption of the merger agreement

pursuant to which we will implement the holding company reorganization

PROPOSAL 2 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the seven persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee.

Each of the director nominees currently serves on the Board. Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director. Each of the nominees has demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees.

In May 2018, we entered into an agreement with Carl Icahn and certain of his affiliates and Darwin Deason pursuant to which, among other things, five new Board members joined Xerox’s Board of Directors. Under the agreement, current nominees Jonathan Christodoro, Scott Letier, Keith Cozza, Nicholas Graziano, and John Visentin were appointed to the Board on May 13, 2018. At our Annual Meeting of Shareholders held on July 31, 2018, our shareholders voted to elect each of these individuals, plus Gregory Q. Brown, Joseph J. Echevarria, Cheryl Gordon Krongard and Sara Martinez Tucker, to the Board. Mr. Brown and Ms. Tucker will not be standing for re-election at the 2019 Annual Meeting.

The Board has determined that each of the nominees (other than John Visentin, Vice Chairman and Chief Executive Officer of the Company) is independent under the NYSE Corporate Governance Rules and the Company’s more stringent independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board.

Biographies

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The seven individuals nominated for election at our 2019 Annual Meeting bring valuable diversity to the Board. One of these seven director nominees is a woman. One of our nominees is Hispanic. These seven director nominees range in age from 40 to 63. In addition, each Director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. In light of board developments this past year, the tenure of the current directors averages two years. We believe our director nominees bring a well-rounded variety of skills, qualifications, experience and diversity as well as fresh perspectives.

The table below summarizes the key qualifications, skills and attributes that each of our directors possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director’s biography below describes his or her qualifications and relevant experience in more detail.

Skills and Qualifications of our Board of Directors

Experience, expertise or attribute	Christodoro	Cozza	Echevarria	Graziano	Krongard	Letier	Visentin
Technology	•	•		•		•	•
Leadership	•	•	•	•	•	•	•
Global Business	•	•	•	•	•	•	•
Financial	•	•	•	•	•	•	•
Public Company Boards & Governance	•	•	•	•	•	•	•
Business Operations			•		•		•
Research & Academic
Diversity			•		•

In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each Director nominee has consented to being named in this joint proxy statement/prospectus and has agreed to serve if elected.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s common stock, including Deferred Stock Units (“DSUs”) issued under the 2004 Equity Compensation Plan for Non-Employee Directors, as amended.

Options/Rights means unvested restricted stock units (“RSUs”), earned performance share units (“PSUs”) and stock options awarded under the 2016 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan, as amended.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of February 28, 2019.

Photo Not Available

Jonathan Christodoro

Age: 43       Director since: 2018

Xerox securities owned: 13,949 DSUs

Options/Rights: None

Occupation: Partner, Patriot Global Management LP

Education: BS, Cornell University; MBA, University of Pennsylvania Wharton School of Business

Board Committees: Audit, Compensation, Finance

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Enzon Pharmaceuticals, Inc. (Chairman since 2013); Herbalife Ltd. (since 2013); PayPal Holdings, Inc. (since 2015); Sandridge Energy, Inc. (since 2018); Lyft, Inc. (2015- 2019); Xerox Corporation (2016-2017); American Railcar Industries, Inc. (2015-2017); Cheniere Energy, Inc. (2015-2017); eBay, Inc. (March 2015-July 2015); Hologic Inc. (2013-2016); Talisman Energy Inc. (2013-2015). Mr. Icahn has or previously had non-controlling interests in each of Cheniere Energy, Inc., PayPal Holdings, Inc., eBay, Inc., Lyft, Inc., Hologic Inc., Sandridge Energy, Inc., Talisman Energy Inc., Enzon Pharmaceuticals, Inc. and Herbalife Ltd. through the ownership of securities. American Railcar Industries, Inc. was previously indirectly controlled by Mr. Icahn.

Other Background: Mr. Christodoro is a Partner at Patriot Global Management LP, an investment manager. From July 2012 — February 2017, Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to joining Icahn Capital, Mr. Christodoro held various investment and research roles at P2 Capital Partners, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley.

From his broad investment background and service on other public company boards and committees, Mr. Christodoro brings to the Board expertise relevant to Xerox, including the experience of identifying investment and portfolio opportunities, strategic planning, company transformation, and financial expertise.

Keith Cozza

Age: 40       Director since: 2018

Xerox securities owned: 50,000 shares of Common Stock; 4,842 DSUs

Options/Rights: None

Occupation: President and Chief Executive Officer, Icahn Enterprises L.P.

Education: BS, University of Dayton

Board Committees: Chairman of the Board; Corporate Governance (Chair)

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Caesars Entertainment Corporation (since 2019); Tenneco Inc. (2018-2019) Tropicana Entertainment Inc. (2014-2018); Icahn Enterprises L.P. (since 2012); Herbalife Ltd. (2013-2018).

Other Background: Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been: a director at Caesers Entertainment Corporation, a casino-entertainment and hospitality services provider, since March 2019; and a director of Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals LLC, a metal recycling company. Mr. Cozza was previously: a director of Tenneco Inc., manufacturers of Ride Performance, Clean Air products and technology solutions for automotive and commercial vehicles, until March 2019; a director of Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components until October 2018; a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, from February 2014 until October 2018; a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Icahn Automotive, CVR Refining, Icahn Enterprises and PSC Metals are each indirectly controlled by Carl C. Icahn, and each of Federal-Mogul, Tropicana and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Caesars, Tenneco, Xerox, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

From his extensive finance and investment background and significant Board service, Mr. Cozza brings to the Board expertise relevant to being Chairman of the Board at Xerox, including his service on several other boards and committees as well as his significant corporate, finance, accounting and investment experience.

Joseph J. Echevarria

Age: 62       Director since: 2017

Xerox securities owned: 13,232 DSUs

Options/Rights: None

Occupation: Former Chief Executive Officer of Deloitte LLP

Education: BBA, University of Miami

Board Committees: Audit (Chair), Finance

Key Skills:

• Leadership

• Global Business

• Financial

• Public Company Boards & Governance

• Business Operations

• Diversity

Other Directorships (past 5 years): The Bank of New York Mellon Corporation (since 2015); Pfizer Inc. (since 2015); Unum Group (since 2016).

Other Background: Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in August 2014. He joined the Deloitte U.S. Firms in 1978. During his tenure with Deloitte he held increasingly senior leadership positions prior to being named CEO, including U.S. Managing Partner and Chief Operating Officer, Deputy Managing Partner, and Southeast Region Audit Managing Partner. His leadership responsibilities extended to approximately 70,000 professionals in nearly 90 U.S. cities and India. In addition he oversaw the US owned consulting businesses in Germany, Mexico, China, and Brazil. He also served on key boards and committees within Deloitte and its member firm network, including chair of the U.S. Executive and Americas Executive committees and memberships on the U.S. and global boards. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee of the University of Miami; and he has been appointed by the President to be a member of the Presidents Private Export Council and the Presidents Commission on Election Administration; he was formerly a member of President Obama’s Export Council, the principal national advisory committee on international trade. He also serves as the Chair Emeritus of former President Obama’s My Brother’s Keeper Alliance.

Mr. Echevarria brings to the Board significant experience in finance, accounting, international business, leadership and risk management skills relevant to Xerox acquired through his leadership at Deloitte. Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee on the boards of other publicly traded companies is an asset to the Board and the Audit Committee. He also brings public policy perspectives from his government service, which includes his public service on the President’s Export Council.

Nicholas Graziano

Age: 47       Director since: 2018

Xerox securities owned: 4,780 shares of Common Stock and 4,842 DSUs

Options/Rights: None

Occupation: Portfolio Manager of Icahn Capital

Education: BA/MBA program at Duke University; BA in Economics; MBA from Fuqua School of Business

Board Committees: Finance (Chair), Audit

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Conduent Incorporated (since 2018); Herc Holdings, Inc. (since 2018); Herbalife Ltd. (since 2018).

Other Background: Mr. Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has been a director of: Conduent Incorporated, a provider of business process outsourcing services, since May 2018; Herc Holdings Inc., an international provider of equipment rental and services, since May 2018; and Herbalife Ltd., a nutrition company, since April 2018. Carl C. Icahn has non-controlling interests in each of Conduent, Herc, Xerox and Herbalife through the ownership of securities. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

From his broad investment background and service on other public company boards and committees, Mr. Graziano brings to the Board expertise relevant to Xerox, including his significant risk management, investment experience and financial expertise.

Cheryl Gordon Krongard

Age: 63       Director since: 2017

Xerox securities owned: 13,232 DSUs

Options/Rights: None

Occupation: Private investor; Former CEO Rothschild Asset Management

Education: BS, Iowa State University

Board Committees: Compensation (Chair), Corporate Governance

Key Skills:

• Leadership

• Global Business

• Financial

• Public Company Boards & Governance

• Business Operations

• Diversity

Other Directorships (past 5 years): Air Lease Corporation (since 2013); Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation) (private company) (2016-2018); Legg Mason, Inc. (2006-2017); US Airways Group Inc. (2003-2013).

Other Background: Ms. Krongard was a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004. From 1994 to 2000, she served as the Chief Executive Officer of Rothschild Asset Management and as Senior Managing Director for Rothschild North America. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. Ms. Krongard was also elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee.

Ms. Krongard brings to the Board expertise relevant to Xerox, including her substantial asset management expertise and her operational and leadership experience serving as a senior executive at large, complex asset management organizations. Ms. Krongard brings extensive investment, strategic planning and financial expertise gained as a director of other public companies. Ms. Krongard also has significant compensation, finance, audit and corporate governance experience acquired through her service on the boards and committees of other publicly traded companies.

Scott Letier

Age: 58       Director since: 2018

Xerox securities owned: 4,842 DSUs

Options/Rights: None

Occupation: Managing Director of Deason Capital Services, LLC

Education: BBA with a concentration in accounting, Southern Methodist University — Cox School of Business

Board Committees: Compensation, Corporate Governance

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Conduent Incorporated (since 2018); Serves on various private company boards, including MV Transportation; Stellar Global, LLC; Colvin Resources Group; Grow 52, LLC (dba, Gardenuity); fund advisory board of Griffis Residential.

Other Background: Scott Letier has been Managing Director of Deason Capital Services, LLC (“DCS”), the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors of Conduent Incorporated, and several private companies, including MV Transportation, Inc., the leading provider of para-transit services and the largest privately owned passenger transportation contracting firm in the United States, Stellar Global, LLC, an Australian and US based BPO/CRM call center company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and is Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University — Cox School of Business.

With his over 20 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Xerox, including his significant audit experience, investment and financial expertise serving as a private equity investment professional and chief financial officer.

Giovanni (“John”) Visentin

Age: 56       Director since: 2018

Xerox securities owned: 350,755 shares of restricted stock

Options/Rights: 269,314 stock options; 267,062 RSUs

Occupation: Vice Chairman and Chief Executive Officer of Xerox Corporation

Education: Bachelor of Commerce, Concordia University (Montreal, Canada)

Board Committees: None — Chief Executive Officer

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public Company Boards & Governance

Other Directorships (past 5 years): Presidio, Chairman of the Board of Directors (February 2015 to November 2017).

Other Background: Mr. Visentin joined Xerox as Vice Chairman and CEO in May 2018. Prior to joining Xerox, Mr. Visentin served as a senior advisor to the chairman of Exela Technologies from August 2017 to May 2018, an operating partner for Advent International from September 2017 to May 2018 and a consultant to Icahn Capital in connection with a proxy contest at Xerox from March 2018 to May 2018. From 2013 to 2017, he served as the executive chairman and chief executive officer of Novitex Enterprise Solutions and as an advisor with Apollo Global Management. Mr. Visentin was also a director and chairman of the board of Presidio, Inc. from 2015 to 2017. From 2011 to 2012, he served as executive vice president and general manager of Hewlett Packard Company’s enterprise services business. From 2007 to 2011, Mr. Visentin served as general manager of integrated technology services for IBM. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

With his significant experience in leading and transforming multibillion dollar business units in the IT services industry during his time at both Hewlett-Packard and IBM, Mr. Visentin brings to the Board expertise relevant to Xerox. Mr. Visentin also brings to the Board significant strategic planning, company transformation, and financial expertise gained through his experience serving as chairman and chief executive officer at other companies.

The Board recommends a vote

FOR

the election of the seven directors nominated by the Board

CORPORATE GOVERNANCE

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at www.xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 13, 2019 and no later than December 13, 2019 will be considered for nomination at the 2020 Annual Meeting of Shareholders.

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its experience and knowledge to appoint the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.

During the Board’s evaluation of its leadership structure, the Board took into account many factors, including the specific needs of the Board and the business, our Corporate Governance Guidelines and the best interests of our shareholders. Upon recommendation of the Corporate Governance Committee, the non-employee directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interests of the shareholders to maintain the separate Chairman and CEO role currently in place. This structure allows our Chief Executive Officer, who also serves as our Vice Chairman, to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. The Board deems this overall board governance structure appropriate as it benefits from the CEO’s knowledge of the Company operations and substantial board experience, while maintaining Board independence in the Chairman role. Our independent Chairman leads the Board in its responsibilities by performing the following duties: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. Following our 2019 Annual Meeting, we expect that our Board will be 86 percent comprised of directors who qualify as independent directors. We will have an independent Chairman and each of our standing Board committees will be comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.

Risk Oversight

Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Office, and various internal control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for certain aspects of risk management. In addition to the Audit Committee’s responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting and disclosure matters, and also on our Ethics, Litigation, Information and Cyber Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

We believe that our leadership structure supports the risk oversight function of the Board. Our CEO serves on the Board and is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)

he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the NYSE and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

(2)

he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)

in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors are independent under the NYSE Corporate Governance Rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See Certain Relationships and Related Person Transactions.

Based on the results of the aforementioned review, 86% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended (Regulation S-K). The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2018, we had one non-executive employee who is a family member of a current executive officer, is employed by Xerox and received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions). This is a routine employment arrangement entered into in the ordinary course of business with compensation commensurate with that of the employee’s peers, and the terms of employment are consistent with the Company’s human resources policies. For 2018, the compensation of Kimberly Finley, spouse of Joseph H. Mancini Jr., our Chief Accounting Officer, was $432,191. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for over 25 years.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2018 for each committee and a list of the members of each committee.

Audit Committee (15 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Audit Committee include:

•	oversee the integrity of the Company’s financial statements;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;

•	assess independent auditors’ qualifications and independence;

•	assess performance of the Company’s independent auditors and the internal audit function;

•

review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;

•	review changes in working capital policies and procedures with management; and

•	review and approve the Company’s Code of Business Conduct and Ethics.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this joint proxy statement/prospectus beginning on page [●].

Members: Jonathan Christodoro; Joseph J. Echevarria; and Nicholas Graziano.

Chairman: Mr. Echevarria

The Board has determined that all of the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE Corporate Governance Rules and (2) “audit committee financial experts,” as defined in the applicable SEC rules, and are financially literate. William Curt Hunter and Ann N. Reese, who each served on the Audit Committee until they each resigned on May 13, 2018, satisfied the foregoing independence standards during their time as a member of the Audit Committee. Sara Martinez Tucker, who served on the Audit Committee until May 21, 2019, satisfied the foregoing independence standards during her time as a member of the Audit Committee. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (8 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Compensation Committee include:

•	oversee development and administration of the Company’s executive compensation plans;

•	set the compensation of the CEO and other executive officers;

•	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

•	oversee the evaluation of the CEO and other executive officers;

•	have sole authority to retain and terminate the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers;

•	be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;

•

conduct an independence assessment of any compensation consultants to the Compensation Committee, including consideration of the six independence factors required under SEC rules and NYSE listing standards; and

•	review and approve employment, severance, change-in-control, termination and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s joint proxy statement/prospectus (beginning on page [●]) and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page [●] of this joint proxy statement/prospectus.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated to the CEO authority under the Company’s equity plan to grant equity awards to employees who are not executive officers or officers directly reporting to the CEO. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2018, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page [●] of this joint proxy statement/prospectus.

Members: Jonathan Christodoro; Cheryl Gordon Krongard; and Scott Letier.

Chair: Mrs. Krongard

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and NYSE Corporate Governance Rules. Gregory Q. Brown, who served on the Compensation Committee until May 21, 2019, satisfied the foregoing independence standards during his time as a member of the Compensation Committee. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (8 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

•	identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

•	advise the Board regarding Board composition, procedures and committees;

•	develop, recommend to the Board and annually review the Corporate Governance Guidelines applicable to the Company;

•	review significant environmental and corporate social responsibility matters;

•	administer the Company’s Related Person Transactions Policy;

•	evaluate and recommend director compensation to the Board; and

•	oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Keith Cozza; Cheryl Gordon Krongard; and Scott Letier.

Chairman: Mr. Cozza

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Sara Martinez Tucker, who served on the Corporate Governance Committee until May 21, 2019, satisfied the foregoing independence standards during her time as a member of the Corporate Governance Committee.

Finance Committee (5 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Finance Committee include:

•	review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;

•	review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and

•

review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: Jonathan Christodoro; Joseph J. Echevarria; and Nicholas Graziano.

Chairman: Mr. Nicholas Graziano

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Gregory Q. Brown, who served on the Finance Committee until May 21, 2019, satisfied the foregoing independence standards during his time as a member of the Finance Committee.

Attendance and Compensation of Directors

Attendance: 29 meetings of the Board and 36 meetings of the Board committees were held in 2018. All incumbent directors attended at least 75 percent of the total number of meetings of the Board, and Board committees on which they served, during the period in which they served as a Xerox director. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees who were serving as directors at the time attended the 2018 Annual Meeting of Shareholders. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Annual Director Compensation

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Jacobson did not receive any additional compensation for his service on the Board during 2018. Mr. Visentin, who was appointed Chief Executive Officer on May 14, 2018, did not receive any additional compensation for his service on the Board.

During 2018, the annual cash retainer for directors was $80,000; the value of the annual equity retainer for directors was $180,000; the chairman of the Audit Committee received an additional $30,000; Audit Committee members each received an additional $15,000; the chairman of the Compensation Committee received an additional $20,000; Compensation Committee members each received an additional $12,500; the chairmen of the Corporate Governance and Finance Committees each received an additional $15,000; and the Corporate Governance and Finance Committee members each received an additional $10,000. The additional fee for the independent Chairman of the Board was $175,000 per year. Mr. Keegan received an additional $87,500 for his service as independent Chairman of the Board during 2018 until he resigned on May 13, 2018. Mr. Cozza was named independent Chairman of the Board on May 14, 2018 and received $116,667 for his service as independent Chairman of the Board during the remainder of 2018. Because we have an independent Chairman of the Board, we do not have a Lead Independent Director. Directors do not have an option to receive additional equity in lieu of cash. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Acting upon advice from an outside consultant, the Corporate Governance Committee has revised, and the full Board has approved, the annual director fees in order to provide director compensation that is competitive with that of the Company’s peers. Beginning in 2019, the annual cash retainer for directors is $85,000; the value of the annual equity retainer for directors is $200,000; the chairman of the Audit Committee receives an additional $30,000; Audit Committee members each receive an additional $15,000; the chairman of the Compensation Committee receives an additional $25,000; Compensation Committee members each receive an additional $12,500; the chairman of the Corporate Governance Committee receives an additional $20,000; the chairman of the Finance Committee receives an additional $15,000; and the Corporate Governance and Finance Committee members each receive an additional $10,000. The additional fee for the independent Chairman of the Board is $100,000 per year. In addition, there is an annual total compensation cap of $750,000 for each non-employee director.

Prior to 2019, each non-employee director was required to establish a meaningful equity ownership interest in the Company. This equity ownership interest was achieved by paying the director’s annual equity retainer in DSUs (“old DSUs”) (described below). By serving on the Board for a period of approximately one and a half years, a director would hold old DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. The longer a director served on the Board and was paid an equity retainer in the form of old DSUs, the larger his or her equity ownership interest in the Company would become because, by their terms, all old DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death. If there is a change in control of the Company, the terms of the 2004 Directors Plan provide that DSUs (old and new) be paid out in cash as soon as practicable.

Beginning in 2019, directors will receive their annual equity retainer in the form of RSUs unless they elect to receive DSUs, (“new DSUs”), instead of RSUs, such election to be made prior to the year in which the new DSUs are awarded. RSUs will vest one year following the date of grant and become freely transferable. New DSUs vest one year following the date of grant but are not paid out until 30 days following the termination of Board service.

Beginning in 2019, all non-employee Directors are expected to establish a meaningful equity ownership requirement in the Company, which shall be equal in value to five times the annual Board cash retainer. This requirement shall be achieved within five years of the later of (i) December 12, 2018 and (ii) the initial date of election as Director and may be achieved by a director holding RSUs, DSUs (old or new) or a combination of both.

Each director is also prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock (collectively, “hedging”). “Short sales” are also prohibited. Under the Company’s insider trading policy, directors are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for directors who have entered into trading plans pursuant to SEC Rule 10b5-1. In addition, under the Company’s insider trading policy, directors are prohibited from pledging Xerox stock, including depositing Xerox securities in margin accounts at brokerage firms, or using Xerox stock as collateral.

DSUs are a bookkeeping entry that represent the right to receive one share of common stock at a future date. Vested DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of common stock would be entitled to receive in dividends. Vested RSUs (which are issued in the form of common stock following vesting) receive regular cash dividends at the same time and in the same amount as other shareholders. Dividend equivalents are not credited with respect to DSUs or RSUs that have not vested, however, when DSUs or RSUs initially vest, they are credited with dividend equivalents equal to the dividends that would have been paid during the vesting period. DSU dividend equivalents are paid in the form of additional DSUs and RSU dividend equivalents are paid in the form of cash. The DSUs and RSUs are issued under the 2004 Directors Plan, which was approved by Xerox shareholders at the 2004 Annual Meeting of Shareholders and amended and restated, with shareholder approval, in 2013. Individually, the compensation for each non-employee director during fiscal year 2018 was as follows:

Name of Director (1)	Fees earned or paid in cash $	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $ (3)	Total $
Gregory Q. Brown	$99,167	$180,000	-	-	-	-	$279,167
Jonathan Christodoro	$78,333	$120,000	-	-	-	-	$198,333
Keith Cozza	$180,000	$120,000	-	-	-	-	$300,000
Joseph J. Echevarria	$118,750	$180,000	-	-	-	-	$298,750
Nicholas Graziano	$73,333	$120,000	-	-	-	-	$193,333
William Curt Hunter	$52,500	$90,000	-	-	-	-	$142,500
Robert J. Keegan	$127,500	$90,000	-	-	-	-	$217,500
Cheryl Gordon Krongard	$104,167	$180,000	-	-	-	-	$284,167
Scott Letier	$68,333	$120,000	-	-	-	-	$188,333
Charles Prince	$53,750	$90,000	-	-	-	-	$143,750
Ann N. Reese	$60,000	$90,000	-	-	-	-	$150,000
Stephen H. Rusckowski	$50,000	$90,000	-	-	-	-	$140,000
Sara Martinez Tucker	$112,500	$180,000	-	-	-	-	$292,500

(1)

Mr. Christodoro, Mr. Cozza, Mr. Graziano, and Mr. Letier were each appointed to the Board effective May 13, 2018. William Curt Hunter, Robert J. Keegan, Charles Prince, Ann N. Reese, and Stephen H. Rusckowski each resigned from the Board effective May 13, 2018. Mr. Brown and Ms. Tucker did not stand for re-election at the 2019 Annual Meeting.

(2)

The cash value of compensation awarded in the form of DSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs awarded during 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation — Stock Compensation.

The total number and value of all DSUs (including dividend equivalents) as of the end of 2018 (based on the December 31, 2018 closing market price of our common stock of $19.76) and DSUs held by each director is as follows: Mr. Brown, 12,860 ($254,114); Mr. Christodoro, 13,772 ($272,135); Mr. Cozza, 4,780 ($94,453); Mr. Echevarria, 13,064 ($258,145); Mr. Graziano, 4,780 ($94,453); Mr. Hunter, 68,803 ($1,359,547); Mr. Keegan, 40,147 ($793,305); Ms. Krongard, 13,064 ($258,145); Mr. Letier, 4,780 ($94,453); Mr. Prince, 49,307 ($974,306); Ms. Reese, 63,968 ($1,264,008); Mr. Rusckowski, 18,601 ($367,556); and Ms. Tucker, 40,601 ($802,276).

(3)

In accordance with applicable SEC rules, dividend equivalents paid in 2018 on DSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs.

For information on compensation for Mr. Visentin, a director and the Chief Executive Officer of Xerox, and Jeffrey Jacobson, a former director who was also the Chief Executive Officer of Xerox for a portion of 2018, see the executive compensation tables beginning on page [●].

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group that, owns beneficially more than 5% of any class of the Company’s voting securities as of December 31, 2018, except as otherwise set forth below(1).

Title of Class*	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Mr. Carl C. Icahn c/o Icahn Capital LP 767 Fifth Ave, Suite 4700 New York, NY 10153	23,456,087 (2)	10.21%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23,024,451 (3)	10.02%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,816,977 (4)	6.7%
Common Stock	Darwin Deason 5956 Sherry Ln., Suite 800 Dallas, TX 75225	15,322,341 (5)	6.7%

(1)

The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D/A) filed by the named entity with the SEC. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares.

(2)

Based on the Schedule 13D/A filed on February 25, 2019, represents shares of common stock held by the following group of entities associated with Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”) (collectively, the “Reporting Persons”). The principal business address of (i) each of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton

Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Icahn Partners, Icahn Master and High River (collectively, the “Icahn Parties”) are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Reporting Persons may be deemed to beneficially own, in the aggregate, 23,456,087 shares of common stock. Calculation of the percent of class is based upon the 229,726,488 shares of common stock stated to be outstanding as of January 31, 2019 by the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019.

High River has sole voting power and sole dispositive power with regard to 4,691,218 shares of common stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 shares of common stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 shares of common stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares of common stock that High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of common stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of common stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes.

(3)

Based on the Schedule 13G/A filed on March 11, 2019, the Vanguard Group, Inc. and its subsidiary companies have sole voting power for 256,417 shares of common stock, sole dispositive power for 22,745,582 shares of common stock, shared dispositive power for 278,869 shares of common stock and shared voting power for 40,659 shares of common stock.

(4)

BlackRock, Inc. and its subsidiary companies have sole voting power for 13,827,430 shares of common stock and sole dispositive power for 15,816,977 shares of common stock, and have no shared voting power or shared dispositive power for any of the shares.

(5)

Based solely on the Schedule 13D/A filed on March 18, 2019, Darwin Deason has sole voting power and sole dispositive power for 15,322,341 shares of common stock, and has no shared dispositive or shared voting power for any of the shares. Mr. Deason may be deemed to beneficially own, in the aggregate, 15,322,341 shares, including 6,741,572 shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share.

Shares of common stock of the Company owned beneficially by the directors and nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 28, 2019, were as follows.

Name of Beneficial Owner	Amount Beneficially Owned
Steven J. Bandrowczak	0
Gregory Q. Brown	13,026
Keith Cozza	54,842
Jonathan Christodoro	13,949
Joseph J. Echevarria	13,232
Michael D. Feldman	39,441
Nicholas Graziano	9,622
Jeffrey Jacobson	31,601	[1]
Cheryl Gordon Krongard	13,232
A. Scott Letier	4,842
William F. Osbourn, Jr.	20,462
Hervé N. Tessler	60,187
Sara Martinez Tucker	41,123
Giovanni (John) Visentin	350,755
All directors and executive officers as a group (13)[2]	634,713

1	Information from most recently filed Form 4 Report reporting common stock ownership, filed August 2, 2017.

2	Excludes Mr. Jacobson, who is no longer a director or executive officer of the Company.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of common stock outstanding at February 28, 2019. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of common stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of common stock which executive officers and directors had a right, within 60 days of February 28, 2019, to acquire upon the exercise of options or rights or upon vesting of performance share units, DSUs or RSUs are included. Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of common stock outstanding and beneficially owned by such person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (Section 16) requires the Company’s directors, executive officers and persons who own more than ten percent of the common stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the Company. Directors, executive officers and greater than ten percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 during the fiscal year ended December 31, 2018 were timely filed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders,

Xerox’s Compensation Committee remains committed to working with our shareholders to ensure the Company’s compensation plans support our business objectives, align with shareholders’ interests, and continue to motivate and retain talented executives.

Xerox recently initiated a significant transformation with the goal of becoming a technology powerhouse in response to an industry-wide decline in its traditional printing business. In the second quarter of 2018, Xerox terminated the definitive agreement under which it proposed to combine Xerox with Fuji Xerox. Additionally, in 2018 Xerox appointed a new Vice Chairman and Chief Executive Officer (“CEO”), John Visentin. Following these transitions, the Compensation Committee believes the Company has the proper leadership team in place to successfully navigate its strategic initiatives and drive shareholder value in the future. As we review Xerox’s executive compensation program and make decisions regarding executive pay, we continue to take into account our industry climate and the competitiveness of the executive talent market.

The Compensation Committee carefully considers the feedback from ongoing dialogues with our shareholders and outreach program regarding our executive compensation. We recognize that there were concerns raised on executive compensation, including the terms of the new CEO’s offer letter. As a result, the Compensation Committee and the Board, alongside members of management, have made several key changes to advance on our strategic initiatives, as follows:

•

The CEO agreed to add a sunset date of May 14, 2020 to the “modified single-trigger” or “walk-away” feature of his offer letter. As a result, after May 14, 2020 (or the 2-year anniversary of his employment) in the change in control context, cash payments and benefits and all future equity awards will require a qualifying termination of employment following a change in control of Xerox (i.e., a “double trigger”) in order to be paid and/or vest.

–

At the time we negotiated the terms of Mr. Visentin’s offer in the second quarter of 2018, it was uncertain whether Xerox would continue to be an independent company or become a subsidiary of FUJIFILM Holdings Corporation. As a result, the single-trigger severance agreement was necessary in order to successfully recruit Mr. Visentin and align his incentives with those of shareholders. With the awareness that such period of uncertainty is not permanent, both the Board and CEO believe placing a sunset date to the provision is appropriate.

•	We increased our emphasis on performance-based pay, such that 2019 performance share units (“PSUs”) will constitute 60% of the long-term incentive program mix.

•

We changed the primary PSU metric (50% weight) from relative shareholder return to absolute share price to provide focus and simplification in a transformation period and avoid rewarding executives for only minimizing business downside relative to the industry.

We believe that our executive compensation program promotes consistent leadership, sound decision-making, and results that are aligned with shareholders’ interests without taking inappropriate or unnecessary risks. Our “say-on-pay” proposal is found on page [●] of this proxy statement, and the Board recommends that you vote ‘FOR’ this proposal. We also invite you to consider additional information on our compensation philosophy and decisions in the Compensation Discussion and Analysis (“CD&A”) which can be found on the following pages.

I am confident that our programs support our strategy, secure our talent, and drive shareholder value creation. We value the opinions of our shareholders, and the Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.

Sincerely,

Cheryl Gordon Krongard

Chair, Compensation Committee

EXECUTIVE SUMMARY

Delivering on 2018 Commitments

On May 15, 2018, Mr. Visentin was appointed Vice Chairman and Chief Executive Officer. Mr. Visentin, in collaboration with the executive team, established four strategic initiatives to position Xerox for success and to transform Xerox into a technology powerhouse. Our success will be driven by the following priorities:

The focus this year has been on creating a simpler, more agile and effective organization by enhancing Xerox’s focus on customers and partners and instilling a culture of continuous improvement, leading to improved financial results. One aspect of our strategic initiatives is to drive end-to-end transformation of our systems and processes to create greater focus, speed, accountability and effectiveness. This will enable Xerox to be more competitive and ultimately invest in growth and maximize shareholder returns.

In 2018, we made significant progress as a result of Project Own It, an enterprise-wide initiative launched in mid-2018, to simplify and streamline our operations and instill a culture of continuous improvement while driving sustainable, lower costs. We exceeded our Annual Performance Incentive Program (APIP) Free Cash Flow (1) metric but did not meet our Revenue Growth at constant currency (1) or Adjusted (1) Pre-Tax Income

(1)

The above non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results, in the Company’s 2018 Annual Report on Form 10-K, prepared in accordance with Generally Accepted Accounting Principles (GAAP). Free cash flow is GAAP net cash provided by operating activities, less capital expenditures (inclusive of internal use software). Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of our ability to fund acquisitions, dividends and share repurchase. Revenue growth at constant currency is GAAP revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars. Management believes the constant currency measure provides investors an additional perspective on revenue trends. Adjusted Pre-Tax Income is GAAP pre-tax income adjusted to exclude certain items pre-approved by the Compensation Committee. Management believes the exclusion of these items allows investors to better understand and analyze the results for the period as compared to prior periods and expected future trends in our business.

metrics. We delivered operating cash flow of $1.14 billion, exceeding our full-year guidance, and generated $1.05 billion of free cash flow (operating cash flow less capital expenditures of $90 million) for full-year 2018. We also returned $969 million to our shareholders in the form of dividends ($269 million) and share repurchases ($700 million). This was more than 92% of our free cash flow — exceeding our commitment to return at least 50% of free cash flow to shareholders.

Named Executive Officers

Our executive compensation strategy plays an important role in attracting, retaining and rewarding individuals with the ability, drive and vision to lead our business, support our long-term success and deliver shareholder value. Our named executive officers for fiscal year 2018 were:

Giovanni (John) Visentin	Vice Chairman and Chief Executive Officer
Jeffrey Jacobson	Former Chief Executive Officer
Steven J. Bandrowczak	President and Chief Operations Officer
William F. Osbourn, Jr.	Executive Vice President and Chief Financial Officer
Michael D. Feldman	Executive Vice President and President, North America Operations
Hervé N. Tessler	Executive Vice President and President, International Operations

Mr. Visentin was appointed CEO on May 15, 2018. Mr. Jacobson resigned as CEO on May 13, 2018. Mr. Bandrowczak joined Xerox on June 25, 2018.

Mr. Visentin received one-time equity grants upon hire to provide an incentive to join Xerox and to provide appropriate rewards, aligned with shareholder interests, should his efforts generate successful results. These one-time awards increased his annual expected compensation considerably for 2018. Similar levels of compensation are not expected in the future. In addition, Mr. Visentin negotiated special equity vesting which provides for accelerated vesting of his outstanding stock awards in the event of a change in control without termination of employment. The Board believed that the employment of Mr. Visentin was essential to the success of the Company’s turn-around and negotiated Mr. Visentin’s offer terms with the dual purpose of retaining Mr. Visentin and incenting his performance. See Named Executive Officers with Unique Compensation Arrangements for further information.

Linking Pay to Performance

We structure our compensation to attract and retain first-class executive talent, reward past performance and motivate future performance. Our executive compensation program is designed to pay for performance, create long-term shareholder value, and align executive compensation with our business strategy. By making performance a substantial element of executive compensation, we link our executives’ interests to the interests of our shareholders. Accordingly, we reward named executive officers when the Company achieves short- and long-term performance objectives and scale down or eliminate compensation when the Company does not achieve those objectives.

Our actual 2018 payouts under the short-term and long-term incentive programs demonstrate alignment of our pay with our performance against the targets set by the Compensation Committee as well as individual contributions.

•

In February 2019, the Compensation Committee reviewed the performance of the Company and approved a calculated payout factor under our 2018 annual short-term incentive program of 66.7% of target. Following a review of overall Company results, business unit results and individual contributions, the Compensation Committee approved named executive officer payouts within a range of 50% to 100% of target.

•

In July 2018, our 2015 performance stock unit (PSUs) awards (2015-2017 performance cycle) vested at 33.34% of target. The 33.34% payout was based on two-year cumulative performance from 2015 through 2016 and target performance for 2017. As a result of the separation of Xerox into two independent companies effective December 31, 2016 (Separation), the 2017 performance goals, which were based on the combined company, were no longer applicable and performance for that year was deemed to be achieved at target.

Shareholder Outreach and Engagement

Xerox is committed to fostering strong ongoing communications and engagement with our shareholder base. We regularly communicate with our shareholders and discuss our strategy, corporate governance and executive compensation principles. In these communications, we learn about the individual perspectives of these investors and consider any changes they may recommend. We value the insight gained from these communications and consider the feedback received when reviewing our business, corporate governance and executive compensation practices. During 2018, we conducted shareholder outreach and held multiple conversations with key shareholders. The results of those conversations helped inform the Compensation Committee with its deliberations with regard to 2019 compensation.

OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect our philosophy with respect to compensation of the named executive officers. These principles, established and refined from time to time by the Compensation Committee, are intended to:

•	promote improved financial performance;

•	hold our senior executives personally accountable for the performance of the business units, divisions or functions for which they are responsible; and

•	motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

Compensation should reinforce our business objectives and values	• Reward contributions and leadership that increase profit, revenue, operating cash flow and shareholder value. • Enhance confidence in our financial stewardship. • Create and maintain the commitment of our customers and employees.
Compensation should be linked to performance and should not motivate unnecessary risk	• Generally, at least two-thirds of our named executive officers' pay is performance-based, which means it is at risk and varies from year to year based on performance. • A significant portion of total compensation is tied to the performance against financial and non-financial objectives of Xerox, the individual executive and the individual's business unit, division or function. • The Compensation Committee monitors how our compensation programs could affect management's behavior to ensure that performance objectives do not motivate executives to take unnecessary risk that could jeopardize the health and future of the Company.
There should be flexibility in allocating the various compensation elements	• The Compensation Committee uses a variety of incentives to establish compensation packages. • The Compensation Committee does not impose a specific targeted mix of compensation elements in cash versus equity, fixed pay versus variable pay, or long-term versus short-term incentives. It instead retains flexibility to award compensation that best reflects the Company's then-current needs and circumstances.
Compensation opportunities should be competitive	• The Compensation Committee reviews peer group compensation data annually to ensure that our executive compensation program is competitive. • Our compensation program is not aligned to a specific competitive position relative to the market.
Incentive compensation should balance short-term and long-term performance	• Incentive opportunities based on both short-term and long-term objectives are designed to promote strong annual results and the Company's long-term viability and success.
Named executive officers should have financial risk and reward tied to their business decisions	• The majority of named executive officer compensation is designed to be at risk. • The portion of total compensation represented by short- and long-term incentive programs increases with positions at higher levels of responsibility, as these executives have the greatest ability to influence the Company's strategic direction and results. • We require our named executive officers to own shares in order to align their financial risks and rewards with those of our shareholders.
The pay practices for our named executive officers should align with the pay practices of our other senior level employees	• The practices we use to set base pay, pension, savings, and health and welfare benefits for the named executive officers are generally consistent with the practices used to set compensation for our other senior level employees.

SUMMARY OF 2018 COMPENSATION ACTIONS

The primary elements of our executive compensation program for the named executive officers are:

•	base salary

•	short-term incentives

•	long-term incentives

•	pension and savings plans

•	perquisites

•	change in control benefits

The Compensation Committee made several decisions regarding the compensation of named executive officers in 2018, as summarized below.

Base Salaries

The salaries for Mr. Visentin and Mr. Bandrowczak were determined as part of their new hire negotiations and reflect peer group compensation data and the level of complexity of their roles. See Named Executive Officers with Unique Compensation Arrangements for further information. During 2018, the salaries for Messrs. Jacobson, Osbourn, Feldman and Tessler did not change from 2017 levels.

For further information on base salaries, see 2018 Compensation for the Named Executive Officers — Base Salary.

Short-Term Incentives

The 2018 performance measures and weightings for our Annual Performance Incentive Program (APIP) were: Revenue Growth at constant currency (33.3%), Adjusted Pre-Tax Income (33.3%) and Free Cash Flow (33.3%). Free Cash Flow replaced Operating Cash Flow from Continuing Operations. This change was made to better reflect the broader impact of a Free Cash Flow metric.

The target award opportunities for Mr. Visentin and Mr. Bandrowczak under the APIP were approved as part of their new hire negotiations and reflect peer group compensation data and the level of complexity of their roles. See Named Executive Officers with Unique Compensation Arrangements for further information. The 2018 target award opportunities remained the same as in 2017 for Messrs. Jacobson, Osbourn, Feldman and Tessler.

For 2018, results were achieved below threshold for the Revenue Growth at constant currency and Adjusted Pre-Tax Income measures, and above maximum for the Free Cash Flow measure. Based on these results, the Compensation Committee approved the short-term incentive calculated payout factor of 66.7% of target. A summary of performance results relative to predetermined performance levels is shown below:

Metric	Actual 2018 Performance Results
Revenue Growth at constant currency (1)	Below Threshold
Adjusted Pre-Tax Income (2)	Below Threshold
Free Cash Flow (3)	Above Maximum

(1)	Generally Accepted Accounting Principles (GAAP) revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.

(2)

GAAP Pre-Tax Income, as reported in the Company’s 2018 Annual Report on Form 10-K, adjusted to reflect the approved adjustment categories: addition of equity income, and excluding the impact of restructuring costs, amortization of intangibles, transaction and related costs, net, non-service retirement-related costs, and other items outside the ordinary course of business.

(3)	GAAP Net Cash provided by Operating Activities less capital expenditures (inclusive of internal use software).

Following a review of overall Company results, business unit results and individual contributions, the Compensation Committee approved named executive officer payouts within a range of 50% to 100% of target. For more information on short-term incentives, see 2018 Compensation for the Named Executive Officers — Short-Term Incentives.

Long-Term Incentives

Our 2018 Executive Long-Term Incentive Program (E-LTIP) included awards granted in the form of PSUs (50%), RSUs (25%) and stock options (25%). Stock options were added to our E-LTIP awards in 2018 to provide greater alignment with shareholders and increased focus on improving stock price performance.

The grant dates for these awards were May 15, 2018 for Mr. Visentin, July 1, 2018 for Mr. Bandrowczak, and April 6, 2018 for the other named executive officers. All earned PSUs will vest three years from the grant date. RSUs and stock options will vest 25% on the first anniversary of grant, 25% on the second anniversary of grant and 50% on the third anniversary of grant.

PSUs are earned based on achieving pre-established performance goals. The 2018 performance measures and weightings for the portion of the award granted as PSUs were: Revenue Growth at constant currency (33.3%) measured based on a compound annual growth rate and Free Cash Flow (33.3%), both based on fiscal performance for January through December 2018, and relative Total Shareholder Return (rTSR) (33.3%). RTSR is measured by stock appreciation plus reinvested dividends paid from April 3, 2018 through April 2, 2019 relative to that of the 2018 Xerox peer group companies.

At the time that the April 6, 2018 E-LTIP grant was made, the Company was in negotiations with Fuji Xerox regarding a potential combination. Given the uncertainty on future strategy, the Compensation Committee determined that goals for the second and third years of the PSUs would be set by the end of 2018. At its December 2018 meeting, the Compensation Committee determined that it would set the payout for 2019 and 2020 at target levels of performance, in effect making the awards service-based, in order to encourage retention of recipients and provide focus on short-term and long-term metrics for the 2019 APIP and E-LTIP.

The 2018 E-LTIP award values for Mr. Visentin and Mr. Bandrowczak were approved as part of their new hire negotiations and reflect peer group compensation data and the level of complexity of their roles. See Named Executive Officers with Unique Compensation Arrangements for further information. The award values for Messrs. Jacobson, Osbourn, Feldman and Tessler remained the same as in 2017.

For more information on long-term incentives, see 2018 Compensation for the Named Executive Officers — Long-Term Incentives.

Total Target Compensation

Complete compensation information for our named executive officers appears in the Summary Compensation Table on page [●]. The following table shows annualized base salary, target and actual short-term incentive (APIP), and annual target long-term incentive (E-LTIP) (annualized for Mr. Bandrowczak) compensation for 2018:

Executive	Annual Base Salary ($)	Target Short-Term Incentive (% of Salary)	Actual Short-Term Incentive Paid (% of Target)	Target Long-Term Incentive (Grant Date Value) ($)	Total Target Compensation (Base + Target Short-Term + Target Long-Term Incentives) ($)

Giovanni (John) Visentin (1)	1,200,000	150%	100%	10,000,000	13,000,000

Jeffrey Jacobson	1,000,000	150%	0%	6,500,000	9,000,000

Steven J. Bandrowczak (1)	525,000	100%	100%	1,750,000	2,800,000

William F. Osbourn, Jr.	625,000	100%	85%	2,250,000	3,500,000

Michael D. Feldman	575,000	100%	67%	2,500,000	3,650,000

Hervé N. Tessler (2)	573,273	100%	50%	2,000,000	3,146,546

(1)	Excludes Mr. Visentin’s and Mr. Bandrowczak’s new hire negotiated sign-on cash, restricted stock and RSU awards as described under Named Executive Officers with Unique Compensation Arrangements.

(2)

Mr. Tessler’s base salary of €501,270 is denominated and paid in euros (EUR) and is unchanged from 2017 to 2018. The salary shown in this table and throughout the proxy statement is Mr. Tessler’s annual base salary converted to U.S. dollars (USD) at an exchange rate of 1.1436 USD per EUR, consistent with the exchange rate used in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018.

Looking Ahead to 2019

The Compensation Committee took the following actions for 2019:

•	Increased focus on financial performance by establishing three short-term corporate financial incentive metrics:

•	25% Absolute Revenue (GAAP revenue unadjusted for currency fluctuation) focuses on improving the current top line and is aligned with management strategy and the long-term plan

•	25% Adjusted Operating Margin focuses on profitability of the business over the short-term

•	25% Free Cash Flow focuses on reducing costs, improving productivity and profitable revenue for the current year and is aligned with the long-term plan

In addition to the three corporate financial metrics, the Compensation Committee increased line of sight by adding an individual, corporate or group strategic metric for each named executive officer, weighted at 25%.

•

Established a new long-term incentive program that is structured as follows: 60% in the form of PSUs and 40% in the form of restricted stock units (RSUs). With the emphasis on share price within the PSU metrics, we did not grant stock options as part of the 2019 annual grant process. The measures for the PSU portion of this award are:

•	50% Absolute Share Price including accumulated dividends over the performance period — focuses on stock price appreciation and achieving goals to maximize shareholder returns

•	25% Absolute Revenue (GAAP revenue unadjusted for currency fluctuation) pursuant to the Company’s business plan — focuses on improving the top line and is aligned with management strategy

•	25% Free Cash Flow — focuses on reducing costs, improving productivity and profitable revenue

These metrics were chosen because of their close alignment to shareholder interests and business success.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders. The members of the Compensation Committee are Gregory Q. Brown; Jonathan Christodoro and Scott Letier, who were each appointed to the Compensation Committee on May 14, 2018; and Cheryl Gordon Krongard, who became the Committee Chair on May 14, 2018. Charles Prince and Stephen H. Rusckowski, former Chair, served on the Compensation Committee until they each resigned on May 13, 2018. Mr. Brown will step down from the Compensation Committee as of the date of the 2019 Annual Meeting because he is not standing for re-election as a director.

All directors who serve on the Compensation Committee are independent directors in accordance with applicable NYSE standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page [●] of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page [●] of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, FW Cook, to assist with its responsibilities. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate their engagement at any time. The Compensation Committee reviewed FW Cook’s independence under SEC and NYSE rules and determined there was no conflict of interest.

During fiscal 2018, FW Cook provided the following services:

•	regularly updated the Compensation Committee on trends in executive compensation and proactively advised on emerging trends and best practices;

•

reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise and/or share with the Company a similar business model in one or more areas;

•	reviewed incentive compensation designs for short-term and long-term programs;

•	advised the Compensation Committee on peer group companies for pay and performance comparisons;

•	reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;

•	reviewed Compensation Committee meeting materials with management and the Committee Chair before distribution;

•	attended Compensation Committee meetings and, as requested, meetings in executive session;

•	offered independent analysis and input on CEO compensation; and

•	advised on other compensation matters as requested.

Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate.

Our program reflects best practices as follows:
What We Do:
✓	Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓	Use peer group pay as a reference point to determine total target compensation.
✓	Maintain equity plans with double trigger vesting upon a change in control, except for Mr. Visentin, who is provided with vesting upon a change in control without termination of employment, per his new hire negotiation.
✓	Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and severance provided under the officer severance program.
✓	Maintain stock ownership and post-retirement stock holding requirements for executive officers.
✓	Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.
✓	Provide minimal executive perquisites.
✓	Design compensation programs with controls to mitigate risk.
✓	Compensation Committee uses an independent compensation consultant that performs no other services for Xerox.
What We Don’t Do:
✗	NO payment of dividends or dividend equivalents on unearned RSUs and PSUs, and stock options.
✗	NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012.
✗	NO payment of tax gross-ups on perquisites.
✗	NO excessive change in control severance arrangements for executive officers or excise tax gross-ups in such arrangements.
✗	NO hedging or pledging of Xerox stock by executive officers.
✗	NO employment agreements (unless customary under local law or in connection with new hire arrangements).

Risk Assessment

The Compensation Committee believes that our programs encourage positive behavior while balancing risk and reward, consistent with the interests of our shareholders. Management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering our employees and executives for 2018, the Compensation Committee determined that our compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. Our assessment included reviews of our internal controls, clawback provisions (including those for engaging in detrimental activity), ownership requirements, overlapping performance periods and vesting schedules, the balance of short- and long-term incentives, and performance goals that are tied to multiple financial metrics.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives a report comparing the compensation of our named executive officers with the compensation of the named executive officers of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

•	base salary

•	short-term incentives

•	total cash compensation (base salary plus short-term incentives)

•	long-term incentives

•	total compensation (total cash compensation plus long-term incentives)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each named executive officer, with the median as the primary competitive reference point, but does not use that data as a specific benchmark or to match a specific percentile of the market. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by FW Cook, the Committee’s independent compensation consultant. FW Cook also presents a broader set of survey data.

When setting compensation, the Compensation Committee also reviews the Company’s performance in relation to the peer group.

Peer Group

The Compensation Committee regularly reviews the composition of the peer group and makes modifications as appropriate. A revised peer group was established for 2017 to reflect the new size and business of Xerox post-Separation. This peer group was reviewed and confirmed by the Compensation Committee for 2018. We believe these peer group companies on the whole are:

•	appropriate in size (considering revenue, market capitalization, EBIT, enterprise value and assets);

•	companies with which we are likely to compete for executive talent; and/or

•	companies that share a similar business model or similar business content in one or more areas.

The 2018 peer group consisted of the following companies:

Applied Materials, Inc.	DXC Technology Company	NCR Corporation
Arrow Electronics, Inc.	First Data Corporation	NetApp, Inc.
Avnet, Inc.	Flex Ltd.	Pitney Bowes Inc.
CA, Inc.*	Jabil Circuit, Inc.	Seagate Technology plc
CDW Corporation	Micron Technology, Inc.	SYNNEX Corporation
CGI Group, Inc.	Motorola Solutions, Inc.	Western Digital Corporation

*	CA, Inc. was acquired by Broadcom on 11/5/18 and is currently known as CA Technologies.

When the Compensation Committee reviewed the peer group data in July 2018, the median annual revenue of the peer group was approximately $16.0 billion compared to Xerox revenue of $10.2 billion (for the last four consecutive quarters ending June 30, 2018). The 25th percentile for the peer group revenue data was $7.0 billion and the 75th percentile was $20.4 billion.

Performance Objectives

Following a thorough review of the external market, business outlook, business plan and budgets, the Compensation Committee sets performance objectives for the CEO. The CEO in turn sets performance objectives, aligned with his objectives, for the other named executive officers. For 2018, Mr. Visentin’s performance objectives were to take appropriate actions for the Company to meet its financial goals related to Revenue Growth at constant currency, Adjusted Pre-Tax Income, and Free Cash Flow.

2018 COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

Overview

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation for our named executive officers.

Compensation Committee Assessment	Compensation Committee Considerations	Final Steps
• overall Company performance • past contributions • expected future contributions • succession planning objectives • retention objectives • internal pay equity • peer group data

•  evaluation of CEO performance relative to specified performance objectives

•  CEO’s evaluation of the management team, their contributions and performance

•  CEO’s recommendations for compensation actions for other named executive officers

•  competitive executive pay practices

•  financial feasibility

•  CEO’s self-assessment

• input from the Committee’s consultant • review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each named executive officer is appropriate and competitive.

The Compensation Committee expects a high level of individual and collaborative performance and contributions, consistent with our named executive officers’ level of responsibility, and, when setting compensation, seeks to appropriately motivate our named executive officers to achieve a high level of performance.

Named executive officers generally earn short- and long-term incentive payments as a team based on achievement of pre-established objective performance goals of the Company. Named executive officers are not compensated primarily based on individual performance objectives. Base salary increases and short-term and long-term incentive target award opportunities are determined by taking into consideration the individual’s performance, peer group data and internal comparisons to ensure that pay is competitive and consistent with Company succession planning objectives and that differences in pay among the officers are appropriate.

Mr. Visentin’s compensation opportunity was higher than that of our other named executive officers due to his greater scope of responsibility and was at the approximate median of our peer group companies. His compensation was determined under the same compensation programs and policies pursuant to which the compensation of other Xerox named executive officers are determined, except as otherwise provided under the terms of his negotiated offer letter. Mr. Visentin (and Mr. Jacobson) were not present when the Compensation Committee discussed and established their respective annual compensation.

2018 Total Target Compensation

Total target compensation includes base salary, target annual short-term cash incentive and target annual long-term equity incentive awards, which includes the 2018 annual E-LTIP grants. For purposes of market comparisons, total target compensation within the range of plus or minus 15% of the peer group median typically is considered as a competitive reference point.

Overall, the aggregate total target compensation of our named executive officers is within the competitive range of peer group and survey medians. In addition, the mix of pay elements as a percent of total target compensation is similar to that of our peers.

We show the 2018 total target compensation, including annual base salary, target and actual short-term incentive compensation, as a percentage of base salary, and target long-term incentive compensation as described above under Executive Summary — Summary of 2018 Compensation Actions. More complete compensation information appears in the Summary Compensation Table on page [●].

Fixed Versus Variable Pay

The charts below show the 2018 pay mix for our named executive officers (NEO) as well as the portion of their total target compensation that is in the form of variable pay. The target pay presented in the charts represent annualized base salary, target short-term incentive APIP awards and annual target long-term incentive E-LTIP awards and exclude one-time new hire awards.

Base Salary

Base salary is the fixed pay element of our compensation program. The Compensation Committee reviews and approves base salaries annually, typically in February. The Compensation Committee also reviews named executive officer salaries when there is a specific event, such as a new hire, promotion or achievement of an extraordinary level of performance. Base salaries for Mr. Visentin and Mr. Bandrowczak were approved as part of their new hire negotiations. There were no base salary increases during 2018 for Messrs. Jacobson, Osbourn, Feldman and Tessler.

Short-Term Incentives

The Company’s APIP provides for short-term incentive awards paid in the form of cash for our named executive officers and other eligible employees. Each year, the Compensation Committee determines the target short-term incentive award opportunity under the APIP, stated as a percentage of base salary, for each named executive officer.

The following chart shows our process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

Short-term incentives, if earned based on the previous fiscal year’s performance, generally have been paid in the April time frame.

Short-Term Incentive Target Award Opportunity for the Individual Named Executive Officers

The short-term incentive target award opportunity for each named executive officer takes into account many factors, including scope of responsibility and comparable targets for named executive officers in the peer group. If an executive’s responsibilities change after February, when the terms of the short-term incentive awards are generally approved, the Compensation Committee may adjust the short-term incentive target award opportunity for that executive. The target award opportunities for Mr. Visentin and Mr. Bandrowczak were approved as part of their new hire negotiations and reflect peer group compensation data and the level of complexity of their roles. No changes were made to target award opportunities for the other named executive officers from their 2017 levels.

Determining Short-Term Incentive Award Payouts

After the end of each fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Committee’s review and approval, any material unusual or infrequent charges or gains/(losses) may be excluded from the APIP short-term incentive calculations in order to obtain normalized operational results of the business.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to grant a lower or higher short-term incentive than the calculated incentive payout or no short-term incentive at all, as it deems appropriate, based on overall Xerox performance. The Committee also may use its discretion to increase or decrease an APIP award based on individual performance provided that an individual executive’s award never exceeds two times the executive’s target award opportunity.

Under extraordinary circumstances, if the Compensation Committee believes an additional incentive is appropriate to reward and motivate executives, it has authority to pay discretionary cash awards outside of the APIP that are separate and independent of any calculated APIP incentive payout.

2018 Short-Term Incentive Award Performance Measures and Payouts

The performance measures set by the Compensation Committee for 2018 were Revenue Growth at constant currency, Adjusted Pre-Tax Income and Free Cash Flow. The payout for achieving target performance goals is 100% of target and the payout for achieving maximum performance goals is 200% of target, with payout at 200% representing attainment of outstanding performance results. The payout for achieving threshold performance goals is 50% of target. There is no payout for results below the threshold levels established by the Compensation Committee. Payouts are made proportionately for achievement at levels between threshold and maximum goals.

The weightings, target and maximum goals, payout ranges and performance results against the established performance measures follow:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)	Actual 2018 Performance Results
Revenue Growth at constant currency (1)	33.3%	(2.80)%	(0.80)%	(4.90)%
Adjusted Pre-Tax Income (2)	33.3%	$1,240 million	$1,340 million	$1,193 million
Free Cash Flow (3)	33.3%	$850 million	$1,000 million	$1,050 million

(1)

Generally Accepted Accounting Principles (GAAP) revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars. GAAP revenue decreased 4.2%, excluding the impact of currency fluctuation (0.7% favorable), revenue decreased 4.9% at constant currency.

(2)

GAAP Pre-Tax Income of $598 million, as reported in the Company’s 2018 Annual Report on Form 10-K, adjusted to reflect the approved adjustment categories: addition of equity income ($33 million), and excluding the impact of restructuring costs ($253 million) of which $95 million related to Fuji Xerox, amortization of intangibles ($48 million), transaction and related costs, net ($68 million), non-service retirement-related costs ($150 million), and other items outside the ordinary course of business ($43 million).

(3)	GAAP net cash provided by operating activities of $1,140 million, less capital expenditures (inclusive of internal use software) of $90 million.

The short-term plan contains specific metrics, but also permits the Compensation Committee some limited discretion as described above under Determining Short-Term Incentive Award Payouts.

Although we consider historical performance when setting future performance goals, these goals were aligned with our 2018 operating plan at the time they were established and designed to be challenging, yet achievable.

Performance results with respect to the APIP goals established by the Compensation Committee for Revenue Growth at constant currency and Adjusted Pre-Tax Income were below threshold and for Free Cash Flow, was above maximum. The Compensation Committee approved the calculated payout factor of 66.7% of target, reflecting performance results for all three measures, determined in accordance with the process and applicable goals and weightings described above. After reviewing overall Company, business unit and individual results, the Compensation Committee approved named executive officer payouts. The CEO received a payout of 100% of target at the discretion of the Compensation Committee. The Compensation Committee determined Mr. Visentin’s award based on the progress made on our four strategic initiatives: to optimize our operations for greater simplicity, drive revenue, re-energize our innovation engine and focus on cash flow to drive increasing shareholder returns. Over the last two quarters, under Mr. Visentin’s strong leadership and direction, Xerox focused on creating a simpler more agile and effective organization to enhance our focus on our customers and our partners, instill a culture of continuous improvement and improve our financial results. See Named Executive Officers with Unique Compensation Arrangements for further information on Mr. Visentin’s 2018 short-term incentive award. The other named executive officers received payouts within a range of 50% to 100% of target, at the discretion of the Compensation Committee. For more information on short-term incentive payouts, see the Total Target Compensation section on page [●].

The Compensation Committee believes that the fiscal 2018 short-term incentive payments are consistent with our strategy of compensating named executive officers for achieving important business goals. In view of the Company’s 2018 results, the Compensation Committee believes that the annual short-term incentive payments resulted in reasonable and appropriate performance-related incentive payments to the named executive officers.

The annual incentives paid to the named executive officers in March 2019 for fiscal year 2018 are shown in the Summary Compensation Table. Additional information about the short-term incentive opportunities is shown in the Grants of Plan-Based Awards table.

Long-Term Incentives

We provide long-term incentives to reward named executive officers for sustained performance, as a retention incentive and to align executives’ interests with the interests of our shareholders.

Executive Long-Term Incentive Program

Our Executive Long-Term Incentive Program (E-LTIP) awards are made annually or off-cycle for special purposes, such as new hire, promotion and recognition, pursuant to the 2004 Performance Incentive Plan. Awards may be cash or equity-based, including PSUs, time-based RSUs and stock options. The greatest portion of E-LTIP awards are granted in the form of PSUs.

PSUs are typically based on achievement of goals over a performance period covering three fiscal years. The service period for these PSUs is three years from the date of grant. Earned PSUs vest after the Compensation Committee certifies the results for the performance period. RSUs and stock options are subject to time-based vesting requirements and are scheduled to vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Stock options expire on the 10th anniversary of the grant date.

Once vested, E-LTIP PSUs and RSUs are paid out in the form of shares of Xerox Common Stock. Proceeds from exercising vested stock options may be received in the form of shares of Xerox Common Stock or cash. The purchase price of stock options is equal to the closing price of Xerox Common Stock on the date of grant. In connection with certain termination events, outstanding PSUs, RSUs and stock options vest as follows:

•

Named executive officers who retire or are involuntarily terminated other than for cause before the end of the vesting period will vest in earned PSUs, RSUs and stock options based on a pro-rata vesting formula. Vesting will occur on the original vesting date and will not be accelerated. Vested options will expire on the earlier of the expiration date of the award or three months following the date of termination of employment.

•

Named executive officers who voluntarily terminate employment (other than for retirement) before the vesting date forfeit unvested awards. Vested options will expire on the earlier of the expiration date of the award or three months following the date of termination of employment.

•	Named executive officers who are terminated for cause before the vesting date forfeit unvested PSUs and RSUs. Outstanding vested and unvested options are cancelled upon termination.

•	PSUs (at target), RSUs and stock options fully vest upon death. Vested options expire on the earlier of the expiration date of the award or one year following the date of death.

Mr. Visentin’s negotiated offer letter provides for certain vesting provisions in the event of his termination. Any vesting provisions would be governed by that arrangement. See Named Executive Officers with Unique Compensation Arrangements for further information.

Upon vesting of PSUs and RSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have earned from owning the same amount of Xerox Common Stock (up to the target number of PSUs) throughout the vesting period. Dividend equivalents are not paid with respect to stock options.

Compensation Committee Actions Relating to E-LTIP Awards

E-LTIP awards are based on a review of both peer group and market data, operating results and each executive’s historical and expected future contributions.

Stock options were added to our E-LTIP awards in 2018 to provide greater alignment with the interests of our shareholders and increased focus on improving stock price performance. Consistent with market and peer group data, the Compensation Committee also approved ratable vesting for RSUs and stock options as described above. Delivering three different forms of equity provides a means of balancing objectives to reward stock price appreciation and promote longer-term financial and strategic performance, while also serving as a retention vehicle.

The payout for achieving target performance goals is 100% of target, the payout for achieving threshold performance goals is 50% of target (35% for rTSR), and the payout for achieving maximum performance goals is 200% of target, with payout at 200% representing attainment of outstanding performance results. Payouts are made proportionately for achievement at levels between these goals. There is no payout if performance falls below each of the threshold goals established by the Committee. Payout of PSUs is conditioned on actual achievement of the pre-established performance measures, and any earned shares will be paid on the vesting date.

The 2018 E-LTIP award was granted in the form of 50% PSUs, 25% RSUs and 25% stock options.

In February of 2018, the Compensation Committee established performance goals for the 2018 E-LTIP awards. At the time that the 2018 E-LTIP grant was made, the Company was in negotiations with Fuji Xerox regarding a potential combination. Given the uncertainty about future strategy, the Compensation Committee determined that goals for the second and third years of the PSUs would be set by the end of 2018. At its December 2018 meeting, the Compensation Committee determined that it would set the payout for 2019 and 2020 at target levels of performance, in effect making the awards service-based, in order to encourage retention of prior recipients and provide focus on short-term and long-term metrics for the 2019 APIP and E-LTIP.

The 2018 E-LTIP target award opportunities for Mr. Visentin and Mr. Bandrowczak were approved as part of their new hire negotiation. The target 2018 E-LTIP award opportunities for Messrs. Jacobson, Osbourn, Feldman and Tessler remained the same as in 2017.

The target numbers of PSUs, RSUs and stock options granted to our named executive officers were determined by dividing the approved E-LTIP target awards (dollar value) by the fair value of Xerox Common Stock on the respective grant dates (or last trading day prior to the grant date if the market was closed on the grant date). The fair value used to determine the number of RSUs granted was the closing price of Xerox Common Stock on the date of grant. The fair value used to determine the number of stock options granted was based on a modified Black-Scholes model. The fair value used to determine the number of PSUs granted was determined as follows: two-thirds based on the closing price of Xerox Common Stock on the grant date (for the revenue and free cash flow (1) measures) and one-third based on a Monte Carlo valuation (for the rTSR measure).

See Named Executive Officers with Unique Compensation Arrangements for additional information on certain stock awards.

(1)	Free cash flow is GAAP net cash provided by operating activities, less capital expenditures (inclusive of internal use software).

Metrics for the 2018 Performance Cycle (2018 E-LTIP)

The 2018 E-LTIP performance measures, weightings, target to maximum goals and payout ranges set by the Compensation Committee for the portion of the award granted as PSUs are as follows: Revenue Growth at constant currency (33.3%) measured based on a compound annual growth rate (CAGR), Free Cash Flow (33.3%) and relative Total Shareholder Return (rTSR) (33.3%). CAGR Revenue Growth at constant currency and Free Cash Flow are both based on fiscal year performance from January through December 2018, and rTSR is measured by stock appreciation plus reinvested dividends paid from April 3, 2018 through April 2, 2019, relative to that of the Xerox peer group companies.

The performance measures, weightings and goals for 2018 were as follows:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)
CAGR Revenue growth at constant currency (1)	33.3%	(2.80)%	(0.80)%
Free Cash Flow (2)	33.3%	$850 million	$1,000 million
Relative Total Shareholder Return (3)	33.3%	50th percentile	80th percentile

(1)

Generally Accepted Accounting Principles (GAAP) revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars and based on a compound annual growth rate.

(2)	GAAP net cash provided by operating activities, less capital expenditures (inclusive of internal use software).

(3)	Measured by Xerox stock price appreciation plus reinvested dividends compared to the Xerox peer group companies approved by the Compensation Committee.

RTSR was adopted as a performance measure in 2018, replacing Earnings Per Share, to more directly align payouts with shareholder gains/(losses). Free Cash Flow was adopted in 2018, replacing Adjusted Operating Cash Flow. This measure provides shareholders and investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of our ability to fund acquisitions, dividends and share repurchases. Performance goals were aligned with our 2018 financial model at the time the goals were established and are disclosed solely in the context of our 2018 E-LTIP performance cycle. Target performance goals are reasonably achievable with a level of performance that is in line with the Company’s Board-approved operating plan, whereas maximum performance levels represent stretch goals which can only be achieved with outstanding performance. These goals should not be used or relied upon as estimates of results or applied to other contexts.

To ensure that the value delivered based on rTSR is aligned with performance:

•	If Xerox rTSR performance is negative, even if it is at or above the maximum performance level, no more than target will be paid for this performance measure.

•

There is a cap on the overall payout where the maximum rTSR payout will not be more than four times (considering the number of shares issued and stock price) the original value at grant, in all cases subject to a maximum payout of 200% of target per the terms of the PSU awards. For example, if maximum performance (equal to 200% of target) is achieved and the stock price doubles, payout would be reduced to cap the payout at no more than four times the original grant value (solely for the rTSR portion of the award).

Under the 2018 E-LTIP, actual Company results for the performance measures will be adjusted for the impacts of certain pre-established items, subject to thresholds, such as: acquisitions, separations or divestitures, effects of changes in accounting principles, certain items identified in other expenses, net, gains/(losses) from the settlement of tax audits or changes in tax laws, gains/(losses) from war, terrorism or natural disasters, cash payments for restructuring, pension contributions, changes in receivables factoring programs, and other types of unusual or infrequent items. Revenue Growth is adjusted to exclude the impact of changes in the translation of foreign currencies into USD.

Because we believe Revenue Growth at constant currency and Free Cash Flow to be two of the fundamental financial metrics that drive shareholder value, we used those financial metrics for both our short- and long-term incentive programs.

•

Performance measures for our short-term incentive awards, as previously described, are set on an annual basis and are paid in cash following the end of the annual performance period, based on achievement of annual performance goals.

•

Performance measures for our long-term incentive awards are typically set at the beginning of the first year. Earned long-term incentive performance based awards vest and pay out three years from the date of grant. The actual value realized by our named executive officers with respect to these awards is based on achievement of performance goals and stock price at the time of vesting.

Additional information on the 2018 E-LTIP awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Performance and Payouts under Prior E-LTIP Awards

2015 PSUs

The 2015 E-LTIP was based on two-year cumulative performance from 2015 through 2016 and 2017 performance at target. 2017 performance was deemed to be achieved at target as a result of the Separation because the 2017 goals were no longer applicable since they had applied to the combined company prior to the Separation. Performance results against the pre-established performance measures and definitions for this award follows. For additional information on the performance measures and definitions, see Exhibit 10(e)(21) of the Annual Report on Form 10-K for the 2014 fiscal year filed on February 24, 2015.

Performance Measure	Weighting	Two-Year Cumulative Performance	Performance Shares Earned
PSUs Earned Based on 2015 and 2016 Performance:
Revenue Growth at constant currency (1)	30%	(7.4)% — below threshold	0%
Adjusted Earnings Per Share (EPS) (2)	50%	$1.68 — below threshold	0%
Adjusted Operating Cash Flow (3)	20%	$3.093 billion — below threshold	0%
Total PSUs earned as a percentage of shares granted for 2015 and 2016			0%
Total PSUs earned for 2017 (PSUs earned at target) (4)			33.34%

(1)	Generally Accepted Accounting Principles (GAAP) revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.

(2)	EPS from continuing operations, as reported in the Company’s audited consolidated financial statements, adjusted to reflect the pre-approved adjustment categories.

(3)	Net Cash provided by Operating Activities, as reported in the Company’s audited consolidated financial statements, adjusted to reflect the pre-approved adjustment categories.

(4)

The actual payout for the 2015 E-LTIP as a percent of grant date value on July 1, 2015, was 24.5% due to actual performance results (33.34% of target) and the difference in the fair market value per share on the July 1, 2015 grant date as compared to the July 1, 2018 vesting date.

Based on the above, the Compensation Committee determined a payout level for the 2015 PSUs of 33.34% of target. This award vested on July 1, 2018. See the Option Exercises and Stock Vested in 2018 table for additional information.

Payout for the 2015 E-LTIP as a percent of grant date value was 24.5% due to performance results of 33.34% of target and the difference in stock price at vesting compared to the grant date.

SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT

At our annual meeting of shareholders held on July 31, 2018, 64.28% of the votes cast on our annual say-on-pay proposal were voted in favor of our named executive officer compensation as disclosed in our 2018 proxy statement. Management and the Compensation Committee conducted shareholder outreach to understand the reasoning underlying say-on-pay voting decisions. Concern was indicated over single trigger vesting in the event of a change in control provided to Mr. Visentin as part of his new hire negotiation. The Board believed that the employment of Mr. Visentin was essential to the success of the Company’s turn-around strategy, and this vesting provision was a key term of negotiation for Mr. Visentin. The Board negotiated Mr. Visentin’s offer terms with the dual purpose of retaining Mr. Visentin and incenting his performance, which is critical to our success. The Compensation Committee believes the passing vote supports the Company’s approach to executive compensation. Further information on Mr. Visentin’s new hire arrangement can be found below in the section on Named Executive Officers with Unique Compensation Arrangements.

As described under Shareholder Outreach and Engagement, we regularly meet with investors, both individually and in group forums, to provide them with the opportunity to engage directly with Company representatives to address their questions and to provide feedback to us on topics of importance to them. The Board and management team carefully consider the feedback from our engagements (which historically has been favorable) when reviewing our business, corporate governance and executive compensation program.

As a result of our ongoing engagement and communication with shareholders, for 2018 and 2019, we:

•	continued to maintain short- and long-term performance measures that have some overlap but are not identical;

•	maintained a heavier weighting on PSUs than other stock award vehicles;

•	eliminated EPS as a measure and added rTSR to our 2018 E-LTIP goals; and

•

in 2019, renegotiated Mr. Visentin’s offer terms to eliminate single trigger vesting upon a change in control with respect to future cash awards and long-term incentive equity grants on or after May 14, 2020.

We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

NAMED EXECUTIVE OFFICERS WITH UNIQUE COMPENSATION ARRANGEMENTS

Giovanni (John) Visentin

On May 14, 2018, Mr. Visentin and Xerox executed an offer letter that provided that Mr. Visentin would become Vice Chairman and Chief Executive Officer, effective May 15, 2018. The Board believed that the employment of Mr. Visentin was essential to the success of the Company’s turn-around strategy and negotiated Mr. Visentin’s offer terms with the dual purpose of retaining Mr. Visentin and incenting his performance. In 2019, certain amendments were made to Mr. Visentin’s offer letter.

At the time that Mr. Visentin was hired, several former directors had resigned and other directors had joined the Board. The New York State Supreme Court had enjoined the pending combination with Fujifilm, the Company’s former CEO had resigned, and the Board needed to hire a new CEO. The Company’s independent directors had determined that Mr. Visentin was particularly well suited to the Company, and several of the Company’s largest shareholders had communicated similar views publicly. Further, the independent directors also recognized that recruiting any CEO candidate, particularly someone of Mr. Visentin’s caliber, into an organization facing many challenges — including an active sales process in which no one knew what the outcome would be (particularly in the short-term) — would be difficult. Therefore, the independent directors concluded that the Company needed to hire Mr. Visentin, and, in order to do so, certain exceptions to the Compensation Committee’s standard pay practices were deemed appropriate under the circumstances.

Under the terms of his negotiated letter agreement, Mr. Visentin received (a) an annual base salary of $1,200,000, (b) eligibility for an annual short-term incentive with a target award equal to 150% of base salary, and a maximum award equal to 200% of target, not prorated for 2018 employment (with a maximum payout of $2,400,000), subject to achievement of performance goals; (c) eligibility for annual long-term incentive award grants with a grant date value of at least $10,000,000, and (d) participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

The negotiated offer letter also provided that Mr. Visentin would receive (a) a cash sign-on bonus payment of $1,500,000, and (b) an initial equity award of restricted stock, with a grant date value equal to $10,000,000 based on the closing price of the Xerox Common Stock on May 15, 2018.

The one-time compensation grants at hire were designed to provide significant incentives to lead a turn around. They increased Mr. Visentin’s compensation above the expected future annual rate going forward. A comparison of reported 2018 compensation, as reported in the Summary Compensation Table, and prospective 2019 compensation at target follows:

Year	Vice Chairman and CEO	Base Salary ($)	Bonus and Non-Equity Incentive Awards ($)	Stock and Option Awards ($)	Other Compensation ($)	Total ($)

2018	G. Visentin	756,522	3,300,000	19,072,839	329,642	23,459,003

2019	G. Visentin	1,200,000	1,800,000	10,000,000	TBD	13,000,000

In the event of Mr. Visentin’s voluntary termination for Good Reason or termination without Cause (both as defined in the offer letter) prior to a Change in Control (as defined in the offer letter), or voluntary termination without Good Reason within 90 days following a Change in Control, Mr. Visentin would be entitled to, among other things, (a) cash payments in the aggregate equal to twice the sum of his base salary and his target short-term incentive; (b) a prorated annual short-term incentive for year of termination based on actual results; and (c) accelerated vesting of all outstanding long-term incentive awards that would have otherwise become vested during the Severance Period (as defined in the offer letter). Under 2019 amendments to Mr. Visentin’s offer letter, the foregoing cash payments will not be available for voluntary terminations without Good Reason occurring on or after May 14, 2020.

Following a Change in Control, in the event of Mr. Visentin’s voluntary termination for Good Reason or termination without Cause, under the terms of the offer letter, Mr. Visentin would be entitled to, among other things, (a) cash payments equal to 2.99 times the sum of his base salary and his target short-term incentive and (b) his annual short-term incentive for the year of termination based on actual results. For additional information, please see Change in Control Benefits.

In the event of a Change in Control, Mr. Visentin’s 2018 long-term incentive awards will become fully vested, with PSUs vesting at target. Under 2019 amendments to Mr. Visentin’s offer letter, future long term incentive awards granted on or after May 14, 2020 will become fully vested in the event of a Change in Control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason as defined in the offer letter (double-trigger vesting).

Steven J. Bandrowczak

On June 21, 2018, Mr. Bandrowczak and Xerox entered into an offer letter that provided that Mr. Bandrowczak would become President and Chief Operations Officer effective June 25, 2018. Under the terms of his new hire offer letter, Mr. Bandrowczak received (a) an annual base salary of $525,000, (b) eligibility for an annual short-term incentive with a target award equal to 100% of base salary, prorated for 2018 employment, (c) eligibility for a prorated annual long-term incentive award for 2018, with a grant value of $1,312,500, and (d) participation in the Company’s retirement, health and welfare, vacation and other benefit programs. Mr. Bandrowczak’s offer letter also provided for a 2019 long-term incentive award with a target grant value of $1,750,000.

In order to compensate him for compensation that he would forego from his prior employer, the offer letter also provided that Mr. Bandrowczak would receive (a) a cash sign-on bonus payment of $300,000 and (b) an equity award of RSUs, granted on July 1, 2018, with a grant value of $2,200,000 with the number of RSUs to be determined based on the closing price of the Xerox Common Stock on July 1, 2018. The RSUs will fully vest on the second anniversary of the grant.

PENSION AND SAVINGS PLANS

Pension Plans

The only named executive officer who participates in a pension benefit is Mr. Tessler as provided under the Retirement Indemnities Plan for France. For information on the actuarial present value of the accumulated pension benefits for Mr. Tessler, see the Pension Benefits table.

French Pension Plan — Retirement Indemnities Plan

Mr. Tessler is a French citizen, working in the United Kingdom. He is not covered by qualified or non-qualified plans in the U.S. nor any retirement plans in the UK where he is currently on assignment, but is covered under French social security and other mandatory French pension plans. In addition to government sponsored pension programs, during 2018, Mr. Tessler participated in the defined contribution pension plan for directors of Xerox SAS, France. Contributions to the plan are based on Mr. Tessler’s earnings up to a cap of currently €202,620. The benefits under the Retirement Indemnities Plan are only payable upon retirement which can be as early as age 62. Since Mr. Tessler is not yet age 62, he would not be eligible for any benefits under this plan should he leave Xerox before attaining age 62.

Savings Plans and Deferred Compensation Plan

During 2018, we provided our named executive officers with the opportunity to defer receipt of compensation on a pre-tax basis under the following defined contribution plans:

•	Xerox Corporation Savings Plan (tax qualified 401(k) Savings Plan)

•	Xerox Corporation Supplemental Savings Plan

Mr. Tessler, a citizen of France, is not eligible to participate in these U.S. Plans.

Xerox Corporation Savings Plan (401(k) Savings Plan)

Mr. Visentin, Mr. Jacobson, Mr. Bandrowczak, Mr. Osbourn and Mr. Feldman were eligible to participate in the 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. Each of these named executive officers participated in the 401(k) Savings Plan in 2018. These named executive officers were eligible for a 100% Company match, applied quarterly, on 3% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. Named executive officers may not receive 401(k) Savings Plan benefits in excess of these limits. For 2019, the Company match changed and provides a 50% match on 6% of eligible pay saved on a before-tax basis, up to IRS limits. Also effective in 2019, the match will be applied at year end and is forfeited in full should the participant leave Xerox prior to year end.

Xerox Corporation Supplemental Savings Plan

When future accruals under U.S pension plans were frozen, the Company introduced the Xerox Corporation Supplemental Savings Plan (SSP), a non-qualified supplemental savings plan for eligible U.S. employees. In 2018, all U.S. named executive officers were eligible to participate. Under the SSP, participants could defer 3% of eligible compensation in excess of the IRS limit for that plan year. The SSP provided for a 100% Company match equal to the amount deferred. Messrs. Visentin, Jacobson, Osbourn and Feldman deferred compensation into the SSP in 2018. This program was closed to new contributions after 2018.

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally maintains medical and dental coverage, life insurance, accidental death insurance and disability benefits programs or plans for all of its employees, as well as customary vacation, leave of absence and other similar policies. Named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise disclosed.

Life Insurance

During 2018, the Company provided the Xerox Universal Life Plan to eligible U.S. executives, including the named executive officers. All of the named executive officers participated in this program, except for Mr. Tessler who is not a U.S. employee. Participants could elect to receive Company-paid life insurance equal to three times their base salary. U.S. executives are the sole owners of their policies and are responsible for any taxes due as a result of Company contributions. Company premium payments for this program have been discontinued beginning in 2019.

Perquisites

We periodically review the perquisites that named executive officers receive. The Compensation Committee believes its policies regarding perquisites are conservative compared to other companies. The Company does not pay tax gross-ups in connection with perquisites.

All named executive officers are eligible to receive Company-paid financial planning assistance. Solid financial planning by experts reduces the amount of time and attention that named executive officers devote to their finances and maximizes the value of their compensation. Home security is also provided to Mr. Visentin.

In addition, for purposes of productivity, security and efficiency, the Board of Directors requires Mr. Visentin to use chartered aircraft for business travel when practicable. Mr. Visentin may also use the Company chartered aircraft for personal travel. Employees are permitted to accompany Mr. Visentin on the Company chartered aircraft solely for business purposes with prior authorization by Mr. Visentin. In addition, family members and guests may accompany Mr. Visentin on the Company chartered aircraft. Mr. Visentin is wholly responsible for the tax consequences related to his personal use of Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his use of chartered aircraft.

Mr. Tessler is a citizen of France on international assignment and received an international assignment allowance in 2017, which is customary for Xerox employees on international assignment. The Compensation Committee approved a modification to Mr. Tessler’s relocation agreement as reimbursement for additional transition expenses incurred in connection with his relocation based on a change in his assignment resulting from the Separation. Under his modified relocation agreement, Mr. Tessler received a reimbursement of $19,000 per month for a maximum of twelve months (October 2017 through September 2018). In light of significant business demands, Mr. Osbourn received extended time of ten months for home sale related reimbursements. The cost to the Company for the extended time is the same as if Mr. Osbourn had moved within the original time frame. Mr. Osbourn’s former home was sold during 2018.

For additional information and the total costs to the Company for providing perquisites and personal benefits to the named executive officers during fiscal 2018, see the “All Other Compensation” column of the Summary Compensation Table.

CHANGE IN CONTROL BENEFITS

All named executive officers have change in control severance agreements. We consider these agreements to be in the best interests of our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were to be acquired by another company. These agreements create appropriate incentives for the named executive officers to facilitate a smooth transition in the best interests of the Company and shareholders by continuing to perform in their roles pending a potential change in control. The Compensation Committee periodically reviews change in control severance payment amounts against benchmark data to ensure that amounts are generally consistent with market practices.

If employment is terminated involuntarily (other than for cause, death or disability) or voluntarily for good reason following a change in control (within two years of the change in control for Messrs. Bandrowczak, Osbourn, Feldman and Tessler), our change in control severance agreements with the named executive officers provide:

•

Cash payments for Mr. Visentin equal to 2.99 times the sum of then-current annual base salary and short-term incentive award target, and for all other named executives, a lump sum cash payment equal to twice the sum of then current annual base salary and short-term incentive award target.

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Severance payments following a change in control are generally not conditioned on non-compete or non-solicitation obligations or other negative covenants.

Other change in control benefit plan provisions include:

•

Accelerated vesting of stock awards only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double-trigger” vesting). Mr. Visentin, as part of his new hire negotiation, would be provided with accelerated vesting of his outstanding stock awards granted before May 14, 2020 in the event of a change in control without termination of employment. For additional information, please see Named Executive Officers with Unique Compensation Arrangements.

•

Mr. Visentin’s stock awards granted on or after May 14, 2020 will be subject to double trigger vesting. Accordingly, accelerated vesting of such stock awards will occur in the event of a change in control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason as defined in the agreement.

•

Immediate vesting in the present value of the accrued non-qualified U.S. pension plan benefits, if any, as of the date of the change in control. Participants are entitled to receive these benefits without regard to the plan’s normal requirements for remaining employed by Xerox until a stated age and number of years of service. If the change in control conforms with applicable tax regulations regarding deferred compensation, participants are entitled to an immediate single-sum payment of the benefit. If the change in control does not conform with applicable tax regulations, participants are entitled to payments in accordance with the schedule normally provided by the plan. The Committee views this accelerated vesting upon a change in control, and accelerated payment upon a conforming change in control, as appropriate to protect the pension benefit, if any, earned by the named executive officer at Xerox. None of the named executive officers are participants in non-qualified U.S. pension benefits.

In addition, if Mr. Visentin voluntarily terminates his employment without Good Reason within 90 days following a change in control, he would receive: (i) cash payments equal to twice the sum of his base salary and target short-term incentive award (but not for voluntary terminations without Good Reason on or after May 14, 2020), (ii) his annual short-term incentive award for 2018 (Non-Equity Incentive Award) prorated based on actual performance results (but not for voluntary terminations without Good Reason on or after May 14, 2020), (iii) accelerated vesting of all outstanding equity awards outstanding as of May 14, 2020 that would have otherwise become vested over 24 months, and (iv) continuation of welfare benefits at active employee rates for 24 months. These payments are subject to execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement. All cash severance payments to Mr. Visentin following a change in control are paid as installments over 24 months or as a lump sum to the extent permitted by applicable tax regulations. Good Reason terminations are as defined in the offer letter.

We do not provide named executive officers with excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change in control of Xerox and a qualifying termination of employment is presented under the Potential Payments Upon Termination or Change in Control table.

EMPLOYMENT AND SEPARATION

Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of the Company, with discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control). When a named executive officer is removed from his or her position, the Compensation Committee has exercised its business judgment in determining whether any special severance arrangement is appropriate in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments, the reasons for separation and requirements under local law.

The Compensation Committee approved an officer severance program in 2017 and revised the program in 2018. Under the officer severance program, an officer who is designated to participate in the plan will be entitled to receive one year (two years for the CEO) of salary continuance and benefits, including pro-rata vesting of equity grants (if determined by the Compensation Committee) and a pro-rata annual short-term incentive award. The officer severance program includes, and officer separation agreements typically include, a covenant not to engage in activity that is detrimental to the Company. All named executive officers have been approved as participants in the officer severance program. Officers with a written agreement providing for severance benefits upon separation are not eligible for the officer severance program. Mr. Visentin’s negotiated offer letter provides for severance benefits and, in the event of severance, his benefits would be governed by that arrangement. See Named Executive Officers with Unique Compensation Arrangements for further information.

If the Compensation Committee does not approve a severance arrangement under the officer severance program for other named executive officers whose employment is terminated, that officer would be covered under the Company’s regular U.S. severance policy, as applicable at the time of the separation.

Mr. Jacobson’s termination during 2018 was voluntary and he did not receive a severance arrangement. He was no longer eligible for a 2018 short-term incentive award and his unvested long-term incentive awards were cancelled at the time his employment terminated. Mr. Jacobson received earned salary and vacation pay, and vested deferred compensation upon termination.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Requirements

We require each named executive officer to build and maintain a meaningful level of stock ownership.

Role	Ownership Requirement

CEO	5 times base salary

Other named executive officers	3 times base salary

To that end, the annual E-LTIP PSU and RSU awards are subject to a mandatory holding requirement. Named executive officers must retain at least 50% of the shares acquired through the vesting of these E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, named executive officers must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other named executive officers. The holding requirement essentially restricts the CEO from selling these shares prior to two earnings announcements following separation from employment and prior to one earnings announcement for other named executive officers. For six months following separation, named executive officers may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The CEO has the authority to permit discretionary hardship exceptions (other than for himself) from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count towards ownership requirements include shares owned outright (whether or not held in street name), outstanding unvested restricted stock and RSUs and outstanding earned but unvested PSUs. Outstanding unearned PSUs and stock options do not count towards ownership requirements.

Trading, Hedging and Pledging

Executive officers are prohibited from engaging in short-swing trading and trading in options (including puts, calls and straddles) with respect to Xerox securities. “Short sales” are also prohibited.Under the Company’s insider trading policy, executive officers are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

Executive officers are expected to obtain approval by the CEO prior to selling Xerox securities. In addition, executive officers are prohibited from pledging Xerox securities, including depositing Xerox securities in margin accounts at brokerage firms, and from using Xerox securities as collateral.

Compensation Recovery Policy (Clawbacks)

Typically, separation arrangements with our named executive officers include a provision that rescinds severance payments if an executive engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives. In addition, the following plans provide for compensation recovery.

Under the 2004 Performance Incentive Plan, if the Compensation Committee deems a named executive officer to have engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with the Company, disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of Dodd Frank), soliciting an employee to terminate employment with the Company, or soliciting a customer to reduce its level of business with the Company. If a payment or award is rescinded, the named executive officer will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

Our E-LTIP equity award agreements, under the 2004 Performance Incentive Plan, include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements as required under Dodd Frank. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers. Short-term incentive awards are also subject to clawback provisions.

Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a named executive officer, is found to have engaged in detrimental activity, the Plan Administrator may reduce or delete the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other named executive officers included in the Summary Compensation Table in the Company’s proxy statement. Prior to 2018, this limitation on deductibility did not apply to qualifying “performance-based compensation” and did not apply to our CFO. In December 2017, the Tax Cuts and Jobs Act (Tax Act) was signed into law. Under the Tax Act, the exemption from Section 162(m)’s deduction limit for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017, and extended the limitation to compensation paid to CFOs and certain former named executive officers. As a result, all compensation in excess of $1 million paid to each of our named executive officers will not be deductible unless the compensation qualifies for certain transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation which had been intended to satisfy the requirements for exception from the Section 162(m) deduction limit will, in fact, satisfy the exception.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and be included in the Proxy Statement for the 2019 Annual Meeting of Shareholders.

Cheryl Gordon Krongard, Chair

Gregory Q. Brown

Jonathan Christodoro

A. Scott Letier

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the CEO and former CEO, the CFO and the next three most highly compensated executive officers who served during the fiscal year ended December 31, 2018 (collectively referred to as named executive officers). The table includes the dollar value of base salary earned, bonus, stock and option awards, non-equity incentive plan compensation earned, change in pension value, if any, above-market non-qualified deferred compensation earnings, if any, and all other compensation, whether paid or deferred.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our named executive officers for fiscal 2018, please refer to the CD&A beginning on page [●].

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and NQDC Earnings ($) (F)	All Other Compensation ($) (G)	Total ($)

Giovanni (John) Visentin Vice Chairman and Chief Executive Officer	2018	756,522	1,500,000	17,500,045	1,572,794	1,800,000	-	329,642	23,459,003

Jeffrey Jacobson	2018	365,942	500,000	4,875,033	1,022,060	-	-	25,562	6,788,597
Former Chief Executive Officer	2017	1,000,000	-	6,500,047	-	1,935,000	-	78,138	9,513,185
	2016	812,500	-	3,500,005	-	964,875	-	69,219	5,346,599

Steven J. Bandrowczak President and Chief Operations Officer	2018	272,917	300,000	3,184,407	206,591	273,000	-	2,981	4,239,896

William F. Osbourn, Jr.	2018	625,000	-	1,687,531	353,793	531,250	-	168,280	3,365,854
Executive Vice President and Chief Financial Officer	2017	625,000	-	3,375,018		825,000	-	200,945	5,025,963

Michael D. Feldman	2018	575,000	300,000	1,875,030	393,101	385,250	-	42,876	3,571,257
Executive Vice President and President, North America Operations	2017	575,000	-	2,500,027	-	725,000	-	30,371	3,830,398

Hervé N. Tessler	2018	573,273	238,488	1,500,031	314,485	286,637	210,661	546,981	3,670,556
Executive Vice President and President, International Operations	2017	598,567	-	2,000,039	-	796,094	285,861	847,188	4,527,749

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. Mr. Tessler is paid in euros. For purposes of his compensation reported in this table, the conversion from euros to U.S. dollars is based on the exchange rate of 1.1436 USD per EUR, consistent with the exchange rate used in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018.

(A)

Amounts shown represent base salary earned in 2018. For Messrs. Visentin and Bandrowczak, the value represents base salary earned from their hire dates (May 15, 2018 and June 25, 2018 respectively). For Mr. Jacobson, the value represents base salary earned through his voluntary termination of employment with the Company on May 13, 2018.

(B)

The awards shown in column (B) for Mr. Visentin and Mr. Bandrowczak reflect their lump sum cash sign-on award approved as part of their negotiated offer letters. For more information on these awards, see the Named Executive Officers with Unique Compensation Arrangements section in the CD&A. Also included are cash incentive awards for Mr. Jacobson, Mr. Feldman and Mr. Tessler. These awards were approved by the Compensation Committee in 2016, payable on the one-year anniversary of the Separation to recognize the work required to accomplish the Separation and to further retain these executives beyond the Separation.

The Annual APIP awards appear as “Non-Equity Incentive Plan Compensation” in column (E).

(C)

The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of PSUs and RSUs granted to our named executive officers in 2018, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. As a result of Mr. Jacobson’s voluntary termination of employment with the Company on May 13, 2018, his PSUs and RSUs were cancelled.

PSU awards under 2018 E-LTIP were granted on May 15, 2018 for Mr. Visentin, July 1, 2018 for Mr. Bandrowczak and April 6, 2018 for Messrs. Jacobson, Osbourn, Feldman and Tessler. The grant date fair value of these awards at maximum performance is as follows: Mr. Visentin — $10,000,014; Mr. Jacobson — $6,500,022; Mr. Bandrowczak — $1,312,542; Mr. Osbourn — $2,250,042; Mr. Feldman — $2,500,026; and Mr. Tessler — $2,000,056.

This column also includes the grant date fair value of the new hire restricted stock award granted to Mr. Visentin on May 15, 2018 ($10,000,025) and the new hire RSU award granted to Mr. Bandrowczak on July 1, 2018 ($2,200,008) as described in the CD&A under Compensation Committee Actions Relating to E-LTIP Awards and Named Executive Officers with Unique Compensation Arrangements.

(D)

The amounts shown in this column represent the grant date fair values of equity awards in the form of stock options granted to our named executive officers in fiscal year 2018, computed based on a Black-Scholes value in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, which varies from the modified Black-Scholes value used to calculate the number of stock options granted, as explained in footnote “F” of the “Grants of Plan Based Awards” table. As a result of Mr. Jacobson’s voluntary termination of employment with the Company on May 13, 2018, his stock options were cancelled.

(E)

The Non-Equity Incentive Plan payments under the 2018 APIP, based on 2018 performance, were approved by the Compensation Committee in February 2019. Actual 2018 full year payments as a percentage of target were as follows: Mr. Visentin, 100% (paid on his annualized base salary); Mr. Bandrowczak, 100%; Mr. Osbourn, 85%; Mr. Feldman, 67%; and Mr. Tessler, 50%. Mr. Jacobson did not receive an APIP payment as a result of his voluntary termination of employment with the Company on May 13, 2018. For more information, see the 2018 Performance for Short-Term Incentive Award Performance Measures and Payouts section in the CD&A.

(F)

Mr. Tessler participates in the Retirement Indemnities Plan, our French pension plan which we are required to maintain under a certain collective agreement with our employees in France. Mr. Tessler is the only named executive officer who participates in a pension plan. The increase in pension value shown in this column is calculated by determining the increase in the present value of the benefits from December 31, 2017 to December 31, 2018. The change in the present value of the accrued pension benefits is impacted by an additional year of age and by changes in the discount rate used in the present value calculation. The present value is computed using the FASB ASC Topic 715 assumptions in effect on December 31, 2018 and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable (age 62). These assumptions include a discount rate of 1.45% for the Retirement Indemnities Plan and an exchange rate of 1.1436 USD per EUR, consistent with the rates used in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018. The primary driver of the increase in his pension value is due to the amount of the short-term incentive paid in 2018 compared to the short-term incentive paid in 2017. As of December 31, 2017, the assumptions used for Mr. Tessler’s pension value included a discount rate of 1.25% and a December 31, 2017 exchange rate of 1 euro to 1.1941 U.S. dollars. For more information, see the Pension Benefits For the 2018 Fiscal Year table and footnotes.

Messrs. Visentin, Jacobson, Osbourn and Mr. Feldman participated in the supplemental savings plan in 2018. No above-market earnings are credited under this plan. See the Non-Qualified Deferred Compensation for the 2018 Fiscal Year table for additional information.

(G)	The table below provides additional data on the amounts included under the “All Other Compensation” column.

All Other Compensation Table

Name	Year	Personal Use of Aircraft ($) (1)	International Assignment Allowances ($) (2)	Life Insurance Paid by Registrant ($) (3)	Relocation Expenses ($) (4)	Tax Related Reimbursements ($) (5)	401(k) and SSP Company Match ($) (6)	Miscellaneous ($) (7)	Total All Other Compensation ($)
G. Visentin	2018	275,715	-	3,194	-	-	13,696	37,037	329,642
J. Jacobson	2018	5,787	-	4,775	-	-	15,000	-	25,562
	2017	1,142	-	11,511	-	-	58,946	6,539	78,138
	2016	105	-	8,220	-	-	31,935	28,959	69,219
S. J. Bandrowczak	2018	-	-	1,509			1,313	159	2,981
W. F. Osbourn, Jr.	2018	-	-	4,354	63,835	55,119	38,813	6,159	168,280
	2017	-	-	4,035	133,542	55,109	8,100	159	200,945
M. D. Feldman	2018	-	-	3,389	-	-	39,000	487	42,876
	2017	-	-	3,166	-	-	27,046	159	30,371
H. N. Tessler	2018	-	173,367	-	135,354	238,260	-	-	546,981
	2017	-	319,412	-	55,178	472,598	-	-	847,188

(1)

For reasons of productivity, security and efficiency, the Company requires Mr. Visentin to use Company chartered aircraft for business travel. Mr. Visentin may also use the Company chartered aircraft for personal travel. The compensation value of personal usage of Company chartered aircraft is calculated based on the aggregate incremental cost to the Company, using the incremental aircraft operating rate based on the number of flight hours used, and primarily includes the cost of fuel, maintenance and other variable costs (such as the cost of landing fees, crew on the road expenses, trip related service and maintenance, airport taxes and fees). Mr. Visentin is also allowed to bring guests, such as family members, on the Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of Company chartered aircraft.

While Mr. Jacobson was CEO, he occasionally used Company chartered aircraft for domestic business air travel. On certain occasions, family members accompanied Mr. Jacobson on a business flight. In such situations, a de minimis amount of aggregate incremental cost is incurred by the Company, which is reflected in the above table for Mr. Jacobson.

(2)

Mr. Tessler, who is a citizen of France, received certain benefits in connection with his international assignment in the U.S. and thereafter in the U.K. Included in this column are Mr. Tessler’s assignment allowance ($5,128), automobile allowance ($12,675), and the cost of his incremental U.K. housing allowance ($155,564).

(3)	Amounts in this column include the imputed income for Company-paid life insurance under the Xerox Universal Life Plan.

(4)

In light of significant business demands, Mr. Osbourn received extended time of ten months for home sale related reimbursements. Mr. Osbourn’s former home was sold during 2018 and this column reflects payment of certain closing costs in connection with that sale. The cost to the Company for the extended time is the same as if Mr. Osbourn had moved within the original time frame.

Prior to the announcement of the Separation, the intent was that Mr. Tessler would be localized in the U.S. As a result, he made significant commitments including the purchase of a home in the U.S. As part of the new leadership team, Mr. Tessler was asked in late 2016 to relocate to the U.K. to lead our International Operations. To offset the additional carrying charges on his home in the U.S. while it was being marketed for sale, in 2017 the Compensation Committee approved a modification to his relocation agreement to provide for additional benefits through September 2018 which totaled $129,052. This column also includes other incidental benefits such as dependent travel and tax preparation services.

(5)

For Mr. Osbourn, the amount in this column, represents gross-up payments related to reimbursement of expenses in connection with relocation. Mr. Tessler’s tax related reimbursements are covered under the Xerox international assignment policy and relate to relocation expenses, expatriate tax assistance and equalization in the U.S. and U.K.

(6)

In addition to the Company match under the 401(k) savings plans, this column also includes the Company match under the Xerox non-qualified supplemental savings plan (SSP) for Messrs: Visentin, Jacobson, Osbourn ($30,563) and Feldman ($30,750). See the Non-Qualified Deferred Compensation for the 2018 Fiscal Year Table for additional information.

(7)

Amounts in this column for 2018 include identity theft protection, financial planning assistance and other incidental benefits of de minimis value. Mr. Visentin’s amount for 2018 includes initial home security installation and maintenance which totaled $28,810.

(8)

In accordance with applicable SEC rules, dividend equivalents paid in 2018 on PSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the PSUs and RSUs.

For further information on the components of the executive compensation program, see the CD&A.

GRANTS OF PLAN-BASED AWARDS IN 2018

The following table provides additional detail for each of the named executive officers on potential amounts payable under APIP and E-LTIP and Mr. Visentin’s restricted stock award as presented in the Summary Compensation Table. Threshold, target and maximum award opportunities are provided, as applicable.

Name		Grant	Date of	Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities Underlying	Grant Date Fair Value of Stock and Option
	Award	Date (A)	Action (A)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (D)	Options (#) (E)	Awards ($) (F)

G. Visentin	2018 APIP	-	-	299,700	1,800,000	2,400,000	-	-	-	-	-	-

	2018 E-LTIP	5/15/18	5/14/18	-	-	-	19,483	167,164	334,328	-	-	5,000,007

	2018 E-LTIP	5/15/18	5/14/18	-	-	-	-	-	-	87,689	-	2,500,013

	2018 E-LTIP	5/15/18	5/14/18	-	-	-	-	-	-	-	269,314	1,572,794
	Restricted Stock	5/15/18	5/14/18	-	-	-	-	-	-	350,755	-	10,000,025

J. Jacobson	2018 APIP	-	-	249,750	1,500,000	3,000,000	-	-	-	-	-	-
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	12,904	110,715	221,430	-	-	3,250,011
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	58,078	-	1,625,022
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	-	178,370	1,022,060

Name		Grant	Date of	Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities Underlying	Grant Date Fair Value of Stock and Option
	Award	Date (A)	Action (A)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (D)	Options (#) (E)	Awards ($) (F)

S. J. Bandrowczak	2018 APIP	-	-	45,455	273,000	546,000	-	-	-	-	-	-

	2018 E-LTIP	7/1/18	6/8/18	-	-	-	3,038	26,064	52,128	-	-	656,271

	2018 E-LTIP	7/1/18	6/8/18	-	-	-	-	-	-	13,672	-	328,128

	2018 E-LTIP	7/1/18	6/8/18	-	-	-	-	-	-	-	41,990	206,591
	RSU	7/1/18	5/14/18	-	-	-	-	-	-	91,667	-	2,200,008

W. F. Osbourn, Jr.	2018 APIP	-	-	104,063	625,000	1,250,000	-	-	-	-	-	-

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	4,467	38,325	76,650	-	-	1,125,021

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	20,104	-	562,510
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	-	61,744	353,793

M. D. Feldman	2018 APIP	-	-	95,738	575,000	1,150,000	-	-	-	-	-	-

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	4,963	42,583	85,166	-	-	1,250,013

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	22,338	-	625,017
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	-	68,604	393,101

H. N. Tessler	2018 APIP	-	-	95,450	573,273	1,146,546	-	-	-	-	-	-

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	3,971	34,067	68,134	-	-	1,000,028

	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	17,870	-	500,003
	2018 E-LTIP	4/6/18	2/21/18	-	-	-	-	-	-	-	54,884	314,485

(A)

The “Grant Date” is the effective date of the equity awards. The “Date of Action” is the date on which the values of the awards were approved by the Compensation Committee and the Board of Directors for Mr. Visentin.

(B)

These columns reflect the threshold, target and maximum payout opportunities under the 2018 APIP set by the Compensation Committee on February 21, 2018. The actual APIP payout, which was based on 2018 performance and paid in March 2019, is presented in the Summary Compensation Table in column (E). The APIP measures and weightings for 2018 were constant currency Revenue Growth (33.3%),

Adjusted Pre-Tax Income (33.3%) and Free Cash Flow (33.3%). Threshold payout was determined based on achieving the minimum performance level for only one of the three performance measures. If threshold performance was not achieved on any of the performance measures, there would be no APIP payout.

(C)

The threshold, target and maximum payout opportunities for the 2018 E-LTIP PSU awards, as well as the design and methodology for determining the 2018 E-LTIP PSU awards were approved by the Compensation Committee on February 21, 2018. The target number of PSUs granted to our named executive officers was determined by dividing the approved E-LTIP target award (award value) by the fair value determined as follows: two-thirds based on the closing market price of Xerox Common Stock on the grant date (or last trading day prior to the grant date if the market was closed on the grant date) for the revenue and free cash flow measures and one-third based on a Monte Carlo valuation for the rTSR measure, rounded up to the nearest whole share.

The performance measures and weightings for the portion of the 2018 E-LTIP award granted as PSUs are: CAGR Revenue Growth at constant currency (33.3%), Free Cash Flow (33.3%) and rTSR (33.3%).

PSUs under the 2018 E-LTIP can be earned by achieving one-year performance goals between threshold and maximum. The performance period for the CAGR Revenue Growth at constant currency and Free Cash Flow measures is January 1, 2018 through December 31, 2018. The performance period for the rTSR measure is April 3, 2018 through April 2, 2019. The service period for the PSUs is three years from the grant date; earned PSUs will vest on that date.

The threshold column reflects the lowest number of PSUs that can be earned if performance is achieved at the minimum level for the rTSR performance measure only, which has the lowest threshold payout level. If threshold performance is not achieved on any of the performance measures, no PSUs are earned. See Compensation Committee Actions Relating to E-LTIP Awards in the CD&A for additional information. The target column reflects the number of PSUs that could be earned if target performance was achieved on all performance measures. The maximum column reflects the greatest number of PSUs that could be earned if maximum or higher performance was achieved on all performance measures. The number of PSUs earned is interpolated in the event that the Company’s performance varies between threshold and maximum, as determined by the Compensation Committee.

(D)

This column includes the E-LTIP RSU grants made to our named executive officers in 2018. RSUs vest 25% on the first anniversary of the grant, 25% on the second anniversary of the grant and 50% on the third anniversary of the grant. The number of RSUs granted was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share.

Also included in this column is a new hire restricted stock award granted to Mr. Visentin on May 15, 2018 which is scheduled to vest on the earlier of May 1, 2019 or his voluntary termination for Good Reason, termination by Xerox without cause or termination due to death or disability. In addition, this column includes a new hire award for Mr. Bandrowczak granted on July 1, 2018, scheduled to vest on July 1, 2020, the second anniversary of the grant. The number of restricted shares and RSUs was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share.

(E)

This column reflects the E-LTIP stock option grants made to our named executive officers in 2018. These stock options will expire on the 10th anniversary of the grant. Stock options vest 25% on the first anniversary of the grant, 25% on the second anniversary of the grant and 50% on the third anniversary of the grant. The number of stock options granted was determined by dividing the approved award value by a modified Black-Scholes value and then rounding up to the nearest whole share. The exercise price of the stock options is equal to the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date). The exercise prices for the 2018 E-LTIP stock options were as follows: Mr. Visentin — $28.51; Mr. Bandrowczak — $24.00; Messrs. Jacobson, Osbourn, Feldman and Tessler — $27.98.

(F)

The value reported in this column with respect to the stock and option awards reported in columns (C, D and E) represents the grant date fair value of these awards. This value is recorded over the requisite service period as required by FASB ASC Topic 718. See footnote (C) to the Summary Compensation Table and the Long-Term Incentives section in the CD&A for additional information on these equity awards.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table displays unvested stock awards held by each of the named executive officers at the end of fiscal year 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (A)	Number of Securities Underlying Unexercised Options Unexercisable (#) (B)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (C)	Market Value of Shares or Units of Stock That Have Not Vested ($) (C)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (D)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (D)

G. Visentin	-	269,314	28.51	5/15/2028	438,444	8,663,653	167,164	3,303,161

J. Jacobson*	-	-	-	-	-	-	-	-

S. J. Bandrowczak	-	41,990	24.00	7/1/2028	105,339	2,081,499	26,064	515,025

W. F. Osbourn, Jr.	-	61,744	27.98	4/6/2028	80,503	1,590,739	97,062	1,917,945

M. D. Feldman	-	68,604	27.98	4/6/2028	92,777	1,833,274	107,846	2,131,037

H. N. Tessler	-	54,884	27.98	4/6/2028	111,925	2,211,638	86,278	1,704,853

*	As a result of Mr. Jacobson’s voluntary termination from the Company on May 13, 2018, all of his stock awards were cancelled.

(A)	There were no stock options exercisable as of December 31, 2018.

(B)

The awards presented in this column include unexercised E-LTIP stock options, granted in 2018, that will become exercisable as follows: 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(C)

The awards presented in these columns include earned, unvested E-LTIP PSUs, unvested E-LTIP RSUs and unvested restricted shares (as of December 31, 2018). The value of these awards is based on the $19.76 closing market price of Xerox Common Stock on December 31, 2018, the last trading day of 2018. These columns include the following awards:

2016 PSU Awards: earned PSUs granted as part of the 2016 E-LTIP award on July 1, 2016 and, in connection with the Separation, subject to vesting based on performance achievement measured from January 1, 2016 through December 31, 2016. As determined by the Compensation Committee in February 2017, a total of 96.10% of the target number of PSUs was earned and is scheduled to vest on July 1, 2019, subject to continued employment through that date, as follows: Mr. Feldman — 12,623 and Mr. Tessler — 25,247.

2018 RSU and Restricted Stock Awards: unvested RSUs granted on the dates that follow as part of the 2018 E-LTIP: May 15, 2018 to Mr. Visentin — 87,689; July 1, 2018 to Mr. Bandrowczak — 13,672; and April 6, 2018 to Messrs. Osbourn — 20,104, Feldman — 22,338 and Tessler — 17,870. These RSUs vest 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date. In addition, this column includes Mr. Visentin’s new hire award of restricted shares — 350,755, granted on May 15, 2018 and Mr. Bandrowczak’s new hire award of RSUs — 91,667, granted on July 1, 2018.

2017 RSU Awards: unvested RSUs granted on July 1, 2017 as part of the 2017 E-LTIP which vest on July 1, 2020 as follows: Mr. Osbourn — 19,579; Mr. Feldman — 21,755; and Mr. Tessler — 17,404. In addition, this column includes Mr. Osbourn’s new hire award of 40,820 RSUs, granted on January 1, 2017, which vest on January 1, 2020.

2016 RSU Awards: unvested RSUs granted on July 1, 2016 as part of the 2016 E-LTIP which vest on July 1, 2019 as follows: Mr. Feldman — 13,135 and Mr. Tessler — 26,271. In addition, this column includes RSUs, granted in connection with the Separation, to Mr. Feldman on January 1, 2016 — 22,926 and Mr. Tessler on January 1, 2016 — 16,376 and July 1, 2016 — 8,757. These RSUs vest three years from the grant date.

(D)

The awards presented in these columns consist of unearned PSUs (as of December 31, 2018) and are shown at target. The value of these awards is based on the $19.76 closing market price of Xerox Common Stock on December 31, 2018, the last trading day of 2018.

2018 PSU Awards: PSU awards granted as part of the 2018 E-LTIP on May 15, 2018 to Mr. Visentin — 167,164; July 1, 2018 to Mr. Bandrowczak — 26,064; and April 6, 2018 to Messrs. Osbourn — 38,325, Feldman — 42,583 and Tessler — 34,067, which vest three years from the grant date. The performance period for the 2018 portion of this award is January 1, 2018 through December 31, 2018. At its December 2018 meeting, the Compensation Committee determined that it would set the payout for the 2019 and 2020 PSU portion of the 2018 E-LTIP at target levels of performance effective January 1, 2019, in effect, making these awards service-based.

2017 PSU Awards: PSU awards granted as part of the 2017 E-LTIP on July 1, 2017 to Messrs. Osbourn — 58,737, Feldman — 65,263 and Tessler — 52,211, which vest three years from the grant date. The performance period is January 1, 2017 through December 31, 2019.

Additional detail on these awards can be found in the Executive Long-Term Incentive Program section of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table shows amounts realized by the named executive officers upon the vesting of stock awards during 2018. None of our named executive officers had exercisable stock options during 2018.

Stock Awards
Name	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
G. Visentin	-	-
J. Jacobson	-	-
S. J. Bandrowczak	-	-
W. F. Osbourn, Jr.	-	-
M. D. Feldman	6,134	147,216
H. N. Tessler	15,336	368,064

(A)

This column includes shares that vested under the 2015 E-LTIP on July 1, 2018. All shares are subject to a holding period. Named executive officers must retain at least 50% of the shares acquired through the vesting of their annual E-LTIP PSU and RSU awards, net of taxes, until they achieve their required level of ownership. Once achieved, named executive officers must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other named executive officers.

(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

PENSION BENEFITS FOR THE 2018 FISCAL YEAR

The following table reflects information regarding our named executive officers’ benefits under the pension plans in which they participate, if any, as of December 31, 2018.

Name	Plan Name (A)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (B)	Payments During Last Fiscal Year ($)
G. Visentin	-	-	-	-
J. Jacobson	-	-	-	-
S. J. Bandrowczak	-	-	-	-
W. F. Osbourn, Jr.	-	-	-	-
M. D. Feldman	-	-	-	-
H. N. Tessler	Retirement Indemnities Plan	31.4	966,395	-

(A)	Pension benefits are provided to Mr. Tessler under the Retirement Indemnities Plan, which we are required to maintain in France. See the Pension Plans section of the CD&A for additional information.

(B)	All calculations are based on actual pay.

The benefit formulas and assumptions used to calculate these estimates are as follows:

The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (age 62). The critical assumptions for the Retirement Indemnities Plan are the discount rate of 1.45%, the assumed level of social charges payable on the Retirement Indemnity payment of 46.5%, and the exchange rate of 1.1436 USD per EUR, consistent with the exchange rate used in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018. Mr. Tessler has not yet attained age 62 and would not be eligible for any benefits under this plan should he retire from Xerox before attaining age 62. Upon retirement, the payment under this plan is calculated as monthly pay times a multiple, which ranges from 0 to 8 times plus the social charges on this payment. Monthly pay is one-twelfth of the annual base salary plus short-term incentive payable in the year. The amount is payable only as a single sum. At 31 years of service, the multiple of monthly pay is 6.5. Upon retirement at age 62, Mr. Tessler’s multiple of monthly pay is 8.0.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2018 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year end balances under the Xerox Corporation Supplemental Savings Plan (SSP). Mr. Visentin, Mr. Jacobson, Mr. Osbourn and Mr. Feldman participated in the SSP in 2018.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (A)	Aggregate Earnings in Last FY ($) (B)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
G. Visentin	SSP	14,446	5,446	72	-	19,963
J. Jacobson	SSP	61,932	7,500	6,445	362,051	-
S. J. Bandrowczak	SSP	-	-	-	-	-
W. F. Osbourn, Jr.	SSP	35,250	30,563	678	-	66,491
M. D. Feldman	SSP	30,750	30,750	2,344	-	138,614.56
H. N. Tessler	SSP	-	-	-	-	-

(A)	All Company contributions are reported as “All Other Compensation” in the Summary Compensation Table.

(B)	No portion of the amounts shown in this column for the SSP is reported in the Summary Compensation Table as above market interest.

Supplemental Savings Plan (SSP)

When future accruals under U.S pension plans were frozen, the Company introduced the SSP, a non-qualified supplemental savings plan for eligible U.S. employees, to allow compensation deferrals in excess of IRS limits. This is an unfunded nonqualified deferred compensation plan under the Internal Revenue Code that provides a 100% match on employee deferrals of 3% of pay over the IRS limits. This program was closed to new contributions after 2018.

To participate, employees must have elected to defer by December 31st of the year preceding the year of the employee deferral or for new hires, within 30 days of their eligibility. The employee deferral was equal to 3% of eligible pay over the IRS limits. Employees could elect to have a 3% employee deferral or not to participate. Employee deferrals were credited to notional accounts no later than the end of the calendar year in which the deferrals were deducted from pay. The match was credited to the notional account no later than the end of the first quarter following the year of deferral. Interest is credited at a rate defined by the Company before the first day of any period for which the interest will accrue. Such interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any named executive officer, shall not be greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R. Section 229.402. Messrs. Visentin, Jacobson, Osbourn and Feldman deferred compensation into the SSP in 2018. Mr. Tessler was not eligible to participate in the SSP. See the Pension and Savings Plans section of the CD&A for additional information.

All balances are fully vested. The distribution of benefits from the SSP is as a single lump-sum payment which is made 6 months after the date the participant separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each named executive officer assuming that each of the hypothetical termination and change in control situations described in the table occurred on December 31, 2018. The equity award values presented in this table reflect unvested grants held by our named executive officers as of December 31, 2018 and are based on the closing market price of Xerox Common Stock of $19.76 as of December 31, 2018, the last trading day in 2018.

Mr. Jacobson voluntarily resigned from Xerox on May 13, 2018. As a result, Mr. Jacobson forfeited eligibility for 2018 APIP and his unvested equity awards were cancelled. He received payment for salary and earned unused vacation accrued through that date as well as his deferred compensation balance ($362,051) under the SSP. Mr. Jacobson did not receive any severance payments or benefit continuance.

Name	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
G. Visentin
• Voluntary Termination or for Good Reason/Retirement (A)	6,000,000	1,800,000	11,966,815	55,094	19,821,909
• Involuntary Termination not for Cause (B)	6,000,000	1,800,000	11,966,815	55,094	19,821,909
• Involuntary or Good Reason Termination after Change in Control (CIC) (C)	8,970,000	1,800,000	11,966,815	55,094	22,791,909
• Death (D)	-	1,800,000	11,966,815	3,000,000	16,766,815
S. J. Bandrowczak
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	525,000	273,000	1,801,757	18,839	2,618,596
• Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,100,000	273,000	2,596,524	37,677	5,007,201
• Death (D)	-	273,000	2,596,524	1,575,000	4,444,524
W. F. Osbourn, Jr.
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	625,000	531,250	2,840,065	22,778	4,019,093
• Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,500,000	531,250	3,508,685	45,555	6,585,490
• Death (D)	-	531,250	3,508,685	1,875,000	5,914,935
M. D. Feldman
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	575,000	385,250	3,221,373	17,366	4,198,989
• Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,300,000	385,250	3,964,311	34,731	6,684,292
• Death (D)	-	385,250	3,964,311	1,725,000	6,074,561
H. N. Tessler
• Voluntary Termination/Retirement (A)	382,182	382,182	2,315,696	-	3,080,060
• Involuntary Termination not for Cause (B)	2,293,092	286,637	3,322,131	141,438	6,043,298
• Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,293,092	286,637	3,916,492	141,438	6,637,659
• Death (D)	-	286,637	3,916,492	3,271,619	7,474,748

Upon the termination events described above, in addition to the benefits reflected in the above table, each named executive officer would also be entitled to the balance of his deferred compensation account under our non-qualified deferred compensation plan, if any. Deferred compensation balances are reported in the “Aggregate Balance at Fiscal Year End” column of the Non-Qualified Deferred Compensation table above.

In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our named executive officers would be entitled upon hypothetical termination events occurring on December 31, 2018. These amounts reflect estimates only, and actual payments and benefits to which a named executive officer may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.

(A)

As of December 31, 2018, Mr. Visentin, Mr. Bandrowczak, Mr. Osbourn and Mr. Feldman were not retirement eligible and would not receive any payments if they left voluntarily (except as noted below for Mr. Visentin), other than deferred compensation balances, if any. Mr. Jacobson was not retirement eligible when he left voluntarily on May 13, 2018 and did not receive any payments other than his deferred compensation balance.

The payments for Mr. Visentin shown above reflect a voluntary termination for Good Reason. Per his negotiated new hire letter, if Mr. Visentin voluntarily terminates his employment for Good Reason or is terminated by Xerox, other than for cause (as defined in his new hire letter), he would receive: (i) cash payments equal to twice the sum of his base salary and target short-term incentive award (Non-Equity Incentive Award) paid over 24 months (the Severance Period), reported above as if it was paid in a lump sum, (ii) his annual short-term incentive award for 2018 based on actual achievement against performance goals, (iii) accelerated vesting of outstanding equity awards that would have otherwise become vested during the Severance Period (including PSUs at target), and (iv) continuation of welfare benefits at active employee rates during the Severance Period. These payments are subject to execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement.

Mr. Tessler became retirement eligible per the Xerox France Collective Bargaining Agreement (XF-CBA) in May 2018. Assuming retirement on December 31, 2018, he would receive 8 months of base salary and target short-term incentive (Non-Equity Incentive Award). Additionally, Mr. Tessler would be eligible to receive pro-rated equity awards (based on the number of full months of service as an employee during the service period commencing on the grant date per the terms of the E-LTIP, with 2016 PSUs reflected above based on actual achievement against performance goals and other PSUs reflected at target). Mr. Tessler would not be eligible for his pension since he has not attained age 62. See the Pension Benefits for the 2018 Fiscal Year table for additional information.

(B)

Assuming involuntary termination without cause on December 31, 2018, under the terms of his negotiated offer letter, Mr. Visentin would receive the same payments described in (A) above for voluntary termination for Good Reason.

Under the Company’s officer severance program, Mr. Bandrowczak, Mr. Osbourn and Mr. Feldman would receive a benefit equal to their current annual base salary. The amounts reported in the table assume salary continuance is paid as a lump sum although such payments are generally paid periodically consistent with the normal payroll cycle during active employment, and would be paid ratably over a one-year period. In addition, these named executive officers would receive: (i) a short-term incentive payment (Non-Equity Incentive Award) for 2018 performance, reflected above based on actual achievement against performance goals, (ii) pro-rated equity awards, (based on the number of full months of service,including the applicable salary continuance period if determined by the Compensation Committee, as an employee during the vesting period commencing on the grant date per the terms of the E-LTIP , with 2016 PSUs reflected above based on actual achievement against performance goals and other PSUs reflected at target), (iii) their deferred compensation balance, if any, (iv) vested pension benefits, if any, and (v) benefit continuation during the salary continuance period.

Under the XF-CBA, Mr. Tessler would receive a benefit equal to twice his annual base salary (based on 21 months of salary and 3 months of notice period). The amount reported in the table assumes salary continuance is paid as a lump sum although such payments are generally paid periodically consistent with the normal payroll cycle during active employment, and would be paid ratably over a two-year period. In addition, Mr. Tessler would receive: (i) a short-term incentive payment (Non-Equity Incentive Award) for 2018 performance, reflected above based on actual achievement against performance goals, (ii) pro-rated equity awards (based on the number of full months of service, including the applicable salary continuation period, as an employee during the service period commencing on the grant date per the terms of the E-LTIP, with 2016 PSUs reflected above based on actual achievement against performance goals and other PSUs reflected at target), (iii) outplacement services, and (iv) benefit continuation for a 3-year period.

All such payments to all named executive officers would be conditioned upon a release of claims against the Company.

(C)

Change in control (CIC) severance agreements for named executive officers provide specified severance benefits if, following a change in control of the Company, employment is terminated as a result of the following termination events (referred to as “qualifying terminations”):

•	involuntarily other than for cause, death, or disability, or

•	voluntarily for good reason.

For Messrs. Bandrowczak, Osbourn, Feldman and Tessler, CIC severance benefits are triggered upon a qualifying termination occurring within two years following the CIC event.

These severance benefits include:

•	A lump sum cash payment equal to twice (2.99 times for Mr. Visentin) the then-current annual base salary and short-term incentive award target.

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

•

Payment of reasonable legal fees and expenses incurred when the named executive officer, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the severance agreement.

In addition, pursuant to the terms of the applicable agreements, upon a qualifying termination, these executives would also be entitled to: (i) accelerated vesting of equity awards, including PSUs at target, and (ii) a short-term incentive (Non-Equity Incentive Award) payment for the 2018 performance reflected above based on actual achievement against performance goals. In addition, these executives would be entitled to a lump-sum payout of their non-qualified deferred compensation balance under the SSP.

If excise tax is payable, the Company will reduce the named executive officer’s CIC payment to a level that will not trigger an excise tax payment if it is determined that doing so will result in a greater net after-tax amount for the executive.

The CIC severance agreements for Messrs. Bandrowczak, Osbourn, Feldman and Tessler provide that the executive agrees to remain an employee of the Company for nine months following a potential change in control or until the date upon which the named executive officer is first entitled to receive the benefits described above, if earlier.

Mr. Visentin, pursuant to his new hire negotiation, will be provided with accelerated vesting of his outstanding stock awards in the event of a change in control without termination of employment. In addition, if Mr. Visentin voluntarily terminates his employment without Good Reason within 90 days following a change in control, he would receive: (i) cash payments equal to 2.0 times the sum of his base salary and target short-term incentive award paid over the 24 month “Severance Period”, (ii) his annual short-term incentive award for 2018 (Non-Equity Incentive Award) based on actual performance results, (iii) accelerated vesting of all outstanding equity awards that would have otherwise become vested during the Severance Period (including PSUs at target), and (iv) continuation of welfare benefits at active employee rates during the Severance Period. These payments are subject to execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement.

(D)

Following death, the estates or, with respect to certain types of payments and elections made, the spouses of the named executive officers would receive payment of a 2018 short-term incentive reflected above based on actual achievement against performance goals; accelerated vesting of equity awards including PSUs at target; deferred compensation balance, if any; a life insurance benefit; and vested pension benefits, if any.

Termination Following Disability

Assuming termination following disability on December 31, 2018, all named executive officers would be eligible for pro-rated vesting of equity awards based on the number of full months of service as an employee during the service period commencing on the grant date (including PSUs based on actual performance achievement against performance goals) per the terms of the E-LTIP, their deferred compensation balance, and vested pension benefits, if any, as shown for “Voluntary Termination/ Retirement.” Mr. Visentin would also receive full vesting of his restricted stock award.

Involuntary Termination for Cause

If a named executive officer is involuntarily terminated for cause or it is determined by the Compensation Committee or plan administrator that the named executive officer engaged in detrimental activity against the Company, as provided under our plans, such named executive officer would not receive any payments other than their deferred compensation plan balances (for the SSP, the balance would be reduced by the amount of the Company matching contributions) and vested qualified pension benefits, if any. All unvested equity awards and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all named executive officers. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees, the named executive officers would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to salary continuance if applicable) under the terms of the Company’s vacation policy.

Change in Control (CIC) Severance Agreement

Generally, for purposes of the CIC severance agreements, a change in control is deemed to have occurred, subject to specific exceptions, if:

•	Any person beneficially owns 20 percent or more of the combined voting power of our outstanding securities.

•	A majority of our directors are replaced under specific circumstances.

•

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities.

•	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

A voluntary termination for good reason in the event of a change in control, except as otherwise provided in Mr. Visentin’s negotiated offer letter includes:

•

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. The change in control benefits for this provision will only be triggered if the executive officer has not voluntarily terminated his/her employment and the “material diminution of authority, duties, or responsibilities” has occurred and not been remedied, in either case, before the second anniversary of the potential change in control of the Company.

•	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.

•	A material change in the geographic location where the executive is required to be based.

•

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

•	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2018, with respect to shares of Xerox Common Stock that may be issued under the 2004 Performance Incentive Plan and Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan). Each of these plans has been approved by shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#) (A)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)
Equity Compensation Plans Approved by Shareholders	6,693,014	(1)	27.88	(1)	14,170,758	(2)
Equity Compensation Plans Not Approved by Shareholders	-		-		-
Total	6,693,014	(1)	27.88	(1)	14,170,758	(3)

(1)

Consists of (i) 2,859,838 RSUs outstanding under the 2004 Performance Incentive Plan; (ii) 2,462,320 PSUs outstanding under the 2004 Performance Incentive Plan; (iii) 1,022,437 outstanding stock options under the 2004 Performance Incentive Plan; and (iv) 348,419 DSUs outstanding under the 2004 Directors Plan.

The weighted average exercise price shown in column B of this table does not take into account RSUs, PSUs or DSUs.

(2)

Any shares that are cancelled, forfeited, or lapse under the 2004 Performance Incentive Plan become available again for issuance under the 2004 Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(3)

The number above reflects the shares available if all grants are made in the form of options. If all remaining shares are issued as full-value shares instead of options, approximately 14,028,076 shares would be available for issuance as of December 31, 2018 (13,814,053 shares under the 2004 Performance Incentive Plan and 214,023 shares under the 2004 Directors Plan). Under the terms of the 2004 Directors Plan, one (1) stock option issued is counted as 0.6 of a full value share.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd Frank Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).

In fiscal 2018, there was a significant change in our employee population. As a result, we were required to identify a new median employee for 2018 using the methodology described below. As of November 30, 2018, our total employee population consisted of approximately 37,800 individuals working at our parent company and consolidated subsidiaries* at locations in the U.S. and globally. To identify the median compensated employee, we used annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary and short-term incentive received in 2018, and any commission payments for 2018. Also included are 2018 overtime and mandated wages paid through November 30, 2018. In 2017, we used October 1 as our tabulation date. In 2018, we changed the date to November 30 to capture anticipated workforce changes that occurred later in the year.

Once the median employee was identified applying our CACM methodology, we calculated the median employee total annual compensation using the same components of compensation as used in the Summary

Compensation Table for our named executive officers. Since we had two separate individuals who served as CEO in 2018, we chose to annualize the 2018 total compensation of our current CEO to calculate our pay ratio, as permitted by the SEC’s pay ratio rules.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CEO Pay Ratio Table

Name / Position	Annualized Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)	CEO Pay Ratio
G. Visentin / Vice Chairman & CEO (Total 2018 compensation)	1,200,000	1,500,000	17,500,045	1,572,794	1,800,000	-	329,642	23,902,481	544 to 1
G. Visentin / Vice Chairman & CEO (Total 2018 compensation excluding one-time compensation received in 2018 *)	1,200,000	-	7,500,020	1,572,794	1,800,000	-	329,642	12,402,456	282 to 1
Median Employee (Total 2018 compensation)	43,108	-	-	-	-	845	-	43,953	-

We believe the ratio of 544 to 1 is a reasonable estimate calculated in a manner consistent with SEC rules.

*

Mr. Visentin received one-time compensation in the form of (a) a cash sign-on bonus payment of $1,500,000, and (b) an initial equity award of restricted stock, with a grant date fair value equal to $10,000,025.

OTHER INFORMATION

Indemnification Actions

The restated by-laws of Xerox provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with the restated by-laws of Xerox. In February and July 2018, the Board approved the advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors and former directors named as defendants in the actions commenced in the Supreme Court of the State of New York, County of New York, and any related actions, in connection with the proposed transactions to combine Xerox and Fuji Xerox. In accordance with the requirements of the Business Corporation Law of the State of New York, in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the restated by-laws of Xerox or the BCL.

Directors and Officers Liability Insurance and Indemnity

The policies are issued by Endurance Assurance Corporation, Twin City Fire Insurance Company, Continental Casualty Company, Allianz Global Risks US Insurance Company, Illinois National Insurance Company, Markel

American Insurance Company, Old Republic Insurance Company, Zurich American Insurance Company, Berkley Insurance Company, Arch Insurance Company, Wesco Insurance Company, Navigators Insurance Company, and Steadfast Insurance Company. The policies expire January 1, 2020, and the total annual premium is approximately $1.5 million.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC, an independent registered public accounting firm, to act as independent auditors of the Company for 2019. PwC has been retained as the Company’s independent registered public accounting firm since 2001. Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2018	2017
Audit Fees	$15	$18
Audit Related Fees	5	1
Tax Fees	2	1
Other Fees	-	-
Total Fees	$22	$20

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (“PCAOB”), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent auditors.

Audit Related fees were for assurance and related services. In 2018, these fees primarily reflected services associated with the terminated Transaction Agreements with FUJIFILM Holding Corporation and Fuji Xerox Co., Ltd., and in 2017 they included the carve-out audits associated with the Separation. Both years reflect services associated with employee benefit plan audits, due diligence reviews, special reports pursuant to agreed-upon procedures or international reporting requirements and other attest services.

Tax fees reflect services related to tax compliance. The increase from the prior year resulted from tax services performed in conjunction with the terminated Transaction Agreements with FUJIFILM Holding Corporation and Fuji Xerox Co., Ltd.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page [●] and can also be found on our website at www.xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2018, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 1301 (Communication with Audit Committees) and 2410 (Related Parties); and

•

Received the written disclosures and the letters from PwC required by the applicable PCAOB independence rules and New York Stock Exchange Rule 303A.07 (Auditor Quality Control Procedures) and has discussed with PwC the firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2018 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing by the Company with the SEC.

Joseph J. Echevarria, Chairman

Jonathan Christodoro

Nicholas Graziano

Sara Martinez Tucker

The Board recommends a vote

FOR

the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year 2019

PROPOSAL 4 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2018 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

On an annual basis, we provide our shareholders with the opportunity to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this joint proxy statement/prospectus pursuant to Item 402 of Regulation S-K (say-on-pay vote). The say-on-pay vote is an advisory vote only, and is not binding on the Company, the Board or the Compensation Committee.

Our executive compensation programs are intended to emphasize a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our shareholders. These programs are designed to compensate our named executive officers for their contributions to our short- and long-term growth and profitability and their efforts to increase shareholder value. Accordingly, we reward named executive officers when we achieve short- and long-term performance objectives and scale down or eliminate compensation when we do not achieve those objectives.

We implement our pay-for-performance philosophy primarily through a combination of base salary, short-term incentives and long-term incentives. Our long-term incentives are in the form of equity awards, a substantial portion of which are granted as performance share units (PSUs). For 2018, equity awards represent a significant portion of each named executive officer’s compensation as a percentage of total target compensation (base salary, short-term and long-term incentives).

The charts below show the 2018 target pay mix for our named executive officers (NEO) as well as the portion of their total target compensation that is in the form of variable pay. The target pay presented in the charts represent annualized base salary, target short-term incentive APIP awards and annual target long-term incentive E-LTIP awards and exclude one-time new hire awards.

For our CEO, approximately 76% of 2018 total target compensation was in equity (PSUs, RSUs and stock options) as part of our long-term incentive program; approximately 15% was in cash as part of our short-term incentive program; and approximately 9% was in base salary. In addition, Mr. Visentin received as part of his new hire negotiation a cash sign-on bonus payment of $1,500,000 and an equity award of restricted stock, with a grant date value equal to $10,000,000.

For our other named executive officers, on average, approximately 64% of 2018 total target compensation was in equity (PSUs, RSUs and stock options) as part of our long-term incentive program; approximately 18% was in cash as part of our short-term incentive program; and approximately 18% was in base salary. In addition, Mr. Bandrowczak received as part of his new hire negotiation a cash sign-on bonus payment of $300,000 and an equity award of RSUs with a grant value of $2,200,000.

Further information on Mr. Visentin’s and Mr. Bandrowczak’s new hire arrangements can be found in the Named Executive Officers with Unique Compensation Arrangements section of the CD&A.

By making performance a significant element of executive compensation, we link our executives’ interests to the interests of our shareholders. The Compensation Committee approves the target compensation opportunity for our named executive officers. The actual amounts received (and the percentage of total compensation) from performance-based compensation may differ from target compensation depending upon the Company’s performance and, for equity awards, our stock price.

Our previous say-on-pay vote was 64.28% in favor of our named executive officer compensation. Management and the Compensation Committee conducted shareholder outreach to understand the reasoning underlying the say-on-pay voting decisions. Concern was indicated over single trigger vesting in the event of a change in control provided to Mr. Visentin as part of his new hire negotiation. The Board believed that the employment of Mr. Visentin was essential to the success of the Company’s turn-around strategy, and this vesting provision was a key term of negotiation for Mr. Visentin. The Board negotiated Mr. Visentin’s offer terms with the dual purpose of retaining Mr. Visentin and incenting his performance, which is critical to our success. Further information on the say-on-pay vote can be found in the Say-on-Pay Votes and Shareholder Engagement sections of the CD&A. We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

Looking Ahead to 2019

The Compensation Committee took the following actions for 2019:

•	Increased focus on financial performance by establishing three short-term corporate financial incentive metrics:

•	25% Absolute Revenue (GAAP revenue unadjusted for currency fluctuation) focuses on improving the current top line and is aligned with management strategy and the long-term plan

•	25% Adjusted Operating Margin focuses on profitability and the business over the short-term

•	25% Free Cash Flow focuses on reducing costs, improving productivity and profitable revenue for the current year and is aligned with the long-term plan

In addition to the three corporate financial metrics, the Compensation Committee increased line of sight by adding an individual, corporate or group strategic metric for each named executive officer, weighted at 25%.

•

Established a new long-term incentive program that is structured as follows: 60% in the form of PSUs and 40% in the form of restricted stock units (RSUs). With the emphasis on share price within the PSU metrics, we did not grant stock options as part of the 2019 annual grant process. The measures for the PSU portion of this award are:

•	50% Absolute Share Price including accumulated dividends over the performance period — focuses on stock price appreciation and achieving goals to maximize shareholder return

•	25% Absolute Revenue (GAAP revenue unadjusted for currency fluctuation) pursuant to the Company’s business plan — focuses on improving the top line and is aligned with management strategy

•	25% Free Cash Flow — focuses on reducing costs, improving productivity and profitable revenue

These metrics were chosen because of their close alignment to shareholder interests and business success.

Our program reflects best practices as follows:

What We Do:

✓ Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.

✓ Use peer group pay as a reference point to determine total target compensation.

✓  Maintain equity plans with double trigger vesting upon a change in control, except for Mr. Visentin, who is provided with vesting upon a change in control without termination of employment per his new hire negotiation.

✓ Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and severance provided under the officer severance program.

✓ Maintain stock ownership and post-retirement stock holding requirements for executive officers.

✓ Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.

✓ Provide minimal executive perquisites.

✓ Design compensation programs with controls to mitigate risk.

✓ Compensation Committee uses an independent compensation consultant that performs no other services for Xerox.

What We Don’t Do:

✗ NO payment of dividends or dividend equivalents on unearned RSUs and PSUs, and stock options.

✗ NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012.

✗ NO payment of tax gross-ups on perquisites.

✗ NO excessive change-in-control severance arrangements for executive officers or excise tax gross-ups in such arrangements.

✗ NO hedging or pledging of Xerox stock by executive officers.

✗ NO employment agreements (unless customary under local law or in connection with new hire arrangements).

Please read the CD&A beginning on page [●] of this joint proxy statement/prospectus and the tabular and other disclosures on executive compensation beginning on page [●] for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this joint proxy statement/prospectus. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this joint proxy statement/prospectus. Accordingly, we recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2018 compensation of the named executive officers, as disclosed in the Company’s joint proxy statement/prospectus for the 2019 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2020 annual meeting of shareholders.

The Board recommends a vote

FOR

the proposal to approve the 2018 compensation of the named executive officers as disclosed in this joint proxy statement/prospectus pursuant to Item 402 of Regulation S-K

PROPOSAL 5 — PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A MAJORITY VOTING STANDARD FOR CERTAIN CORPORATE ACTIONS

Background of the Proposal

As a result of our shareholder engagement efforts and our commitment to corporate governance, after careful consideration, our Board has proposed to amend the Xerox restated certificate of incorporation to implement a majority voting standard for specified corporate actions.

Under the restated certificate of incorporation and restated by-laws of Xerox, a majority voting requirement already applies to most matters submitted to a vote of our shareholders. However, the New York Business Corporation Law (“BCL”) provides that the default voting requirement for certain corporate actions is the affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote on such matters.

Our Board recognizes that many shareholders believe that a majority voting requirement will provide shareholders with a greater voice in expressing their views on matters impacting Xerox. Our Board believes reducing the voting requirements is in the best interest of the shareholders.

Proposed Amendment to Restated Certificate of Incorporation

The BCL permits a corporation to modify the default voting requirements through an amendment to its certificate of incorporation. The proposed amendment implements a majority voting requirement for all corporate actions to which the two-thirds default voting requirement would otherwise apply under the BCL.

Accordingly, if this proposal is approved by shareholders, then, upon filing of the amendment to the restated certificate of incorporation, the voting requirement will be changed from the affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote thereon to the affirmative vote of a majority of outstanding shares of common stock entitled to vote thereon to approve the following corporate actions:

•	Adoption of a plan of merger or consolidation;

•	Authorization of a sale, lease, exchange or other dispositions of all or substantially all the assets of the corporation;

•	Adoption of a plan for the exchange of shares; and

•	Authorization of dissolution of the corporation.

The proposed amendment to the restated certificate of incorporation is set forth in Annex D to this joint proxy statement/prospectus, and the summary of the proposed amendment contained in this Proposal 5 is qualified by the full text of the proposed amendment.

Effective Date

If the amendment to the Xerox restated certificate of incorporation is approved by Xerox shareholders by the requisite vote at the Annual Meeting, then following the Annual Meeting, a certificate of amendment setting forth such amendment will be filed with, and will become effective upon acceptance by, the Department of State of the State of New York.

Vote Required

The affirmative vote of two-thirds of the votes of all outstanding shares entitled to vote on this proposal at the Annual Meeting is required for approval of the amendment of the Xerox restated certificate of incorporation to implement a majority voting standard for certain corporate actions.

The Board recommends a vote

FOR

the amendment to the Xerox restated certificate of incorporation implementing a majority voting standard for certain corporate actions

PROPOSAL 6 — ADJOURNMENT OF THE MEETING

If there are insufficient votes at the time of the Annual Meeting to approve Proposals 1, 2, 3, 4 and 5 we may propose to adjourn the Annual Meeting for the purpose of soliciting additional proxies to approve Proposals 1, 2, 3, 4 and 5. We currently do not intend to propose adjournment at the Meeting if there are sufficient votes to approve Proposals 1, 2, 3, 4 and 5. The Board believes this proposal to be in the best interests of Xerox shareholders because it gives Xerox the flexibility to solicit the votes of additional holders of Xerox’s voting securities to vote on matters the Board deems important to Xerox.

The Board recommends a vote

FOR

the proposal to adjourn the Annual Meeting if there are insufficient votes at the time of the Annual Meeting represented in person or by proxy, to approve Proposals 1, 2, 3, 4 and 5

PROPOSAL 7 — SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

A shareholder has advised the Company that he plans to present the following proposal at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement. The name and address of, and the number of shares owned by, such shareholder will be provided upon request to the Corporate Secretary of the Company.

Shareholder Proposal

Proposal 7 — Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes taking the steps necessary to adjourn the annual meeting to solicit the votes necessary for approval if the votes for approval are lacking during the annual meeting.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhauser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if all shareholders had equal access to independent proxy voting advice.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election in which 67% of shares cast ballots.

Now is a good time to improve our corporate governance given the 2018 share repurchase program authorization of up to $1 Billion. There is a concern about such repurchases. Stock buybacks can be a sign of short-termism for executives — sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the company. A dollar spent repurchasing a share is a dollar that cannot be spent on new equipment, an acquisition, entry into a new market or anything else. Plus our stock price has been flat for 5-years.

Please vote yes:

Simple Majority Vote — Proposal 7

The Board of Directors makes no recommendation on this proposal.

The Company’s restated certificate of incorporation and restated bylaws provide for a majority voting standard for most matters submitted to a vote of our shareholders. However, the New York Business Corporation Law (the “BCL”) provides that the default voting requirement for certain corporate actions is the affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote on such matters.

We believe there is no meaningful difference between the Company’s majority voting standard proposal set forth in Proposal 5 in this joint proxy statement/prospectus and the end result requested by this shareholder proposal, as both seek to implement a majority voting requirement for all corporate actions to which the two-thirds default voting requirement for shares of common stock would otherwise apply under the BCL.

The Company engaged with the proponent of this shareholder proposal to discuss the Company’s majority voting standard proposal set forth in Proposal 5 in this joint proxy statement/prospectus. Notwithstanding such engagement, the shareholder proponent determined not to withdraw this proposal.

The Board of Directors recommends that shareholders approve the Company’s majority voting standard proposal set forth in Proposal 5 in this joint proxy statement/prospectus and makes no recommendation on this shareholder proposal.

For the reasons described above, the Board of Directors makes NO RECOMMENDATION on this proposal.

OTHER MATTERS

The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting other than as described in this joint proxy statement/prospectus. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

DESCRIPTION OF HOLDINGS’ COMMON STOCK

Assuming that the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is authorized by shareholders and becomes effective prior to completion of the holding company reorganization, the rights of shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox shareholders, subject to nominal dilution of voting rights as a result of the voting provisions of the Holdings Series A Preferred Stock. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. Based on 180,000 shares of Xerox Series B Preferred Stock outstanding, which will be exchanged for 180,000 shares of Holdings Series A Preferred Stock as a result of the merger yielding voting rights of 674,157 votes as of the Record Date, the voting rights of Xerox common shareholders will be diluted by approximately 0.29% upon completion of the holding company reorganization (based on 226,906,017 shares of Xerox common stock outstanding on the Record Date).

If the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is not authorized by shareholders or does not become effective prior to completion of the holding company reorganization, the rights of common shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox common shareholders, subject to nominal dilution of voting rights as described above and except that the voting rights of holders of Holdings common stock will be different from the voting rights of holders of Xerox common stock in that the voting requirement to approve the following corporate actions will be at least a majority of the outstanding shares entitled to vote thereon (as compared to two-thirds of the outstanding shares entitled to vote thereon):

•	Adoption of a plan of merger or consolidation;

•	Authorization of a sale, lease, exchange or other dispositions of all or substantially all the assets of the corporation;

•	Adoption of a plan for the exchange of shares; and

•	Authorization of dissolution of the corporation.

The forms of restated certificate of incorporation and by-laws of Holdings that will be effective upon completion of the holding company reorganization are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively. See “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders.”

Holdings is incorporated in the State of New York. The rights of shareholders of Holdings will generally be governed by New York law and Holdings’ organizational documents. Assuming that the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is approved by shareholders and becomes effective prior to completion of the holding company reorganization, the rights of shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox shareholders, subject to nominal dilution of voting rights as a result of the voting provisions of the Holdings Series A Preferred Stock. The Holdings Series A Preferred Stock will vote together with the Holdings common stock, as a single class, on all matters submitted to the shareholders of Holdings, but the Holdings Series A Preferred Stock will only be entitled to one vote for every ten shares of Holdings common stock into which the Holdings Series A Preferred Stock is convertible. Based on 180,000 shares of Xerox Series B Preferred Stock outstanding, which will be exchanged for 180,000 shares of Holdings Series A Preferred Stock yielding voting rights of 674,157 votes, the voting rights of Xerox common shareholders will be diluted by approximately 0.29% upon completion of the holding company reorganization (based on 226,906,017 shares of Xerox common stock outstanding on the Record Date).

If the proposed amendment to the Xerox restated certificate of incorporation (Proposal 5) is not approved by shareholders or does not become effective prior to completion of the holding company reorganization, the rights of common shareholders of Holdings after giving effect to the holding company reorganization will be substantially similar in all material respects to the current rights of Xerox common shareholders, subject to nominal dilution of voting rights as described above and except that the voting rights of holders of Holdings common stock will be different from the voting rights of holders of Xerox common stock in that the voting requirement to approve the following corporate actions will be at least a majority of the outstanding shares entitled to vote thereon (as compared to two-thirds of the outstanding shares entitled to vote thereon):

•	Adoption of a plan of merger or consolidation;

•	Authorization of a sale, lease, exchange or other dispositions of all or substantially all the assets of the corporation;

•	Adoption of a plan for the exchange of shares; and

•	Authorization of dissolution of the corporation.

The following is a summary of the material provisions of the Holdings organizational documents after giving effect to the holding company reorganization and should be read in conjunction with the section entitled “Proposal 1 — Approval of The Holding Company Reorganization — Comparative Rights of Xerox and Holdings Shareholders” beginning on page [●]. Because it is only a summary, it may not contain all the information that is important to you. The following summary is qualified by reference to New York law and the full text of Holdings’ restated certificate of incorporation, the form of which is attached as Annex B to this joint proxy statement/prospectus, and Holdings’ restated by-laws, the form of which is attached as Annex C to this joint proxy statement/prospectus.

Upon completion of the holding company reorganization, Holdings’ authorized capital stock will consist of 437,500,000 shares of common stock ($1 par value), and 22,043,067 shares of Preferred Stock ($1 par value), of which 180,000 shares of Series A Convertible Perpetual Preferred Stock will be outstanding. The number of shares of Holdings common stock that will be outstanding upon completion of the holding company reorganization will be equal to the number of shares of Xerox common stock outstanding immediately prior to the completion of the holding company reorganization.

Holdings Common Stock

Dividend Rights and Restrictions

Holders of Holdings’ common stock will be entitled to dividends as and when declared by the Holdings board of directors out of the net assets legally available therefor. All shares of common stock will be entitled to participate equally in such dividends. There will be no restrictions on the payment of dividends or purchase or redemption of Holdings’ common stock under Holdings’ restated certificate of incorporation or restated by-laws, provided that all dividends for past periods and the dividends for the current quarter on any outstanding preferred stock and retirement, purchase or sinking fund requirements thereon, if any, will have been paid or provided for.

Voting Rights

Each share of Holdings’ common stock will be entitled to one vote per share, subject to the right of the holders of any outstanding preferred stock, if six quarterly dividends (whether or not consecutive) thereon are in default, to elect, voting as a class, two members of the Board of Directors, which right continues until the default is cured. In addition, the separate vote or consent of the holders of outstanding preferred stock will be required to authorize certain corporate action.

Liquidation Rights

Holders of Holdings’ common stock will be entitled to receive Holdings’ net assets, on a pro-rata basis, upon the dissolution, liquidation or winding up of Holdings, after the payment in full of all preferential amounts to which the holders of any then-outstanding shares of preferred stock shall be entitled.

Preemptive Rights

Holders of Holdings’ common stock will not possess preemptive rights or subscription rights to any additional issues of any class of the capital stock or any of Holdings’ other securities.

Liability to Further Calls or Assessments

Based on the advice of counsel, all Holdings’ issued and outstanding common stock will be fully paid and non-assessable.

Transfer Agent

Holdings’ common stock will be listed and traded on NYSE under the symbol “XRX.” The transfer agent for the common stock will be Computershare Inc. c/o Xerox Corporation, P.O. Box 505000, Louisville, KY 40233, (800) 828-6396, or reachable, via email at website www.computershare.com.

VALIDITY OF SHARES

King & Spalding LLP, New York, New York, will pass upon the validity of the Holdings common stock offered hereby on our behalf. King & Spalding LLP, New York, New York, will provide to Xerox a legal opinion regarding certain U.S. federal income tax matters relating to the holding company reorganization.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Xerox files annual, quarterly and current reports, proxy statements and other information with the SEC. Xerox’s SEC file number is 001-04471. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, like Xerox, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also obtain copies of the reports, proxy statements and other information Xerox files with the SEC, as well as copies of Xerox’s governing documents, on our website at www.xerox.com.

We are “incorporating by reference” into this joint proxy statement/prospectus certain information Xerox files with the SEC, which means that we are disclosing important information to you by referring you to those documents. The documents incorporated by reference include important information about Xerox, including our financial condition, results of operations and description of Xerox’s business. The information incorporated by reference is an important part of this joint proxy statement/prospectus. The following documents that Xerox filed with the SEC are incorporated into this joint proxy statement/prospectus by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 25, 2019; and

•	our Current Reports on Form 8-K filed on March 7, 2019, March 18, 2019 and April 18, 2019.

Any future filings made by Xerox or Holdings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this joint proxy statement/prospectus and up to the date of the Annual Meeting, are also incorporated by reference into this joint proxy statement/prospectus. Information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, and later information filed with the SEC prior to the date of the Annual Meeting will automatically update and supersede information in this joint proxy statement/prospectus and in our other filings with the SEC. Information we elect to furnish to but not file with the SEC in accordance with SEC rules and regulations is not incorporated into this joint proxy statement/prospectus and does not constitute part of this joint proxy statement/prospectus.

You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Xerox at the following address or telephone number:

Xerox Corporation

P.O. Box 4505, 201 Merritt 7

Norwalk, CT 06851-1056

(203) 968-3000

We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this joint proxy statement/prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it.

This joint proxy statement/prospectus is dated April [●], 2019. You should not assume the information contained in this joint proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of the Holdings common stock pursuant to the proposed merger agreement implies that information is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

ANNEX A — AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of March 15, 2019 (this “Agreement”), is made and entered into by and among Xerox Corporation, a New York corporation (the “Company”), Xerox Holdings Corporation, a New York corporation (“Holdings”) and a direct, wholly owned subsidiary of the Company, and Xerox Merger Sub, Inc., a New York corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Holdings.

RECITALS

WHEREAS, on the date hereof, the Company has the authority to issue 460,143,067 shares, consisting of: (i) 437,500,000 shares of common stock, par value $1.00 per share (the “Company Common Stock”), of which 228,506,552 shares were issued and outstanding as of February 28, 2019; (ii) 600,000 shares of Class B Stock, par value $1.00 per share (the “Company Class B Stock”), of which no shares are issued and outstanding as of the date hereof; and (iii) 22,043,067 shares of Cumulative Preferred Stock, par value $1.00 per share (the “Company Preferred Stock”), of which 180,000 shares of Series B Convertible Perpetual Preferred Stock are issued and outstanding as of the date hereof (the “Company Series B Preferred Stock”);

WHEREAS, as of the date hereof, Holdings has the authority to issue 1,000 shares of common stock, par value $1.00 per share (the “Holdings Common Stock”), of which 100 shares are issued and outstanding on the date hereof and all of which are owned by the Company;

WHEREAS, as of the Effective Time (as defined below), Holdings will have the authority to issue 459,543,067 shares, consisting of: (i) 437,500,000 shares of Holdings Common Stock; and (ii) 22,043,067 shares of preferred stock, par value $1.00 per share (the “Holdings Preferred Stock”), of which 180,000 shall be designated Series A Convertible Perpetual Voting Preferred Stock (the “Holdings Series A Preferred Stock”);

WHEREAS, as of the date hereof, Merger Sub has the authority to issue 1,000 shares of common stock, par value $1.00 per share (the “Merger Sub Common Stock”), of which 100 shares are issued and outstanding on the date hereof and all of which are owned by Holdings;

WHEREAS, the Restated Certificate of Incorporation of Holdings in the form attached hereto as Exhibit A (the “Holdings Charter”) and the Restated By-Laws of Holdings in the form attached hereto as Exhibit B (the “Holdings By-Laws”), which will become effective immediately following the Effective Time, contain provisions substantially similar in all material respects to the Restated Certificate of Incorporation of the Company (the “Company Charter”) and the By-Laws of the Company (the “Company By-Laws”), in effect as of the date hereof, respectively, except that following the Effective Time, Holdings shall be authorized to issue preferred stock with or without cumulative dividends and otherwise subject to the modifications described below;

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of (i) the Holdings Common Stock will be the same as those of the Company Common Stock in effect as of the date hereof and (ii) the Holding Series A Preferred Stock will be the same as those of the Company Series B Preferred Stock in effect as of the date hereof, except in each case that (x) each share of Holdings Series A Preferred Stock shall entitle the holder thereof to one vote for each ten shares of Holdings Common Stock into which the Holdings Series A Preferred Stock is convertible pursuant to the Holdings Charter (“Holdings Preferred Stock Voting Ratio”), and to vote with the holders of the Holdings Common Stock, together as a single class and in accordance with the Holdings Preferred Stock Voting Ratio, with respect to any and all matters presented to the holders of Holdings Common Stock, for action, consideration or consent, whether at any special or annual meeting of shareholders, by written action of shareholders in lieu of a meeting, or otherwise, and (y) the voting requirement to approve certain corporate actions shall be a majority of the votes of the shares entitled to vote thereon (as compared to two-thirds of the votes of the outstanding shares entitled to vote thereon, which is the threshold under the Company Charter as of the date hereof);

WHEREAS, the holder of the Company Series B Preferred Stock has entered into a letter agreement, dated March 15, 2019, which provides that, as of the Effective Time, by virtue of the Merger (as defined below), and notwithstanding any provision under the Company Charter to the contrary, each outstanding share of Company Series B Preferred Stock will be exchanged for one share of Holdings Series A Preferred Stock;

WHEREAS, Holdings and Merger Sub are newly-formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than Holdings’ ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;

WHEREAS, the Company shall, at the Effective Time, transfer to Holdings, and Holdings shall assume, sponsorship of all of the Company’s Equity Plans (as defined below) and all of the Company’s rights and obligations thereunder and under all outstanding Awards (as defined below);

WHEREAS, the respective boards of directors of Holdings, Merger Sub and the Company, by resolutions duly adopted, have (i) adopted, approved and authorized this Agreement and the transactions contemplated hereby, including the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, to their respective shareholders, and (iii) resolved to recommend adoption of this Agreement by their respective shareholders, as required under Section 903 of the NYBCL;

WHEREAS, the Company and Holdings, as sole shareholders of Holdings and Merger Sub respectively, have adopted this Agreement; and

WHEREAS, the parties intend that (a) the Merger will qualify as (i) a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) a tax-free exchange under Section 351(a) of the Code (the “Intended Tax Treatment”) and (b) this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdings and Merger Sub hereby agree as follows:

1. THE MERGER. In accordance with the NYBCL and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in the NYBCL.

2. CONDITIONS. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or, to the extent not prohibited by law, waiver by the Company) of the following conditions:

(a) Shareholder Approval. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock entitled to vote in favor of the adoption of this Agreement shall have been obtained.

(b) No Legal Prohibition. (i) No order by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect, and no law shall have been adopted or be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger and (ii) no suit, action or proceeding shall have been brought by any governmental entity, and remain pending, that seeks an order that would prohibit, enjoin or make illegal the consummation of the Merger.

(c) Regulatory Approval. Holdings shall have given notice in writing to the United Kingdom Financial Conduct Authority (the “FCA”) in accordance with section 178 of the United Kingdom Financial Services and Markets

Act 2000 (the “FSMA”) of its intention to acquire control over the FCA authorized and regulated subsidiaries of the Company (the “UK Regulated Entities”) and:

(i) the FCA shall have given notice in writing in accordance with section 189(4) of FSMA, or, if applicable, 189(7) FSMA, that the FCA approves (whether conditionally or unconditionally) of Holdings acquiring control over the UK Regulated Entities; or

(ii) the assessment period (as defined in section 189(1) FSMA) and as extended (including without, limitation, after the date of this Agreement) by any interruption period (as defined in section 190(2) FSMA)) in respect of the section 178 notice (as defined in section 178(3) FSMA) given by Holdings shall have expired without the FCA giving notice under section 189(4) FSMA.

(d) Registration Statement Effectiveness. The Registration Statement shall be effective, and there shall be no stop order suspending such effectiveness.

(e) NYSE Approval. Approval for listing on the New York Stock Exchange (“NYSE”) of Holdings Common Stock shall have been received, subject to official notice of issuance.

3. EFFECTIVE TIME. As soon as practicable on or after the date on which each of the conditions set forth in Section 2 have been satisfied (or, to the extent not prohibited by law, waived) or at such later date and time as the parties shall agree, in each case, in the parties’ sole discretion, the Company shall file a certificate of merger executed in accordance with the relevant provisions of the NYBCL with the Department of State of the State of New York (the “Department of State”) and shall make all other filings or recordings required under the NYBCL to effect the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Department of State or at such later date and time as the parties shall agree and specify in the certificate of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

4. CERTIFICATE OF INCORPORATION. At the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the restated certificate of the Surviving Corporation, except that the parties shall make such changes, amendments or modifications thereto as they deem necessary, appropriate or advisable in connection with the transactions contemplated hereby and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”) until thereafter amended as provided therein or by applicable law.

5. BY-LAWS. At the Effective Time, the Restated By-laws of the Company shall be amended to the same form as the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that (a) the name of the Surviving Corporation shall be “Xerox Corporation” and (b) the parties shall make such changes, amendments or modifications thereto as they deem necessary, appropriate or advisable in connection with the transactions contemplated hereby and, as so amended and restated, shall be the by-laws of the Surviving Corporation (the “Surviving Corporation By-laws”) until thereafter amended as provided therein or by applicable law.

6. DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation By-laws, or as otherwise provided by law.

7. OFFICERS. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law.

8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation hereby are authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

9. TREATMENT OF SECURITIES. At the Effective Time, by virtue of the Merger and, without any action on the part of Holdings, Merger Sub, the Company or any holder of any securities thereof:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Holdings Common Stock.

(b) Exchange of Company Series B Preferred Stock. Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for one validly issued, fully paid and nonassessable share of Holdings Series A Preferred Stock. At the Effective Time, each share of Company Series B Preferred Stock that is issued and outstanding shall be held by Holdings.

(c) Cancelation of Company Common Stock Held as Treasury Stock. Each share of Company Common Stock held in the Company’s treasury immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Conversion of Capital Stock of Merger Sub. Each share of common stock, par value $1.00, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation. At the Effective Time, each share of common stock of the Surviving Corporation that is issued and outstanding shall be held by Holdings.

(e) Rights of Stock Certificate Holders. Upon conversion thereof in accordance with this Section 9, all shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock, except as set forth in Section 10 herein. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock. Upon exchange thereof in accordance with this Section 9, each holder of a certificate representing any shares of Company Series B Preferred Stock shall cease to have any rights with respect to such shares of Company Series B Preferred Stock, except as set forth in Section 10 herein.

10. CERTIFICATES. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that immediately prior thereto represented shares of Company Common Stock or Company Series B Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Holdings Common Stock or Holdings Series A Preferred Stock, as applicable, into which the shares of Company Common Stock or Company Series B Preferred Stock represented by such certificate have been converted or exchanged as herein provided and shall be so registered on the books and records of Holdings and its transfer agent. At and after the Effective Time, the shares of capital stock of Holdings shall be uncertificated; provided, that, any shares of capital stock of Holdings that are represented by outstanding certificates of the Company pursuant to the immediately preceding sentence shall continue to be represented by certificates as provided therein and shall not be uncertificated unless and until a valid certificate representing such shares pursuant to the immediately preceding sentence is delivered to Holdings at its registered office in the State of New York, its principal place of business, or an officer or agent of Holdings having custody of books and records of Holdings, at which time such certificate shall be canceled and in lieu of the delivery of a certificate representing the applicable shares of capital stock of Holdings, Holdings shall (i) issue to such holder the applicable uncertificated shares of capital stock of Holdings by registering such shares in Holdings’ books and records as book-entry shares, upon which such shares shall thereafter be uncertificated and (ii) take all action necessary to provide such holder with evidence of the uncertificated book-entry shares, including any action necessary under applicable law in accordance therewith, including in accordance with Section 508 of the NYBCL. If any certificate that prior to the Effective Time represented shares of Company Common Stock or Company Series B Preferred Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings, in form and substance reasonably satisfactory to Holdings, against any claim that may be made against it with respect to such certificate, Holdings shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, uncertificated shares representing the applicable shares of Holdings Common Stock or Holdings Series A Preferred Stock in accordance with the procedures set forth in the preceding sentence.

11. ASSUMPTION OF EQUITY PLANS AND AWARDS. At the Effective Time, by virtue of the Merger, the Company shall transfer to Holdings, and Holdings shall assume, sponsorship of all of the Company’s Equity Plans (as defined below), and Holdings hereby agrees to perform all obligations of the Company under the Equity Plans and each outstanding award granted thereunder. Accordingly, Holdings shall assume each of the Equity Plans, including (i) all unexercised and unexpired options to purchase Company common stock (each, a “Stock Option”) and each right to acquire or vest in a share of Company common stock, including, but not limited to, restricted stock unit awards, performance share awards and deferred stock units (each, a “Stock Right” and together with the Stock Options, the “Awards”) that are outstanding under the Equity Plans at the Effective Time and (ii) the remaining unallocated reserve of Company Common Stock issuable under each such Equity Plan. At the Effective Time, by virtue of the Merger, the reserve of Company Common Stock under each Equity Plan, whether allocated to outstanding equity awards under such plan or unallocated at that time, shall automatically be converted on a one-share-for-one-share basis into shares of Holdings Common Stock, and the terms and conditions that are in effect immediately prior to the Merger under each outstanding Award assumed by Holdings shall continue in full force and effect after the Merger, including the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award shall be shares of Holdings Common Stock.

For purposes of this Agreement, “Equity Plans” shall mean, collectively, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (as amended, the “Performance Incentive Plan”) and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (as amended, the “Directors Plan”), and any and all subplans, appendices or addendums thereto, and any and all agreements evidencing Awards.

The adoption of the Merger by the requisite vote of the shareholders of the Company shall also constitute approval, without further action by the shareholders of the Company, of any amendments to the Equity Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Equity Plans (including any existing share reserves), and the outstanding Awards under such plans, (ii) the issuance of future Awards of Holdings Common Stock in lieu of shares of Company Common Stock under each of the Equity Plans, and (iii) Holdings’ ability to issue Awards under the Equity Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the Effective Time.

12. HOLDINGS RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS. Holdings shall adopt and authorize for filing and cause to be filed with the Department of State, immediately following the Effective Time, the Holdings Charter and the Holdings By-Laws.

13. HOLDINGS SHARES. Prior to the Effective Time, the Company and Holdings shall take any and all actions as are necessary to ensure that each share of capital stock of Holdings that is owned by the Company immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and the Company, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares.

14. TAX MATTERS. This Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, for the Intended Tax Treatment. Each of Holdings and the Company (a) will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby and (b) will not take any position on a tax return or in connection with any tax proceeding inconsistent with the Intended Tax Treatment, in each case except upon a contrary final determination by an applicable taxing authority.

15. NO APPRAISAL RIGHTS. In accordance with the NYBCL, no appraisal rights shall be available to any holder of shares of Company Common Stock or Company Series B Preferred Stock in connection with the Merger.

16. TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the shareholders of the Company and/or the sole shareholder of Merger Sub, by action of the board of directors of the Company. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither the Company, Holdings, Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination or abandonment.

17. AMENDMENTS. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by the shareholders of the Company and/or the sole shareholder of Merger Sub, by the mutual consent of the parties to this Agreement by action by their respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole shareholder of Merger Sub or by the shareholders of the Company that by law requires further approval or authorization by the sole shareholder of Merger Sub or the shareholders of the Company, as applicable, without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its rules regarding conflicts of laws to the extent that the laws of another jurisdiction would be required thereby).

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

20. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

21. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signatures Follow]

IN WITNESS WHEREOF, the Company, Holdings and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

XEROX CORPORATION

By:	/s/ William F. Osbourn, Jr.
Name:	William F. Osbourn, Jr.
Title:	Executive Vice President

XEROX HOLDINGS CORPORATION

By:	/s/ Steven J. Bandrowczak
Name:	Steven J. Bandrowczak
Title:	President

XEROX MERGER SUB, INC.

By:	/s/ William F. Osbourn, Jr.
Name:	William F. Osbourn, Jr.
Title:	Treasurer

[Merger Agreement]

Exhibit A

Holdings Charter

See Annex B to this joint proxy statement/prospectus

Exhibit B

Holdings By-Laws

See Annex C to this joint proxy statement/prospectus

ANNEX B — FORM OF RESTATED CERTIFICATE OF INCORPORATION OF XEROX HOLDINGS CORPORATION

This Restated Certificate of Incorporation reflects all previously-filed amendments.

RESTATED CERTIFICATE OF INCORPORATION

OF

XEROX HOLDINGS CORPORATION

UNDER SECTION 807 OF THE

BUSINESS CORPORATION LAW

1.        The name of the Corporation is Xerox Holdings Corporation.

2.        The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on March 11, 2019.

3.        This restatement of the Certificate of Incorporation was authorized by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on [            ], 2019. The text of the Certificate of Incorporation is hereby restated without amendment or change to read as herein set forth in full:

FIRST: The name of the Corporation is Xerox Holdings Corporation.

SECOND: The purposes for which it is formed are as follows:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law of the State of New York subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD: The office of the Corporation is to be located in the City of Webster, Monroe County, New York.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 459,543,067 shares, consisting of 437,500,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as “Common Stock”), and 22,043,067 shares of Preferred Stock, of the par value of $1.00 each (hereinafter referred to as “Preferred Stock”).

The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, shall be as follows:

1.        The Preferred Stock may be issued from time to time as follows:

(a)        The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares in each particular series, to fix the following:

(i)        the distinctive serial designation and number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii)        the times at which and the conditions under which dividends shall be payable on shares of such series, the annual dividend rate thereon, whether dividends shall be cumulative and, if so, from which date or dates, and the status of such dividends as participating or non-participating;

(iii)        the redemption provisions and price or prices, if any, for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv)        the amount or amounts which shall be paid to the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but not less than $1.00 in the case of involuntary liquidation);

(v)        the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund which shall be applied to the redemption of shares of such series;

(vi)        the terms and conditions (with or without limitations), if any, on which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or at the rate or rates of conversion or exchange and the terms and conditions of adjustment thereof, if any;

(vii)      the voting rights, if any, in addition to those specified herein, and any other preferences, privileges and restrictions or qualifications of such series; and

(viii)     any other relative rights, preferences and limitations of such series.

(b)    All shares of Preferred Stock, regardless of series, shall be of equal rank with each other and shall be identical with each other in all respects except as provided in or permitted by Subdivision 1(a) and except as provided in Subdivision 6(b); and the shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative, in respect of any series entitled to cumulative dividends.

(c)        In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock entitled to cumulative dividends shall share ratably in the payment of dividends (including accumulations, if any) in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distributions if all sums payable were discharged in full.

2.        The holders of the Preferred Stock of each series entitled to cumulative dividends shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate for such series (as fixed by the Board of Directors in accordance with Subdivision 1 in respect of any series), and no more, payable quarter-yearly, on the first day of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; provided that if dividends on any shares of the Preferred Stock shall be cumulative from a date less than thirty days prior to the first quarter-yearly dividend payment date in respect of such shares, the dividends accrued on such shares to such date shall not be payable on such date but shall be payable on the next following quarter-yearly dividend payment date. The holders of shares of the Preferred Stock entitled to cumulative dividends shall not be entitled to receive any dividends thereon other than the dividends referred to in this Subdivision 2.

As provided in Subdivision 1(c), no dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock of any series entitled to cumulative dividends for any quarter-yearly dividend period (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) unless at the same time a like proportionate dividend for the same quarter-yearly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all series then issued and outstanding and entitled to receive the dividend.

3.        So long as any shares of the Preferred Stock are outstanding, no dividend whatsoever shall be paid or declared at any time, and no distribution made, on any junior stock (other than in junior stock) nor shall any shares of junior stock be purchased or otherwise acquired for value or redeemed at any time by the Corporation or any subsidiary:

(a)        unless all dividends on the Preferred Stock of all series entitled to cumulative dividends for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b)        unless the Corporation shall have redeemed, retired or purchased all shares of each series of Preferred Stock required to have been redeemed, retired or purchased at such time pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with Subdivision 1, provided, however, that the foregoing restrictions in this Subdivision 3 shall not apply to the acquisition of any junior stock solely in exchange for, or solely out of the proceeds of sale of, any other junior stock.

Subject to the foregoing provisions of this Subdivision 3, and to any further limitations prescribed by the Board of Directors in accordance with Subdivision 1, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds of the Corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividends.

4.        Subject to the provisions of Subdivision 5, the Corporation at its option (expressed by resolution of the Board of Directors) or for the purpose of any sinking fund therefor may (except as otherwise provided by the Board of Directors in accordance with Subdivision 1 in respect of any series) redeem the outstanding shares of Preferred Stock, or of any one or more series thereof, at any time in whole, or from time to time in part, upon notice duly given as hereinafter specified, at the applicable redemption price or prices for such shares (as fixed in accordance with Subdivision 1 in respect of any series), including, in respect of any series entitled to cumulative dividends, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

Notice of every such redemption of Preferred Stock of any series (a) if all the shares of such series are held of record by not more than ten holders, shall be given by mailing such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation, or (b) if all the shares of such series are held of record by more than ten holders, shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for such redemption, and notice of such redemption shall also be mailed not less than 30 nor more than 60 days prior to the date fixed for such redemption, to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation; but, if publication is required, no failure to mail any such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares to be redeemed.

In case of redemption of a part only of the Preferred Stock of any series at the time outstanding, whether for the sinking fund therefor or otherwise, the redemption may (subject to any provision made by the Board of Directors in accordance with Subdivision 1 in respect of any series) be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions contained in the Certificate of Incorporation or provided by the Board of Directors in accordance with Subdivision 1, the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired.

If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus, and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.

Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

None of the shares of Preferred Stock of any series redeemed or retired pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with Subdivision 1, shall be reissued and all such shares shall, in the manner provided by law, be eliminated from the authorized capital stock of the Corporation. The Corporation shall not be prohibited from reissuing any shares of Preferred Stock redeemed or retired (other than for the sinking fund therefor) or converted into or exchanged for stock pursuant to the provisions fixed by the Board of Directors in accordance with Subdivision 1, and after such redemption, retirement or conversion of the Corporation may, in the manner provided by law, restore such shares to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

5.        If and so long as all dividends on the Preferred Stock of all series entitled to cumulative dividends for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) shall not have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem (for sinking fund or otherwise) less than all of the Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for value (for sinking fund or otherwise) any of the Preferred Stock at the time outstanding.

6.        Unless the consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(a)        The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Preferred Stock;

(b)        The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation which would affect adversely any right, preference, privilege or voting power of the Preferred Stock or of the holders thereof; provided, however, that if any such amendment, alteration or repeal would affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent of the holders of two-thirds of the shares of the Preferred Stock as a class; and

(c)        The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all the property or business of the Corporation, or the consolidation or merger of the Corporation with or into any other corporation, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of any series of the Preferred Stock or the holders thereof are adversely affected.

No consent of the holders of the Preferred Stock or of any series thereof which would otherwise be required to permit, effect or validate any action of the Corporation or a subsidiary pursuant to the provisions of this Subdivision 6 or pursuant to any provision fixed by the Board of Directors in accordance with Subdivision 1 shall be required if, prior to or concurrently with such action, provision shall be made in accordance with the provisions of the fourth paragraph of Subdivision 4 for the redemption of all outstanding shares of Preferred Stock or all outstanding shares of such series, as the case may be, and all funds necessary for such redemption shall be deposited in trust in accordance with the provisions of such paragraph.

7.        Unless and until six quarter-yearly dividends on the Preferred Stock of any series entitled to cumulative dividends, or on any other series of Preferred Stock the Board of Directors has determined shall have the rights set forth in this Subdivision 7 (together with the Preferred Stock of any series entitled to cumulative dividends, the “Voting Parity Preferred Stock”) shall not be paid, in whole or in part, the entire voting power, except as provided in Subdivision 14(a) of Article NINTH or as otherwise provided in the Certificate of Incorporation or By-Laws, shall be vested exclusively in the Common Stock in accordance with the provisions of, and except as provided in Subdivision 14(a) of Article NINTH or as otherwise expressly provided in, the Certificate of Incorporation. If and whenever six full quarter-yearly dividends (whether or not consecutive) shall not be paid on the Voting Parity Preferred Stock of any series, in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Voting Parity Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Voting Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Voting Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Voting Parity Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Voting Parity Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of the Voting Parity Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Parity Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Voting Parity Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Voting Parity Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Voting Parity Preferred Stock or the successor of such remaining Director.

Except as otherwise provided in this Certificate of Incorporation, in any case in which the holders of Preferred Stock or any series thereof shall be entitled to vote pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each holder of Preferred Stock or of such series, as the case may be, shall be entitled to one vote for each share thereof held.

8.        In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the amount fixed by the Board of Directors in accordance with Subdivision 1 but not less than $1.00, and (ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors in accordance with the provisions of Subdivision 1 in the case of any series of Preferred Stock, in effect at the time thereof, together with, in respect of any series entitled to cumulative dividends, all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amounts; and the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights. As provided in Subdivision 1(c), if upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Subdivision 8.

9.        Except as provided in Subdivision 14(a) of Article NINTH or as otherwise expressly provided in this Certificate of Incorporation, and except as otherwise provided by law, voting rights upon any and all matters shall be vested exclusively in the holders of the Common Stock (each share of Common Stock having one vote).

10.      No holder of Common Stock or Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

11.        The holders of Common Stock shall possess equal voting rights and rights as to dividends or distributions, and in the event of any liquidation, dissolution or winding up of the Corporation.

12.        For all purposes of the Certificate of Incorporation:

The term “accrued and unpaid dividends” when used with reference to any share of any series of the Preferred Stock entitled to cumulative dividends shall mean an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid on such share; but no interest shall be payable upon any arrearages.

The term “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation as amended and supplemented by any certificate heretofore or hereafter filed pursuant to law, including any certificate filed pursuant to law with respect to, and providing for the issue of, any series of Preferred Stock.

The term “junior stock”, when used with reference to the Preferred Stock, shall mean the Common Stock and any other stock of the Corporation, now or hereafter authorized, over which the Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

The term “sinking fund”, as applied to any series of Preferred Stock, shall mean any fund or requirement for the periodic redemption, retirement or purchase of shares of such series.

The term “stock ranking prior to the Preferred Stock” shall mean any stock of the Corporation, now or hereafter authorized, which has preference over the Preferred Stock either in the payment of dividends or in any liquidation, dissolution or winding up of the Corporation.

FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon the Secretary of State is Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851, Attention: General Counsel.

SIXTH: The number of directors shall be not less than five (5) nor more than twenty-one (21) as determined in the manner prescribed by the By-Laws.

Unless the election is contested, each director shall be elected by the affirmative vote of a majority of the votes cast for or against the director at any meeting for the election of directors at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

SEVENTH: The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and may issue in exchange therefor, its stock, bonds or other obligations.

EIGHTH: A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except to the extent that the Business Corporation Law of the State of New York as in effect from time to time expressly provides that the foregoing provisions shall not eliminate or limit such personal liability. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

NINTH: Designation of Series A Convertible Perpetual Voting Preferred Stock.

1.        Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of preferred stock designated as the “Series A Convertible Perpetual Voting Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 180,000.

2.        Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings, whether used in the singular or the plural:

“Additional Shares” has the meaning set forth in Subdivision 12(a).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Conversion Price” at any given time means the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act in the relevant matter on behalf of such board of directors.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York are generally required or authorized by law to be closed.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of Xerox Holdings Corporation, as amended.

“Close of Business” means 5:00 pm, New York City time, on the date in question.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means:

(i) the closing sale price of the Common Stock or such other securities (or, if no closing sale price is reported, the last reported sale price of the Common Stock or such other securities) on the New York Stock Exchange on such date;

(ii) if the Common Stock or such other securities are not traded on the New York Stock Exchange on such date, the closing sale price of the Common Stock or such other securities (or, if no closing sale price is reported, the last reported sale price of the Common Stock or such other securities) as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are traded on such date;

(iii) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange on such date, the last quoted bid price for the Common Stock or such other securities on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization; or

(iv) if the Common Stock or such other securities are not quoted by Pink OTC Markets Inc. or a similar organization on such date, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Article NINTH, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com).

“Common Stock Outstanding” means, at any given time, the number of shares of Common Stock issued and outstanding at such time.

“Conversion Date” has the meaning set forth in Subdivision 9(e).

“Conversion Rate” means, with respect to each share of Series A Preferred Stock, 37.45318 shares of Common Stock, subject to adjustment in accordance with the provisions of this Article NINTH.

“Current Market Price” means, in the case of any distribution giving rise to an adjustment to the Conversion Rate pursuant to Subdivision 10(d), Subdivision 10(e) or Subdivision 10(f) or a distribution upon conversion pursuant to Subdivision 10(h), the average Closing Price of the Common Stock during the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to Subdivision 10, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Subdivision 10 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Distributed Property” has the meaning set forth in Subdivision 10(e)(v).

“Dividend Payment Date” has the meaning set forth in Subdivision 4(b).

“Dividend Period” means each period from, and including, a Dividend Payment Date (or with respect to the initial Dividend Period, the Issue Date) to, but excluding, the following Dividend Payment Date.

“Dividend Rate” has the meaning set forth in Subdivision 4(a).

“Dividend Record Date” has the meaning set forth in Subdivision 4(d).

“Dividend Threshold Amount” has the meaning set forth in Subdivision 10(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Subdivision 11(a).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant dividend, distribution or issuance.

“Expiration Date” has the meaning set forth in Subdivision 10(g).

“Expiration Time” has the meaning set forth in Subdivision 10(g).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as reasonably determined by the Board of Directors in good faith; provided, however, that with respect to Subdivision 15(b), Fair Market Value shall mean the value of the Optional Redemption Transferred Shares determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

“Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.

“Fundamental Change” means the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Stock;

(ii) consummation of any consolidation, merger or other business combination of the Corporation with or into another Person or any sale, lease or conveyance in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than:

(A) pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, Voting Shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person immediately after the transaction; or

(B) any merger or consolidation primarily for the purpose of changing the jurisdiction of incorporation of the Corporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(iii) the Common Stock ceases to be listed on a U.S. national securities exchange or association (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) or (ii) above shall not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of common stock that is traded on a U.S. national securities exchange or that will be traded on a U.S. national securities exchange when issued or exchanged in connection with such transaction.

“Fundamental Change Notice” has the meaning set forth in Subdivision 13(b).

“Fundamental Change Redemption Date” has the meaning set forth in Subdivision 13(a).

“Fundamental Change Redemption Price” has the meaning set forth in Subdivision 13(a).

“Holder(s)” means the Person(s) in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes. The initial Holder shall be Darwin Deason.

“Issue Date” means the date upon which any shares of Series A Preferred Stock are first issued.

“Junior Securities” has the meaning set forth in Subdivision 3(a).

“Liquidation Preference” means, with respect to each share of Series A Preferred Stock, at any time, $1,000.

“Make-Whole Acquisition” means the occurrence of a transaction described under clauses (i) or (ii) of the definition of “Fundamental Change”.

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Subdivision 12(a).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Subdivision 12(a).

“Make-Whole Acquisition Stock Price” means the price paid per share of Common Stock in the event of a Make-Whole Acquisition. If the holders of shares of Common Stock receive only cash in the Make-Whole Acquisition, the Make-Whole Acquisition Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on the 10 Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” has the meaning set forth in Subdivision 8(c).

“Notice of Mandatory Conversion” has the meaning set forth in Subdivision 8(c).

“Optional Redemption Date” has the meaning set forth in Subdivision 15(b)(ii).

“Optional Redemption Notice” has the meaning set forth in Subdivision 15(b)(i).

“Optional Redemption Transferred Shares” has the meaning set forth in Subdivision 15(b).

“Parity Securities” has the meaning set forth in Subdivision 3(b).

“Permitted Transferee(s)” means any of (w) the spouse of Darwin Deason, (x) any lineal descendant of Darwin Deason or any brother or sister of Darwin Deason, (y) any brother or sister of Darwin Deason, or (z) any trust for the direct or indirect benefit of exclusively Darwin Deason and/or the spouse of Darwin Deason; any lineal descendant of Darwin Deason or any brother or sister of Darwin Deason; or any brother or sister of Darwin Deason.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock corporation, limited liability company or trust.

“Preferred Stock” means the Preferred Stock, par value of $1.00 each, of the Corporation.

“Record Date” means, with respect to any issuance, dividend or distribution declared, paid or made on or with respect to any capital stock of the Corporation, the date fixed for the determination of the holders of such capital stock entitled to receive such issuance, dividend or distribution.

“Registrar” means the Corporation or any other registrar appointed by the Corporation.

“Reorganization Event” has the meaning set forth in Subdivision 11(a).

“Senior Securities” has the meaning set forth in Subdivision 3(c).

“Series A Preferred Stock” has the meaning set forth in Subdivision 1.

“Spin-Off” has the meaning set forth in Subdivision 10(e)(v).

“Spin-Off Valuation Period” has the meaning set forth in Subdivision 10(e)(v).

“Trading Day” means a day on which the shares of Common Stock or any securities distributed in a Spin-Off, as the case may be:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer” means, with respect to each share of Series A Preferred Stock, the sale, transfer, pledge, assignment, loan or other disposition or encumbrance of such share of Series A Preferred Stock.

“Trigger Event” has the meaning set forth in Subdivision 10(o).

“Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

3.        Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank:

(a)        senior to the Corporation’s Common Stock and each other class or series of capital stock that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Junior Securities”);

(b)        on a parity with each class or series of Preferred Stock established after the Issue Date by the Corporation the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”); and

(c)        subject to the approval of the holders of the Series A Preferred Stock to the extent required by Subdivision 6 of Article FOURTH of the Certificate of Incorporation, junior to any class or series of the Corporation’s capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock (collectively, the “Senior Securities”).

For the avoidance of doubt, the Corporation has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without notice to or consent of the Holder(s).

4.        Dividends.

(a)        The Holder(s) shall be entitled to receive, on each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of any funds legally available for the payment of dividends, cumulative cash dividends at a rate per annum equal to 8.0% of the Liquidation Preference (the “Dividend Rate”) in accordance with Subdivisions 1, 2 and 3 of Article FOURTH of the Certificate of Incorporation; provided, however, that in the event that on any Dividend Payment Date there shall be accrued and unpaid dividends for any prior Dividend Period, the Dividend Rate shall equal 8.0% per annum of the sum of (x) the Liquidation Preference and (y) the amount of all such accrued and unpaid dividends for any prior Dividend Periods.

(b)        Dividends will accrue and cumulate from the Issue Date and are payable quarterly in arrears on the first day of January, April, July and October (each, a “Dividend Payment Date”), commencing on the first Dividend Payment Date following the Issue Date. If a Dividend Payment Date falls on a day that is not a Business Day, the dividends will be paid on the next Business Day as if it were paid on the Dividend Payment Date and no interest will accrue in connection therewith.

(c)        The amount of dividends payable for each full quarterly Dividend Period will be computed by dividing the Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other Dividend Period shorter or longer than a full quarterly Dividend Period, will be computed on the basis of the actual number of days elapsed during such Dividend Period over a 360-day year.

(d)        Dividends will be paid to the Holder(s) as such Holder(s) appear in the records of the Corporation at the Close of Business on the 15th day of the immediately preceding calendar month in which the applicable Dividend Payment Date falls (the “Dividend Record Date”). The Dividend Record Date shall apply regardless of whether any particular Dividend Record Date is a Business Day.

(e)        Dividends on any share of Series A Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date or any applicable Conversion Date, as applicable.

5.        Liquidation.

(a)        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holder(s) shall be entitled to receive for each share of Series A Preferred Stock out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any Senior Securities, and before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Securities, a liquidating distribution in an amount equal to (x) the Liquidation Preference and (y) an amount equal to any accrued and unpaid dividends on such share of Series A Preferred Stock through the date of such liquidating distribution. After payment of the full amount of such liquidating distribution, the Holder(s) will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets, of the Corporation.

(b)        In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holder(s) and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions which would be payable on such shares if all amounts payable thereon were paid in full.

(c)        Neither the consolidation or merger of the Corporation with or into any other entity, nor the consolidation or merger of any other entity with or into the Corporation, nor the sale, lease or other transfer or disposition of all or substantially all of the Corporation’s property or business or other assets shall, in and of itself, constitute a liquidation, dissolution or winding up of the Corporation.

6.        Maturity. The Series A Preferred Stock shall be perpetual, unless converted in accordance with this Certificate of Incorporation or redeemed either at the option of the Holder pursuant to Subdivision 13 or at the option of the Corporation pursuant to Subdivision 15(b).

7.        Conversion at the Holder’s Option. Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of such Holder’s Series A Preferred Stock into shares of Common Stock at the Applicable Conversion Rate, plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the date of such conversion, subject to compliance with the conversion procedures set forth in Subdivision 9.

8.        Mandatory Conversion at the Corporation’s Option.

(a)        The Corporation shall have the right, at its option, at any time or from time to time to cause some or all of the Series A Preferred Stock to be converted into shares of Common Stock at the then Applicable Conversion Rate, plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the Mandatory Conversion Date, if, for 20 Trading Days during any period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day preceding the date the Corporation delivers a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 146.07 % of the then Applicable Conversion Price.

(b)        If the Corporation elects to cause fewer than all of the shares of Series A Preferred Stock to be converted pursuant to this Subdivision 8, the Corporation shall select the Series A Preferred Stock to be converted on a pro rata basis or by another method the Board of Directors, in its sole discretion, considers fair to the Holders. If the Corporation selects a portion of a Holder’s Series A Preferred Stock for partial mandatory conversion and such Holder converts a portion of its shares of Series A Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion under this Subdivision 8.

(c)        If the Corporation elects to exercise the mandatory conversion right pursuant to this Subdivision 8, the Corporation shall provide notice of such conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The conversion date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no more than 7 days after the date on which the Corporation provides such Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)        the Mandatory Conversion Date;

(ii)        the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and

(iii)        the number of shares of Series A Preferred Stock to be converted.

9.        Conversion Procedures.

(a)        As provided in Subdivision 4(e), dividends on any share of Series A Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date or any applicable Conversion Date, as applicable, and such shares of Series A Preferred Stock shall cease to be outstanding upon conversion.

(b)        Prior to the Close of Business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock (and/or other securities, if applicable) issuable upon conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holder(s) shall have no rights with respect to the Common Stock (and/or other securities, if applicable) issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock (and/or other securities, if applicable) issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock (and/or other securities, if applicable) issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(c)        The Person(s) entitled to receive the Common Stock (and/or cash, securities or other property, if applicable) issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock (and/or other securities, if applicable) as of the Close of Business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and/or cash, securities or other property, if applicable) and payments of cash in lieu of fractional shares, if any, and accrued and unpaid dividends, if any, to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payments, in the name of the Holder and in the manner shown on the records of the Corporation.

(d)        Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Incorporation, or as otherwise reacquired by the Corporation, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided that no decrease shall reduce the authorized number of Series A Preferred Stock to a number less than the number of shares then outstanding.

(e)        Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(i)        On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holder(s) or their designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

(ii)        On the date of any conversion at the option of the Holder(s) pursuant to Subdivision 7, a Holder must do each of the following in order to convert:

(A)        surrender the shares of Series A Preferred Stock to the Corporation;

(B)        if required, furnish appropriate endorsements and transfer documents; and

(C)        if required, pay all transfer or similar taxes.

The date on which a Holder complies with the procedures in this Subdivision 9(e) is the “Conversion Date”.

(f)        Fractional Shares.

(i)        No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock.

(ii)        In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Subdivision 7 or Subdivision 8, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Conversion Date.

(iii)        If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

10.        Anti-Dilution Adjustments.

(a)        The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with this Subdivision 10.

(b)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Any adjustment made pursuant to this Subdivision 10(b) shall become effective immediately after the Record Date for such dividend or distribution. If any dividend or distribution that is the subject of this Subdivision 10(b) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, for purposes of this Subdivision 10(b), the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any.

(c)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, (x) subdivide the then Common Stock Outstanding into a greater number of shares of Common Stock or (y) combine the then Common Stock Outstanding into a smaller number of shares of Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect immediately after the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this Subdivision 10(c) shall become effective immediately after the effective date of such subdivision or combination.

(d)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, distribute to holders of all or substantially all of the Common Stock any rights or warrants (other than a distribution of rights issued pursuant to a stockholder’s rights plan, to the extent such rights are attached to shares of Common Stock (in which event the provisions of Subdivision 10(o) shall apply), a dividend reinvestment plan or an issuance in connection with a transaction in which Subdivision 11 applies) entitling them to subscribe for or purchase, for a period of not more than 60 calendar days from the issuance date of such distribution, shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to (x) the aggregate price payable to exercise such rights or warrants divided by (y) the Current Market Price of the Common Stock.

Any adjustment made pursuant to this Subdivision 10(d) shall become effective immediately after the Record Date for such distribution. If such rights or warrants described in this Subdivision 10(d) are not so distributed, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to distribute such rights or warrants, to the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation upon exercise of such rights and warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors). For the avoidance of doubt, for purposes of this Subdivision 10(d), the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such distribution shall not include shares of Common Stock held in treasury, if any.

(e)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, by dividend or otherwise, distribute to all or substantially all holders of the Common Stock shares of any class of capital stock of the Corporation, evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s capital stock or other securities, but excluding:

(i)          any dividends or distributions referred to in Subdivision 10(b);

(ii)         any rights or warrants referred to in Subdivision 10(d);

(iii)        any dividends or distributions referred to in Subdivision 10(f);

(iv)        any dividends and distributions in connection with a transaction to which Subdivision 11 shall apply; and

(v)        any Spin-Offs to which the provision set forth below in this Subdivision 10(e) shall apply, (any such shares of capital stock, indebtedness, assets, property or rights or warrants to acquire Common Stock or other securities, hereinafter in this Subdivision 10(e) called the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

FMV	=	the Fair Market Value on the Record Date for such distribution of the Distributed Property, expressed as amount per share of Common Stock.

If the transaction that gives rise to an adjustment pursuant to this Subdivision 10(e) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or when issued will be, traded or listed on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or any other U.S. national securities exchange or association, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

FMV	=	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period beginning on, and including, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Spin-Off Valuation Period.

Any adjustment made pursuant to this Subdivision 10(e) shall become effective immediately after the Record Date for such distribution. If any dividend or distribution of the type described in this Subdivision 10(e) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required under this Subdivision 10(e), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Subdivision 10(e) shall be delayed to the extent necessary in order to complete the calculations provided for in this Subdivision 10(e).

(f)         If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, by dividend or otherwise make a distribution to all or substantially all holders of its outstanding shares of Common Stock consisting exclusively of cash, but excluding:

(i)         any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), or upon a transaction to which Subdivision 11 applies, or

(ii)        regular cash dividends to the extent that such dividends do not exceed $0.25 per share in any Fiscal Quarter (the “Dividend Threshold Amount”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

SP0	=	the Current Market Price of the Common Stock; and

DIV	=	the amount in cash per share of Common Stock of the dividend or distribution, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this Subdivision 10(f) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate as described under this Subdivision 10(f).

Any adjustment made pursuant to this Subdivision 10(f) shall become effective immediately after the Record Date for such dividend or distribution. If any dividend or distribution of the type described in this Subdivision 10(f) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(g)         If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the trading day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP1	=	the average of the Closing Price of Common Stock during the ten consecutive Trading Day period commencing on the Trading Day immediately after the Expiration Date.

Any adjustment made pursuant to this Subdivision 10(g) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date. If the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Subdivision 10(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Subdivision 10(g). If an adjustment to the Conversion Rate is required under this Subdivision 10(g), delivery of any additional shares of Common Stock upon conversion of the Series A Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Subdivision 10(g).

(h)        In cases where the Fair Market Value of shares of capital stock, evidences of indebtedness, assets (including cash), or securities or certain rights, warrants or options to purchase securities of the Corporation, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all holders of the Common Stock:

(i)        equals or exceeds the Current Market Price of the Common Stock; or

(ii)        the Current Market Price of the Common Stock exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder(s) will be entitled to receive upon conversion, in addition to shares of Common Stock, the kind and amount of shares of capital stock, evidences of indebtedness, assets, or securities or rights, warrants or options comprising the distribution, if any, that such Holder(s) would have received if such Holder(s) had held a number of shares of Common Stock equal to the number of shares of Series A Preferred Stock held multiplied by the Conversion Rate in effect immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

(i)        All calculations under this Subdivision 10 shall be made to the nearest 1/100,000 of a share of Common Stock per share of Series A Preferred Stock. No adjustment in the Conversion Rate is required if the amount of such adjustment would be less than 1%; provided, however, that any such adjustment not required to be made pursuant to this Subdivision 10(i) will be carried forward and taken into account in any subsequent adjustment.

(j)        No adjustment to the Conversion Rate shall be made if the Holder(s) may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock, without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(k)        The Corporation may, but is not required to, make such increases in the Conversion Rate, in addition to those required by Subdivision 10(b) through (g), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.

(l)        In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to Holder(s) a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(m)        If during a period applicable for calculating the Closing Price of Common Stock or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Closing Price of such security shall be calculated for such period in a manner reasonably determined by the Corporation to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this Article NINTH requires a calculation of an average of Closing Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period during which the average is to be calculated.

(n)        Whenever the Conversion Rate is to be adjusted in accordance with this Subdivision 10, the Corporation shall compute the Conversion Rate in accordance with this Subdivision 10, taking into account Subdivision 10(i), and provide, or cause to be provided, a written notice to the Holder(s) of the occurrence of such event and setting forth the adjusted Conversion Rate.

(o)        Rights Plans. If the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date or any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, the Holder of such shares will receive, in addition to the shares of Common Stock, the rights under the rights plan relating to such Common Stock, unless, prior to the Mandatory Conversion Date or such Conversion Date, the rights have (x) become exercisable or (y) separated from the shares of Common Stock in accordance with the provisions of such rights plan (the first of events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock as described in Subdivision 10(d) (without giving effect to the 60-day limit on the exercisability of rights and warrants ordinarily subject to such Subdivision 10(d), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Subdivision 10(b).

11.        Reorganization Events.

(a)        In the event that there occurs:

(i)        any consolidation, merger or other business combination of the Corporation with or into another Person;

(ii)        any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii)        any reclassification, recapitalization or reorganization of the Corporation; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a consolidation, merger or other business combination);

and in each case, the holders of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock (any such event or transaction, a “Reorganization Event”) each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without notice to or consent of the Holder(s) and subject to Subdivision 11(e), become convertible (but, for the avoidance of doubt, shall not be automatically converted in connection with such Reorganization Event) into the kind of securities, cash and other property received in such Reorganization Event by the holders of the Common Stock (other than the counterparty to the Reorganization Event or an Affiliate of such counterparty) (such securities, cash and other property, the “Exchange Property”).

(b)         In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holder(s) are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by a majority of the holders of the shares of Common Stock that did make an affirmative election.

(c)        The above provisions of this Subdivision 11 shall similarly apply to successive Reorganization Events and the provisions of Subdivision 10 shall apply to any shares of capital stock received by the holders of Common Stock in any such Reorganization Event.

(d)        The Corporation (or any successor) shall, within 20 days of the consummation of any Reorganization Event, provide written notice to the Holder(s) of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Subdivision 11.

(e)        The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless:

(i)        such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Subdivision 11; and

(ii)        to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or, in the case of a Reorganization Event described in Subdivision 11(a)(ii), an exchange of Series A Preferred Stock for the stock of the Person to whom the Corporation’s assets are conveyed or transferred, and such stock of the Person surviving such Reorganization Event or to whom the Corporation’s assets are conveyed or transferred shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation.

12.        Holder’s Right to Convert Upon a Make-Whole Acquisition.

(a)        In addition to any other rights of conversion set forth herein, in the event a Make-Whole Acquisition occurs, each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s shares of Series A Preferred Stock into shares of Common Stock during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 calendar days after the Make-Whole Acquisition Effective Date at the Applicable Conversion Rate, plus a number of additional shares of Common Stock (the “Additional Shares”) determined pursuant to Subdivision 12(b), plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the date of such conversion, subject to compliance with the conversion procedures set forth in Subdivision 9.

(b)        The number of Additional Shares per share of Series A Preferred Stock shall be determined by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

	Make-Whole Acquisition Stock Price
Make-Whole Acquisition Effective Date	$24.00	$26.72	$32.00	$36.00	$39.00
February 1, 2015 and thereafter	4.2138	3.1513	1.6385	0.8245	0.0000

The exact Make-Whole Acquisition Stock Price and Make-Whole Acquisition Effective Date may not be set forth in the table, in which case:

(i)        if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two Make-Whole Acquisition Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(ii)        if the Make-Whole Acquisition Stock Price is in excess of $39.00 per share (subject to adjustment pursuant to Subdivision 10), no Additional Shares will be issued upon conversion of the Series A Preferred Stock; and

(iii)        if the Make-Whole Acquisition Stock Price is less than $24.00 per share (subject to adjustment pursuant to Subdivision 10), no Additional Shares will be issued upon conversion of the Series A Preferred Stock.

The Make-Whole Acquisition Stock Prices set forth in the table above shall be adjusted pursuant to Subdivision 10 as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Additional Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Subdivision 10.

(c)        On or before the 20th calendar day prior to the date the Corporation anticipates the Make-Whole Acquisition being consummated or within two Business Days of becoming aware of a Make-Whole Acquisition of the type set forth in clause (i) of the definition of Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) as they appear in the records of the Corporation. Such notice shall contain:

(i)        the date as of which the Make-Whole Acquisition is anticipated to be effective or the Make-Whole Acquisition Effective Date, as applicable; and

(ii)        the date by which a Make-Whole Acquisition conversion pursuant to this Subdivision 12 must be exercised.

(d) On the Make-Whole Acquisition Effective Date or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) as they appear in the records of the Corporation. Such notice shall contain:

(i)        the date that shall be 30 calendar days after the Make-Whole Acquisition Effective Date;

(ii)        the number of Additional Shares;

(iii)        the amount of cash, securities and other consideration receivable by a Holder upon conversion; and

(iv)        the instructions a Holder must follow to exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12.

(e)        To exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12, a Holder must, no later than 5:00 p.m., New York City time, on or before the date specified in the notice sent pursuant to Subdivision 12(d) comply with the procedures set forth in Subdivision 9, and indicate that it is exercising its Make-Whole Acquisition conversion right pursuant to this Subdivision 12.

(f)        If a Holder does not elect to exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12, the shares of Series A Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein), but the Holder will not be eligible to receive Additional Shares.

(g)        Upon a Make-Whole Acquisition conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Subdivision 12(e), deliver to the Holder such cash, securities or other property as are issuable with respect to the shares of Series A Preferred Stock converted.

(h)        In the event that a Make-Whole Acquisition conversion is effected with respect to shares of Series A Preferred Stock or a successor security representing less than all the shares of Series A Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition conversion, the Corporation or its successor shall execute and the Registrar shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition conversion was not effected.

13.        Holder’s Redemption Right Upon a Fundamental Change.

(a)        Upon the occurrence of a Fundamental Change, each Holder shall have the option, during the period commencing on the date the applicable Fundamental Change Notice (as defined below) is mailed to Holders of the Series A Preferred Stock and ending at the Close of Business on the 45th Business Day thereafter (the “Fundamental Change Redemption Date”), to require the Corporation to redeem all, or any portion, of such Holder’s shares of Series A Preferred Stock at the redemption price per share equal to the Liquidation Preference per share of Series A Preferred Stock plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so redeemed to, but not including, the Fundamental Change Redemption Date (the “Fundamental Change Redemption Price”).

(b)        Within 30 days following a Fundamental Change, the Corporation shall mail to each Holder of shares of the Series A Preferred Stock a notice (the “Fundamental Change Notice”) setting forth the details of the Fundamental Change and the special redemption rights occasioned thereby. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Fundamental Change Redemption Date; (b) the Fundamental Change Redemption Price; (c) the place or places where certificates for shares may be surrendered for payment of the Fundamental Change Redemption Price, including any procedures applicable to redemption to be accomplished through book-entry transfers; (d) the procedures that the Holder of Series A Preferred Stock must follow to exercise such Holder’s rights under this Subdivision 13; and (e) that dividends on the shares tendered for redemption will cease to accumulate on the Fundamental Change Redemption Date.

(c)        To exercise such Holder’s special redemption right under this Subdivision 13, a Holder must (a) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be redeemed, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation and (b) notify the Corporation at such office that such Holder elects to exercise such Holder’s fundamental change redemption rights and the number of shares such Holder wishes to have redeemed. In the event that a Holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which such Holder wishes to have redeemed, such Holder shall be deemed to have elected to have redeemed all shares represented by the certificate or certificates surrendered for redemption.

(d)        Exercise by a Holder of such Holder’s special redemption right following a Fundamental Change is irrevocable, except that a Holder may withdraw its election to exercise such Holder’s special redemption right at any time on or before the Fundamental Change Redemption Date by delivering a written or facsimile transmission notice to the Corporation at the address or facsimile number specified in the Fundamental Change Notice. Such notice, to be effective, must be received by the Corporation prior to the close of business on the Fundamental Change Redemption Date. All shares of Series A Preferred Stock tendered for redemption pursuant to the Holder’s fundamental change redemption rights as described herein and not withdrawn shall be redeemed at or prior to the Close of Business on the Fundamental Change Redemption Date. From and after the Fundamental Change Redemption Date, unless the Corporation defaults in payment of the Fundamental Change Redemption Price, dividends on the shares of Series A Preferred Stock tendered for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Fundamental Change Redemption Price) shall cease. As soon as practical after the Fundamental Change Redemption Date, the Corporation shall deliver a new certificate representing the unredeemed portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for redemption.

14.        Voting Rights.

(a)        Holders of Series A Preferred Stock shall be entitled to vote with the holders of Common Stock, voting together as a single class, with respect to any and all matters presented to the holders of Common Stock for their action, consideration or consent, whether at any special or annual meeting of shareholders, by written action of shareholders in lieu of a meeting (to the extent permitted by the Certificate of Incorporation and the Business Corporation Law of the State of New York), or otherwise. With respect to any such vote, each holder of Series A Preferred Stock on the record date for determining the shareholders of the Corporation eligible to participate in such vote shall be entitled to cast a number of votes equal to the product of (i) the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock held by such holder convert in accordance with the Applicable Conversion Rate, divided by (ii) ten, provided that such product shall be rounded down to the nearest whole number.

(b)        Unless the consent of the Holder(s) of a greater number of shares shall then be required by law and except as provided in Subdivisions 14(c), 14(d) and 14(e), the consent of the Holder(s) of at least two-thirds of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Series A Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(i)        The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Series A Preferred Stock;

(ii)        The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation (whether, directly or indirectly, by merger, consolidation or otherwise) which would affect adversely any right, preference, privilege or voting power of the Series A Preferred Stock or of the Holder(s) thereof; and

(iii)        The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation, or the consolidation, merger or other business combination of the Corporation with or into any other Person, except any such sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation or consolidation or merger or other business combination wherein none of the rights, preferences, privileges or voting powers of the Series A Preferred Stock or the Holder(s) thereof are adversely affected.

(c)        Except as provided for in Subdivision 14(a), the Holder(s) shall have no voting rights with respect to any consolidation, merger or other business combination of the Corporation with or into any other Person if:

(i)        to the extent the Corporation is not the surviving Person in such transaction, the Holder(s) will receive the stock of the Person surviving such transaction and such stock shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation; and

(ii)        upon conversion of the Series A Preferred Stock or the stock of the Person surviving such transaction issued in accordance with Subdivision 11(e), the Holder(s) will receive Exchange Property in accordance with Subdivision 11.

(d) Except as provided for in Subdivision 14(a) the Holder(s) shall have no voting rights with respect to any sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation if:

(i)        to the extent the Corporation is not the surviving Person in such transaction, the Holder(s) will receive the stock of the Person to whom all or substantially all of the property or business of the Corporation is sold, leased or conveyed and such stock shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation; and

(ii)        upon conversion of the Series A Preferred Stock or the stock of the Person to whom all or substantially all of the property or business of the Corporation is sold, leased or conveyed issued in accordance with Subdivision 11(e), the Holder(s) will receive Exchange Property in accordance with Subdivision 11.

(e)        The Holder(s) shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

(f)        The last paragraph of Subdivision 6 of Article FOURTH of the Certificate of Incorporation shall not be applicable to the Series A Preferred Stock.

(g)        The Holder(s) will have the right to appoint two members of the Board of Directors in accordance with Subdivision 7 of Article FOURTH of the Certificate of Incorporation.

15.        Transfer; Optional Redemption by the Corporation Upon Transfer.

(a)        The Transfer of the Series A Preferred Stock by the Holder(s) thereof shall not be restricted other than pursuant to the requirements of applicable law; provided, however, that, with respect to any such Transfer of shares of Series A Preferred Stock, the shares so Transferred must have an aggregate Liquidation Preference of at least $1 million and, if applicable, any shares owned by the Holder effecting such Transfer following such Transfer must have an aggregate Liquidation Preference of at least $1 million.

(b)        Upon a Transfer of the Series A Preferred Stock pursuant to Subdivision 15(a) to a Person other than a Permitted Transferee, the Corporation shall have the right, at its option, to redeem, in part or in whole, such Transferred shares of Series A Preferred Stock (the “Optional Redemption Transferred Shares”) at any time on or following the fifth anniversary of the date of such Transfer at a redemption price per share of Series A Preferred Stock equal to the then Fair Market Value of such Optional Redemption Transferred Shares and an amount equal to any accrued and unpaid dividends on such Optional Redemption Transferred Shares to, but not including, the Optional Redemption Date.

(i)        If the Corporation exercises its optional redemption right to redeem the Optional Redemption Transferred Shares pursuant to Subdivision 15(b), a written notice (the “Optional

Redemption Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) of such Optional Redemption Transferred Shares, which shall contain the number of Optional Redemption Transferred Shares, the name of the nationally recognized independent investment banking firm selected by the Corporation to determine the Fair Market Value of the Optional Redemption Transferred Shares to be redeemed, the Fair Market Value of the Optional Redemption Transferred Shares (on a per share and aggregate basis) and such other information required by applicable law.

(ii)        The date of the redemption of the Optional Redemption Transferred Shares shall be a date selected by the Corporation that is not less than 30 calendar days and not more than 60 calendar days after the date on which the Corporation provides Optional Redemption Notice (the “Optional Redemption Date”).

(iii)        If, on or before the Optional Redemption Date specified in the Optional Redemption Notice, the Corporation has set aside all funds necessary for such redemption, separate and apart from its other funds, in trust for the pro rata benefit of the Holder(s) of the Optional Redemption Transferred Shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for the Optional Redemption Transferred Shares so called for redemption shall not have been surrendered for cancellation, all the Optional Redemption Transferred Shares so called for redemption shall no longer be deemed outstanding on and after such Optional Redemption Date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such Optional Redemption Date cease and terminate, except only the right of the Holder(s) thereof to receive the amount payable on redemption thereof without interest.

(c)        A Holder effecting a Transfer pursuant to this Subdivision 15 must notify the Registrar of the Transfer on the date of the Transfer. Any purported Transfer of shares of Series A Preferred Stock not in accordance with this Subdivision 15 shall be void and have no effect; provided, however, that the failure to notify the Registrar of any Transfer shall not cause such Transfer to be void and of no effect.

16.        Reservation of Common Stock.

(a)        The Corporation has reserved and shall continue at all times to reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Article NINTH, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. The Corporation shall take all such corporate and other actions as from time to time may be necessary to ensure that all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and non-assessable and free of any preemptive or similar rights. For purposes of this Subdivision 16, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)        Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as (x) any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and (y) all such acquired shares have all the same attributes as any other share of Common Stock then outstanding, including without limitation any rights that may then be attached to all or substantially all of the Common Stock then outstanding pursuant to any stockholders’ rights plan or similar arrangement.

(c)        All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holder(s)).

(d)        Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)        The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock.

17.        Replacement Certificates. The Corporation shall replace any mutilated Series A Preferred Stock certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may reasonably be required by the Corporation.

18.         Miscellaneous.

(a)        All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, addressed: (x) if to the Corporation, to its office at 201 Merritt 7, Norwalk, CT 06851, Attention: General Counsel, or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation or (z) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)        No Holder of Series A Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(c)        The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Signed on [            ], 2019

Name:
Title:

RESTATED CERTIFICATE OF INCORPORATION

OF

XEROX HOLDINGS CORPORATION

(Under Section 807 of the Business Corporation Law of the State of New York)

Filer:	Xerox Holdings Corporation 201 Merritt 7 Norwalk, CT 06851

ANNEX C — FORM OF RESTATED BY-LAWS OF XEROX HOLDINGS CORPORATION

FORM OF AMENDED AND RESTATED BY-LAWS

of

XEROX HOLDINGS CORPORATION

[●], 2019

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings.

A meeting of shareholders entitled to vote shall be held for the election of Directors and the transaction of other business each year in such month and on such day (except a Saturday, Sunday, or holiday) as determined by the Board of Directors.

Section 2.    Special Meetings.

Special Meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors.

Section 3.    Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Company or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

Section 4.     Notice of Meetings:

(a)    Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting. Notice of a Special Meeting shall state the purpose or purposes for which it is being called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders, fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

(b)    A copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

(c)    Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

Section 5.    Quorum and Adjourned Meetings:

(a)    At any Annual or Special Meeting the holders of a majority of the votes of shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

(b)    Despite the absence of a quorum, the shareholders present may adjourn the meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under Section 4 of this Article I of the By-Laws.

Section 6.    Nominations and Business at Meetings.

At any annual meeting of shareholders, only persons who are nominated or business which is proposed in accordance with the procedures set forth in this Section 6 shall be eligible for election as Directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 6. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such business proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting; provided, that, if the Company did not hold such previous year’s annual meeting or if the anniversary date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such shareholder’s notice shall be so delivered or mailed and received within a reasonable time before the Company begins to print and mail its proxy statement; provided, further, however, that for purposes of calculating the timeliness of shareholder notices for the Company’s annual meeting to be held during calendar year 2020, the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting shall be deemed to be [●], 2019.

Such shareholder’s notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 6. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this Section 6 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

Section 7.    Organization.

At every meeting of the shareholders, the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, a person selected by a majority of the Directors present at the meeting, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, and in the absence of both the Secretary and an Assistant Secretary, a person selected by a majority of the Directors present at the meeting shall act as secretary of the meeting.

Section 8.     Voting:

(a)    Whenever any corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast.

(b)    In an uncontested election, any incumbent nominees for director who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation promptly after such election. The independent Directors shall then decide, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.

Section 9.    Qualification of Voters:

(a)    Except as otherwise provided in the Certificate of Incorporation, every shareholder of record of Common Stock and Series A Convertible Perpetual Voting Preferred Stock of the Company shall be entitled at every meeting of such shareholders to one vote for every share of Common Stock and Series A Convertible Perpetual Voting Preferred Stock, respectively, standing in his or her name on the record of shareholders.

(b)    Shares of stock belonging to the Company and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

(c)    Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.

(d)    Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may provide.

Section 10.    Proxies:

(a)    Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

(b)    No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c)    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

(d)    Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)    A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)    A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

(e)    Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.    Inspectors of Election:

(a)    The Board of Directors, in advance of any shareholders’ meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at a shareholders’ meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 12.    List of Shareholders at Meetings.

A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1.    Power of Board and Qualification of Directors.

The business of the Company shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.

Section 2.    Number, Term of Office and Classification:

(a)    The Board of Directors shall consist of not less than five nor more than twenty-one members. The number of Directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. At each Annual Meeting of shareholders Directors shall be elected to hold office until the next annual meeting.

(b)    If and whenever six full quarter-yearly dividends (whether or not consecutive) shall not be paid on the Voting Parity Preferred Stock (as defined in the Certificate of Incorporation), in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Voting Parity Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Voting Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Voting Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Voting Parity Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Voting Parity Preferred Stock, the Secretary of the Company may, and upon the written request of any holder of the Voting Parity Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Voting Parity Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Voting Parity Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Voting Parity Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Voting Parity Preferred Stock or the successor of such remaining Director.

(c)    All Directors shall have equal voting power.

Section 3.    Organization.

At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, if the Chief Executive Officer is a Director, the Chief Executive Officer, or if the Chief Executive Officer is not a Director or in his or her absence, if the President is a Director, the President, or if the President is not a Director or in his or her absence, a chairman chosen by a majority of the Directors present at the meeting shall preside. The Secretary shall act as secretary of the Board of Directors. In the event the Secretary shall be absent from any meeting of the Board of Directors, a majority of the Directors present at the meeting shall select the secretary.

Section 4.    Resignations.

Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery.

Section 5.    Vacancies.

Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall hold office until the next annual meeting.

Section 6.    Place of Meeting.

The Board of Directors may hold its meetings at such place or places within or without the State of New York as the Board of Directors may from time to time by resolution determine.

Section 7.    First Meeting.

On the day of each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 8.    Regular Meetings.

Regular meetings of the Board of Directors may be held at such times as may be fixed from time to time by resolution of the Board of Directors without notice.

Section 9.    Special Meetings.

Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by any two of the Directors. Oral, telegraphic, electronic or written notice shall be given, sent, transmitted or mailed not less than one day before the meeting and shall state, in addition to the purposes, the date, place and hour of such meeting.

Section 10.    Waivers of Notice.

Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 11.    Quorum and Manner of Acting.

(a)    If the number of Directors is twelve or more, seven Directors shall constitute a quorum for the transaction of business or any specified item of business. If the number of Directors is less than twelve, a majority of the entire Board of Directors shall constitute a quorum.

(b)    A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place without notice to any Director.

Section 12.    Written Consents.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 13.    Participation At Meetings By Telephone.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14.    Compensation.

The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

Section 15.    Interested Directors:

(a)    No contract or other transaction between the Company and one or more of its Directors, or between the Company and any other corporation, firm, association or other entity in which one or more of its Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose, provided that the parties to the contract or transaction establish affirmatively that it was fair and reasonable as to the Company at the time it was approved by the Board, a committee, or the shareholders.

(b) Any such contract or transaction may not be avoided by the Company for the reasons set forth in (a) if

(1)    the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient for such purpose, by unanimous vote of the disinterested Directors (although common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transactions), or

(2)    the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Section 16.    Loans to Directors.

The Company may not lend money to or guarantee the obligation of a Director of the Company unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by Directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

ARTICLE III

COMMITTEES

Section 1.    How Constituted and Powers.

The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members committees of the Board, each of which shall consist of one or more Directors and shall have such authority as provided in the resolution designating the committee, except such committees shall have no authority as to the following matters:

(a)    The submission to shareholders of any action that needs shareholders’ authorization.

(b)    The filling of vacancies in the Board or in any committee.

(c)    The fixing of compensation of the Directors for serving on the Board or on any committee.

(d)    The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

(e)    The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.

(f)    The declaration of dividends.

Section 2.    Quorum and Manner of Acting.

Unless otherwise provided by resolution of the Board of Directors, a majority of each committee of the Board shall constitute a quorum for the transaction of business and the act of a majority of all of the members of the committee, whether present or not, shall be the act of the committee. The members of the committee shall act only as a committee. The procedure of the committee and its manner of acting shall be subject at all times to the directions of the Board of Directors.

Section 3.    Alternate Members.

The Board of Directors may designate one or more eligible Directors as alternate members of any committee of the Board who may replace any absent or disqualified member or members at any meeting of any such committee.

ARTICLE IV

CHAIRMAN OF THE BOARD AND OFFICERS

Section 1.    Chairman of the Board.

There shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Company. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.

Section 2.    Vice Chairman of the Board.

There may be a Vice Chairman of the Board, who may be, but need not be, an officer or employee of the Company. The Vice Chairman of the Board shall be chosen from among the Directors. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all at all meetings of the shareholders and the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. In the absence or inability to act of the Chairman of the Board, or if the office of the Chairman of the Board be vacant, the Vice Chairman of the Board, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others, shall perform all duties and may exercise all powers of the Chairman of the Board. The Vice Chairman of the Board shall also have such powers and perform such other duties as may be assigned to him or her by the Board and the Chairman of the Board.

Section 3.    Number.

The Board may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors may in its discretion determine. Any two or more offices may be held by the same person, including by the Chairman of the Board and Vice Chairman of the Board.

Section 4.    Term of Offices and Qualifications.

The Chairman of the Board. The Vice Chairman of the Board and those officers elected pursuant to Section 3 of this Article IV shall be chosen by the Board of Directors on the day of the Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing the Chairman of the Board or such officer, the term of office of the Chairman of the Board or such officer, as applicable, shall extend to and expire at the meeting of the Board held on the day of the next Annual Meeting.

Section 5.    Additional Officers.

Additional officers other than those elected pursuant to Section 3 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.

Section 6.    Removal of Chairman of the Board and Officers.

The Chairman of the Board, the Vice Chairman of the Board and/or any officer may be removed by the Board of Directors with or without cause, at any time. Removal of the Chairman of the Board and/or an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as Chairman of the Board and/or an officer shall not of itself create contract rights.

Section 7.    Resignation.

The Chairman of the Board, the Vice Chairman of the Board and/or any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.

Section 8.    Vacancies.

A vacancy in any office, including Chairman of the Board, shall be filled by the Board of Directors.

Section 9.    Chief Executive Officer.

The Chief Executive Officer of the Company shall, subject to the direction of the Board, have general and active control of the affairs and business of the Company and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is also a Director, meetings of Directors at which he or she is present.

Section 10.    President.

The President shall, in the absence of the Chief Executive Officer, exercise the powers and duties of the Chief Executive Officer. The President shall have such powers and perform such other duties as may be assigned to him or her by the Board.

Section 11.    The Vice Presidents.

Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. With respect to seniority of Vice Presidents, unless the Board determines otherwise, Executive Vice Presidents shall be first in order of priority, Senior Vice Presidents shall be second in order of priority and Vice Presidents shall be third in order of priority.

Section 12.    The Treasurer.

The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of and to the credit of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 13.    The Secretary.

It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Company are duly given and served; he or she may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article I, Section 12 of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Company’s Directors and officers and their residence addresses; he or she shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, Directors, and the committees of the Board which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer of the Company, or in the custody of some other person authorized by the Board of Directors to have such custody.

Section 14.    Appointed Officers.

The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.

Section 15.    Assignment and Transfer of Stocks, Bonds, and Other Securities.

The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Company.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS

Section 1.    Execution of Contracts.

The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Company to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.

Section 2.    Loans.

No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.

Section 3.    Checks, Drafts, etc.

All checks, drafts, and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.    Deposits.

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

STOCKS AND DIVIDENDS

Section 1.    Shares of Stock.

Shares of stock of the Company shall be uncertificated.

Section 2.    Transfer of Stock.

Transfers of stock of the Company shall be made only on the books of the Company by the holder thereof, or by his or her duly authorized attorney, on delivery to the Company of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Law of the State of New York. A person in whose name stock of the Company stands on the books of the Company shall be deemed the owner thereof as regards the Company; provided that, whenever any transfer of stock shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, or to its transfer agent shall be so expressed in the entry of the transfer. No transfer of stock shall be valid as against the Company, or its shareholders for any purpose, until it shall have been entered in the stock records of the Company as specified in these By-Laws by an entry showing from and to whom transferred.

Section 3.    Transfer and Registry Agents.

The Company may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board of Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of uncertificated stock of the Company.

Section 4.    Record Dates for Certain Purposes.

The Board of Directors of the Company shall fix a day and hour not more than sixty days preceding the date of any meeting of shareholders, or the date for payment of any cash or stock dividend, or the date for the allotment of any rights of subscription, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights of subscription, or entitled to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights of subscription, or to exercise rights in connection with such change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such day and hour fixed as aforesaid.

Section 5.    Dividends and Surplus.

Subject to the limitations prescribed by law, the Board of Directors (1) may declare dividends on the stock of the Company whenever and in such amounts as, in its opinion, the condition of the affairs of the Company shall render it advisable, (2) may use and apply, in its discretion, any part or all of the surplus of the Company in purchasing or acquiring any of the shares of stock of the Company, and (3) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion, may think proper as a reserve fund to meet contingencies or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Company, or for any other purpose it may think conducive to the best interest of the Company.

ARTICLE VII

OFFICES AND BOOKS

Section 1.    Offices.

The Company shall maintain an office at such place in the County of Monroe, State of New York, as the Board of Directors may determine. The Board of Directors may from time to time and at any time establish other offices of the Company or branches of its business at whatever place or places seem to it expedient.

Section 2.    Books and Records:

(a)    There shall be kept at one or more offices of the Company (1) correct and complete books and records of account, (2) minutes of the proceedings of the shareholders, Board of Directors and the committees of the Board, (3) a current list of the Directors and officers of the Company and their residence addresses, and (4) a copy of these By-Laws.

(b)    The stock records may be kept either at the office of the Company or at the office of its transfer agent or registrar in the State of New York, if any, and shall contain the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

ARTICLE VIII

GENERAL

Section 1.    Seal.

The corporate seal shall be circular in form and shall contain the name of the Company, the year of its organization and the words “CORPORATE SEAL, NEW YORK.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 2.    Indemnification of Directors and Officers.

Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law.

ARTICLE IX

FISCAL YEAR

Section 1.    Fiscal Year.

The fiscal year of the Company shall end on the 31st day of December in each year.

ARTICLE X

AMENDMENTS

Section 1.    Amendments.

By-Laws of the Company may be amended, repealed or adopted by a majority of the votes of the shares at the time entitled to vote in the election of any Directors. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt By-Laws, the notice of such meeting shall include a brief statement or summary of the proposed action. The By-Laws may also be amended, repealed or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by shareholders entitled to vote thereon as hereinabove provided. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XI

FORUM

Unless the Company consents in writing to the selection of an alternative forum, any New York State Supreme Court located in New York County in the State of New York or, if such court lacks jurisdiction, the United States District Court for the Southern District of New York (or if such state and federal courts lack jurisdiction, in any other state or federal court located in the State of New York) (any such court, a “Chosen Court”), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or shareholder of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the New York Business Corporation Law or the Company’s Certificate of Incorporation or these By-Laws (with respect to each, as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be (a) deemed to have notice of and consented to the provisions of this Article XI, and (b) deemed to have waived any argument relating to the inconvenience of the Chosen Court in connection with any action or proceeding described in this Article XI. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce this Article XI (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

ANNEX D — PROPOSED AMENDMENT TO THE XEROX RESTATED CERTIFICATE OF INCORPORATION

A new “Article Tenth” shall be added to the Xerox restated certificate of incorporation as follows:

TENTH: At a meeting of shareholders following all requisite approvals under the Business Corporation Law of the State of New York, and subject to any rights granted to any holders of the Corporation’s preferred stock that may be issued from time to time, the affirmative vote of a majority of the votes of all outstanding shares entitled to vote thereon shall be required to take any of the following actions:

a.	to adopt a plan of merger or consolidation in accordance with Section 903 of the New York Business Corporation Law or any successor provision thereto.

b.

to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation in accordance with Section 909 of the New York Business Corporation Law or any successor provision thereto.

c.	to adopt a plan for the exchange of shares in accordance with Section 913 of the New York Business Corporation Law or any successor provision thereto.

d.	to authorize the dissolution of the corporation in accordance with Section 1001 of the New York Business Corporation Law or any successor provision thereto.

D-1

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 9:00 a.m., Eastern Time, on ADD 3 May 21, 2019. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/XRX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/XRX Xerox Corporation Annual Meeting of Shareholders Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 1, 3, 4, 5 and 6. For Against Abstain 1. Adopt the Agreement and Plan of Merger to implement the Holding + Company reorganization. 2. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Keith Cozza 02 - Jonathan Christodoro 03 - Joseph J. Echevarria 04 - Nicholas Graziano 05 - Cheryl Gordon Krongard 06 - Scott Letier 07 - Giovanni (“John”) Visentin For Against Abstain For Against Abstain 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the 4. Approval, on an advisory basis, of the 2018 compensation Company’s independent registered public accounting firm for 2019. of our named executive officers. 5. Authorize the amendment of the restated certificate of incorporation 6. Authorize the adjournment of the Annual Meeting, if to implement a majority voting standard for certain corporate actions. necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. B Shareholder Proposal — The Board of Directors makes NO RECOMMENDATION on Proposal 7. For Against Abstain 7. Shareholder proposal regarding a Simple Majority Vote requirement. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 415679 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 030CGG

Receive Proxy Materials Electronically Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Xerox Corporation + ANNUAL MEETING OF SHAREHOLDERS 9:00 A.M. TUESDAY, May 21, 2019 301 MERRITT 7, NORWALK, CT 06851 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX CORPORATION The undersigned appoint KEITH COZZA, A. SCOTT LETIER AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” PROPOSALS 1, 3, 4, 5 AND 6, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. AS THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION ON PROPOSAL 7, YOUR SHARES WILL NOT BE VOTED ON PROPOSAL 7 IF INSTRUCTIONS ARE NOT PROVIDED. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +